Exhibit 10.66
RESORT MANAGEMENT AGREEMENT
BETWEEN
HO TRAM PROJECT COMPANY LIMITED
AND
PNK (VN), INC.
AUGUST 2011
EXECUTION VERSION

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RESORT MANAGEMENT AGREEMENT
This Resort and Casino Management Agreement (this “Agreement”) is entered into as of the Effective Date, between Ho Tram Project Company Limited, a Vietnamese limited liability company (“Owner”), and PNK (VN), Inc., a Cayman Islands corporation (“Manager”), whose financial performance hereunder is guaranteed by PINNACLE DEVELOPMENT 18, LLC, a Delaware limited liability company (“Guarantor”). Owner and Manager are sometimes referred to collectively in this Agreement as the “Parties” and individually as a “Party.” Capitalized terms used in this Agreement will have the meanings ascribed at their reference or in Section 1.1 hereof.
RECITALS
A. Pursuant to People’s Committee of Ba Ria-Vung Tau Province, Investment Certificate No. 491043000085, First Certificate, dated 12 March 2008, and attached hereto as Exhibit A, as it may be amended or supplemented from time to time (the “Investment Certificate”), Owner has a leasehold interest (the “Ho Tram Lands”) and the right to develop thereon the Project (as hereinafter defined), which will consist of five (5) premium five-star luxury hotel resorts, including two casino resorts and related sports, entertainment and retail facilities, included in the foregoing, and which shall also include, inter alia, a resort comprised of the Hotel and Casino; and,
B. Owner is an Affiliate of ASIAN COAST DEVELOPMENT (CANADA) LTD. (“ACDL”); and,
C. Manager together with its Affiliates, is knowledgeable and experienced in operating, managing, directing and supervising destination resorts, hotels, casinos and other related facilities; and,
D. Owner and Guarantor have entered into a Collaboration and Assistance Agreement as of the date hereof (the “Collaboration Agreement”), pursuant to which Owner has agreed to engage Guarantor, and Guarantor has agreed to provide to Owner, certain services in connection with the design, development and construction of the Managed Facilities; and,
E. ACDL, Owner and Manager have entered into a Brand Development and Licensing Agreement (the “Brand Agreement”), pursuant to which they have agreed to jointly pursue the development, promotion and use of a facility and product brand (the “Brand”) for use at the Managed Facilities; and,

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F. Owner desires to engage Manager to manage the Enterprise operated within the Managed Facilities under the Brand, and Manager desires to Operate the Managed Facilities under the Brand.
NOW THEREFORE in consideration of the recitals, covenants and other provisions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions. The following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.
“Affiliate” shall mean any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the referenced Party or other Person. As used herein, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by agreement, or otherwise.
“Affiliate Investment Event” shall mean any transaction or event pursuant to which the Manager or an Affiliate of Manager shall no longer have an Ownership Interest in ACDL of at least seven and one-half percent (7.5%) on a fully diluted basis.
“Aggregate Compensation” means the Base Fees and the Incentive Fees payable hereunder for a Fiscal Year.
“Agreement” shall mean this Management Agreement between Owner and Manager, including all Exhibits hereto, and all written amendments and modifications entered into between Owner and Manager from time to time.
“Annual Operating Statement” shall have the meaning set forth in Section 7.2.
“Anticipated Opening Date” shall mean the proposed Managed Facilities Opening Date which date shall be provided by Owner to Manager, and reasonably approved by Manager, at least three hundred sixty five days (365) days prior to the proposed Managed Facilities Opening Date.

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“Applicable Law” shall mean (a) statutes, laws, rules, regulations, ordinances, codes, treaties, legally binding decrees, legally binding directives, legally binding guidelines or other legal requirements (including, without limitation, any anti-money laundering and anti-corruption laws) of any Governmental Authority, board of fire underwriters and similar quasi-Governmental Authority, including, any legal requirements under any Approvals, and (b) judgments, injunctions, orders or other similar requirements of any court, administrative agency or other legal adjudicatory authority, in effect at the time in question and in each case to the extent the Managed Facilities or other assets or Person in question is subject to the same.
“Approvals” shall mean all licenses, permits, approvals, certificates and other authorizations granted or issued by any Governmental Authority for the matter or item in question.
“Arbitration Tribunal” shall have the meaning set forth in Section 17.2.1.
“Assignment” shall mean any assignment, conveyance, delegation or other transfer, in whole or in part, of this Agreement or any rights, remedies, duties or obligations under this Agreement.
“Authorized Recipients” shall mean, with respect to any Person, the shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, agents, representatives, legal counsel, accountants and lenders of such Person or its Affiliates.
“Bank Accounts” shall have the meaning set forth in Section 6.4.1.
“Bankroll” shall mean the amount of cash necessary to fund the Gaming Activities and to open the Casino in the greater of the amount prescribed by Applicable Law or the Pre-Opening Business Plan.
“Bad Debts” shall mean provisions made for doubtful accounts receivable consistent with normal industry practice based on Generally Accepted Accounting Principles.
“Base Fees” shall mean collectively, the Hotel Base Fee and the Casino Base Fee.
“Brand” shall have the meaning set forth in Recital F.
“Brand Agreement” shall have the meaning set forth in Recital F.

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“Business Day” shall mean a day (other than a Saturday or Sunday) on which banks generally are open in Hong Kong.
“Business Interruption Insurance” shall mean insurance coverage against “Business Interruption and Extra Expense” (as that phrase is used within the United States insurance industry for application to transient lodging or gaming facilities) provided in conjunction with a property or terrorism insurance policy.
“Business Plan” shall have the meaning set forth in Section 6.1. Unless specified as the Pre-Opening Business Plan, the Business Plan shall mean the Business Plan as approved in accordance with Section 6.1.2.
“Casino” shall mean any facility located on the Managed Facilities Lands as determined in accordance with the Collaboration Agreement, in which Gaming Activities are conducted and shall include any Managed Facilities Amenities within the Casino as same may be expanded from time to time.
“Casino Base Fee” shall mean two percent (2%) of Casino Gross Operating Revenues.
“Casino Gaming Tax” shall mean any and all taxes on any Gaming Activities, including but not limited to, charges on Casino Gross Operating Revenue; Special Sales Tax, sales taxes, value added taxes or similar charges on Gaming Activities; charges per device; levies, license fees and/or other contributions required to be made to any Vietnamese Gaming Authorities or other Vietnamese Government Authorities.
“Casino Gross Operating Profit” shall mean, with respect to any period of time, the amount by which Casino Gross Operating Revenue exceeds Casino Operating Expenses for such period.
“Casino Gross Operating Revenue” shall mean, with respect to any period of time, the sum of all receipts, revenue and income of any kind derived directly or indirectly from the Operation of the Gaming Activities, and all departments and parts thereof, and properly attributable to such period (including rental payments, revenue shares, license fees or other payments arising from leases, licenses, concessions and other agreements related to operation by others of Managed Facilities Amenities, but not the gross receipts of such operations), computed on an accrual basis in accordance with Generally Accepted Accounting Principles, and shall include (a) Casino Win; (b) amounts recovered in any legal action or proceeding or settlement thereof (less all costs and expenses incurred in recovering such amount) which arose out of the Gaming Activities; and, (c) receipts representing accounts receivable previously deducted as actual Bad Debts. For the avoidance of doubt, the following shall be excluded from the definition of Casino Gross Operating Revenue for the purpose of calculating the Casino Base Fee:
(i) Taxes imposed by a Governmental Authority and collected directly from patrons or guests, or as a part of the sales price of any goods, services, or displays (other than Casino Gaming Tax), including gross receipts, admission, cabaret and similar Taxes;

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(ii) receipts from the financing, sale or other disposition of capital assets and other items not in the ordinary course of the Casino’s operations and income derived from securities and other property acquired and held for investment;
(iii) any Condemnation Award;
(iv) proceeds of any insurance (other than proceeds from Business Interruption Insurance or other loss of income insurance excluding the portion thereof that is received by Manager on account of Base Fees and Incentive Fees);
(v) tips and gratuities paid to Casino Personnel (including gratuities added to Casino patron billings);
(vi) interest or other investment income on amounts held in the Casino Operating Account and Reserve Fund;
(vii) investment tax credits or other income tax benefits;
(viii) revenues from activities that are not Gaming Activities, which revenues will otherwise be classified as a Hotel Gross Operating Revenue;
(ix) discounts or credits for any goods or services provided by Manager; and,
(x) the amount by which any revenue transaction is reduced by any charge card or credit card fees or commissions.
“Casino Incentive Fee” shall mean six percent (6%) of Casino Gross Operating Profits, if any, for each Fiscal Year.
“Casino Management Fees” shall mean collectively, the Casino Base Fee and Casino Incentive Fee.
“Casino Operating Account” shall have the meaning set forth in Section 6.4.1.
“Casino Operating Expenses” shall mean, with respect to any period, all ordinary and necessary expenses incurred in the Operation of the Gaming Activities in accordance with this Agreement, computed on an accrual basis in accordance with Generally Accepted Accounting Principles, including all (a) Casino Personnel Costs; (b) cost of all Supplies; (c) expenses for Maintenance and Repair for the Casino; (d) costs of all goods, merchandise or services sold at or from the Casino and the costs of all consumable items used in the Casino (including chips, dice, cards); (e) costs and expenses incurred in the hiring of performers, entertainers, musicians, and speakers, and in the rental of music program services and loudspeaker systems for the Casino; (f) any expenditures intended to increase the security of the Casino and its patrons, occupants; (g) expenses for Casino utilities; (h) administrative expenses, including

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all costs and expenses relating to the Bank Accounts for the Casino and Annual Operating Statement; (i) costs and expenses for marketing, advertising and promotion of the Casino (except for gaming incentive adjustments that are included as a reduction of Casino Win); (j) customary and permitted commissions and allowances to junket promoters excluding the Customer Rebates; (k) any Casino Unallocated Expenses, and Reimbursable Expenses or Centralized Service Charges with respect to the Operation of the Casino to the extent approved in the Business Plan; (l) Casino Gaming Tax; (m) Complimentaries; (n) payments under all service, maintenance, management or other contracts for the Casino; (o) fees and costs for professional services, including the fees and expenses of attorneys, accountants, auditors and appraisers incurred only in connection with any category of expense that is a Casino Operating Expenses; (p) costs for the rental of real or personal property only if used in the Operation of the Casino; (q) insurance premiums paid for any insurance policies maintained with respect to the Operation of the Casino; (r) the Casino Base Fee; provided, however, that Casino Base Fee shall be paid in the order of priority set forth in Section 6.4.4; and, (s) Owner’s general overhead costs to the extent that they relate to expenses incurred in the Operation of the Casino and are provided for in the Business Plan. The following shall be excluded from the Casino Operating Expenses: (A) Taxes (other than Casino Gaming Tax); (B) any Reserve Fund Contribution and any expenditures for Routine Capital Improvements or Major Capital Improvements; (C) any depreciation and amortization of capital assets; (D) Owner’s general overhead costs to the extent not provided for in the Business Plan; (E) Casino Incentive Fee; (F) for the purpose of calculating the Casino Incentive Fee, the amount by which any revenue transaction is reduced by any charge card or credit card fees or commissions; and (G) any Owner Disbursement.
“Casino Payroll Account” shall have the meaning set forth in Section 6.4.1.
“Casino Personnel” shall mean all Individuals performing services in the name of the Casino at the Casino during the Operating Term (or in connection with the Pre-Opening Services prior to the Operating Term), whether such Individuals are employed by Manager or an Affiliate of Manager, Owner, or a contractor providing labor to the Casino, including the Senior Executive Personnel or Corporate Personnel. Manager shall have the right in accordance with the Business Plan to allocate the services and time of any Personnel between the Hotel and the Casino and the compensation and other costs of such Personnel shall be allocated on a fair and consistent basis.
“Casino Personnel Costs” shall mean all costs and expenses associated with the employment or termination of Casino Personnel, including recruitment expenses, the costs of moving executive level Senior Executive Personnel, their families and their belongings to the area in which the Casino is located at the commencement of their employment at the Casino, compensation and benefits (including bonuses (exclusive of costs associated with any equity based compensation which is the sole expense of Manager and not an Operating Expense, unless otherwise agreed to by Parties in the Business Plan), training costs, employment taxes and severance payments, all in accordance with Applicable Laws and the Business Plan and such other policies as may be established by mutual consent of the Manager and Owner pursuant to this Agreement.

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“Casino Unallocated Expenses” shall mean a pro rata portion allocated to the Casino of the expenses of the Managed Facilities that practicably can not attributable to either the Hotel or the Casino (such as certain general and administrative expenses), as and to the extent agreed upon by Owner and Manager as part of the annual Business Plan.
“Casino Win” shall mean, with respect to any period, the net win from Gaming Activities conducted at or from the Casino, to be recorded on an accrual basis, and defined as the difference between Casino gaming wins and losses before deduction of any Casino Operating Expenses, reduced by jackpot accruals, Bad Debts, Customer Discounts, Customer Rebates, accruals for certain loyalty program costs, and certain other gaming incentive adjustments (such as match play coupons, promotional chips or other gaming promotions). All such adjustments shall be in accordance with the requirements of Generally Accepted Accounting Principles and the American Institute of Certified Public Accountant’s then-current version of the Audit and Accounting Guide for Casinos.
“Casualty” shall mean any fire, flood or other act of God or casualty resulting in damage or destruction to the Managed Facilities or any significant portion thereof.
“Casualty Termination Fee” shall mean, if the termination occurs at any time during the Operating Term, three (3) times the Aggregate Compensation to which Manager would have been entitled in respect of the Fiscal Year immediately preceding the date of the termination notice or such shorter prorated amount if the termination occurs with less than three (3) years left in the Operating Term.
“Centralized Service Charges” shall mean the actual cost or expense of goods or services incurred by the Manager and used by the Managed Facilities during an applicable period, without commission or other mark-up, where such goods or services were acquired through cost-sharing arrangements established by Manager pursuant to which the Managed Facilities and other resorts Operated by Manager or its Affiliates jointly contract for goods or services for the purposes of achieving cost savings for the benefit of Owner that can be substantiated by Owner, including shared administrative functions, centralized purchasing programs or service agreements with vendors, all to the extent such Centralized Service Charges are approved by the Owner in the Business Plan.
“Collaboration Agreement” shall have the meaning set forth in Recital E.
“Commencement of Construction” shall mean the commencement of building the foundation of the Managed Facilities.

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“Competitor” shall mean any person or entity engaged in the business of owning and operating Gaming Operations that (i) have a global combined ten thousand (10,000) electronic games and two hundred fifty (250) table games; and, (ii) include Gaming Operations conducted in Asia, Australia or New Zealand.
“Compliance Systems” shall mean requirements for and systems or procedures implemented for oversight of compliance with Gaming Laws and other Applicable Laws governing the Owner, Manager and the Managed Facilities, including the Gaming Compliance Review and Reporting Plan established by Manager for the Managed Facilities, as well as policies and programs of the Manager providing a code of business conduct and ethics; financial integrity and accounting policies; and any other policies or programs adopted and published by the Manager are of a legal or ethical compliance nature.
“Complimentaries” shall mean the Retail Value of any goods or services provided to customers free of charge, other than any gaming incentive (such as match play coupons, promotional chips or other gaming promotions). Such free goods or services may include, for example, free hotel accommodations, free food and beverage, free spa services, free merchandise and free entertainment. Complimentaries may be provided to customers pursuant to a discretionary incentive program, targeted to either past, current, or potential customers and may or may not be related to the customer’s level of past play. Conversely, Complimentaries may be provided to customers pursuant to a nondiscretionary incentive program, such as a loyalty program, whereby the customer has earned the Complimentaries based on the customer’s level of past play.
“Condemnation” shall mean a taking, expropriation, compulsory acquisition, seizure or similar proceeding with respect to all or any portion of the Managed Facilities or the Project by any Governmental Authority by condemnation or power of eminent domain for any purpose whatsoever, and a conveyance by Owner to any Vietnamese Governmental Authority in lieu or under threat of such taking.
“Condemnation Award” shall have the meaning set forth in Section 15.2.2.
“Corporate Personnel” shall mean any personnel from the corporate or divisional offices of Manager or any of its Affiliates who perform activities at or on behalf of the Managed Facilities in connection with the services provided by Manager under this Agreement.
“Cure Right” shall have the meaning set forth in Section 16.4.1.

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“Customer Data” shall mean all guest, customer or Casino patrons’ profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email and SMS addresses), histories, preferences, theoretical win profile, average visits per year, average bet, type of game played and duration of play, and any other information regarding guests, customers or Casino patrons in any database of Owner, Manager or its Affiliates, whether obtained or derived by Owner, Manager or its Affiliates from guests, customers or Casino patrons of any hotel, casino or resort owned, leased, operated, licensed or franchised by Owner, Manager or its Affiliates, or any facility associated such hotels, casinos or resorts or other properties (including restaurants, golf courses and spas), other than the Managed Facilities.
“Customer Discounts” shall mean any discount given directly to a Casino patron based on play at the Casino.
“Customer Rebates” shall mean indirect customer discounts paid through junket promoters and reflected as a percentage of the fees paid to junket promoters. Customer Rebates shall be calculated as average Customer Discount percentage divided by the average percentage offered as junket commission for the immediate preceding year. If, however, in-house premium players account for ten percent (10%) or less of the total rolling volume, then Owner and Manager shall meet and attempt to determine the percentage for Customer Rebates based on the industry standard in the market in which the Casino competes.
“Designated Accountant” shall mean the accounting firm licensed to operate in Vietnam and selected by agreement of the Owner and Manager; provided, however, subject to such licensing condition Owner’s approval shall been deemed given if the accounting firm is Deloitte Touche Tohmatsu, Pricewaterhouse Coopers, Ernst &Young or KPMG.
“Effective Date” shall mean the date Manager countersigns this Agreement, as set forth next to its signature line at the end of this Agreement.
“Enterprise” shall mean the commercial activities of the Owner on the Managed Facilities Lands authorized by Investment Certificate No. 491043000085 as same may be amended from time-to-time and as determined pursuant to the Collaboration Agreement, which Manager shall Operate in accordance with the terms and conditions of this Agreement, including the Gaming Activities, the hospitality, transient lodging activities of the Hotel, Managed Facilities Amenities and any other lawful commercial activity allowed at the Managed Facilities with the mutual agreement of the Parties. Enterprise shall not mean any commercial activities conducted by the Owner within the Other Site Components.
“Entity” shall mean a partnership, corporation, limited liability company, joint stock company, Governmental Authority, trust, unincorporated organization (including, without limitation, a representative office or branch) or any other legal entity of any kind.

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“Equity Owners” shall mean, with respect to any Entity, the Individuals holding all the Ownership Interests in such Entity; provided, however, to the extent such Entity is a publicly traded company, this term shall only refer to such Individuals holding Ownership Interests that exceed the percentage of Ownership Interests for which any transfers are required to be reported to any applicable Governmental Authority that regulates such publicly traded company.
“Executive Committee” shall have the meaning (i) set forth in the Shareholder Agreement during the term of such agreement; or, (ii) shall be any such committee created by the Board of ACDL after the Shareholder’s Agreement is terminated and if there is no such committee created, then the Board of ACDL.
“Expert” shall mean a Qualified Person selected in accordance with Section 6.1.3.1.1.
“Extraordinary Event” shall mean any of the following events, regardless of where it occurs or its duration: acts of nature without the interference of any human agency (including hurricanes, typhoons, tornadoes, cyclones, tsunamis, tidal waves, other severe storms, winds, lightning, floods, earthquakes, volcanic eruptions, fires, explosions, disease, or epidemics); fires and explosions caused wholly or in part by human agency; acts of war or armed conflict; riots or other civil commotion; terrorism (including hijacking, sabotage, chemical or biological events, nuclear events, disease-related events, bombing, murder, assault and kidnapping), or the threat thereof; strikes or similar labor disturbances or other industrial disturbances; embargoes or blockades; shortage of critical materials or supplies that make it materially and economically unreasonable to Operate the Managed Facilities; transportation issues (e.g., road blocks or road destruction) that have a significant impact on the access to the Managed Facilities; actions or inactions of Vietnamese Governmental Authorities that have a significant and material adverse impact on Operations (including the imposition of restrictions on room rates, Gaming Activities or wages or other material aspects of Operation and make it economically unreasonable to Operate the Managed Facilities; restrictions on financial, transportation or information distribution systems that have a significant and material adverse impact on Operations and make it economically unreasonable to Operate the Managed Facilities; or the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the Party whose performance is to be excused for reasons of the Extraordinary Event).
“Event of Default” shall mean an Owner Event of Default or a Manager Event of Default.
“FF&E” shall mean furniture, furnishings, fixtures and equipment (including Gaming Equipment), interior and exterior signs, as well as other improvements and personal property used in the Operation of the Managed Facilities that are not Supplies.

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“Financing” shall mean any debt financing secured (in whole or in part) by a Mortgage or Security Interest, which shall be incurred in accordance with Article 14.
“Financing Documents” shall mean all loan agreements, promissory notes, mortgages, deeds of trust, security agreements, guarantees, evidence of registration of security, and other documents and instruments (including all amendments, modifications, side letter and similar ancillary agreements) relating to any Financing.
“Fiscal Year” shall mean each calendar year during the Operating Term, except that the first Fiscal Year (if not commenced on January 1) shall be a partial year beginning on the Managed Facilities Opening Date, and ending on the following December 31, and if the termination of this Agreement is effective on a date other than December 31 in any year, then the last Fiscal Year shall also be a partial year commencing on January 1 of the year in which such expiration or termination occurs and ending on the effective date of expiration or termination.
“Full Fiscal Year” shall mean any Fiscal Year commencing on January 1 and ending on December 31.
“Funds Request” shall mean a written request from Manager to Owner for Owner to provide funding for (i) capital improvements at the Managed Facilities, which request shall contain detailed plans, specifications, scheduling and cost estimates for the proposed capital improvements if such information was not included in the then approved Business Plan; (ii) Working Capital; or, (iii) Bankroll.
“Gaming Activities” shall mean all gaming activities authorized by the Gaming Laws that take place on the Site.
“Gaming Authorities” shall mean all agencies, boards, authorities and instrumentalities of any state, nation, or other governmental entity, or any subdivision thereof, regulating the conduct of Gaming Activities in (i) Vietnam, (ii) the United States, (iii) any other jurisdiction in which Manager or any of its Affiliates conducts business as of the Effective Date, and (iv) any other jurisdiction in which Manager or any of its Affiliates conducts business or proposes to conduct business at any time following the Effective Date that meets or exceeds the standards of the Nevada Gaming Control Act and the Regulations adopted therein.
“Gaming Equipment” shall mean all furniture, furnishings and equipment required for the Operation of the Casino in accordance with the Standards, including: (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment, including all equipment required pursuant to any Gaming Authority; (ii) slot machines, ticket-in/ticket-out, server based gaming, video games of chance, table games, keno equipment and other equipment relating to Gaming Activities; and (iii) office furnishings and equipment for administrative offices dedicated to Casino operations.

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“Gaming Laws” shall mean any Applicable Law regulating or otherwise pertaining to casinos, legal gaming, gambling or the conduct of Gaming Activities.
“Gaming Operations” means (a) a facility, in which transient occupancy occurs (including, but not limited to, a hotel, resort, condo hotel or branded residential development that operates as a rental program) that has integrated gaming operations (i.e., gaming operations that are more than merely an amenity for the guests and are aimed at a wider market than just the guests), and/or (b) any facility(ies), other than those in which transient occupancy occurs, at which gaming is offered (i.e., stand alone gaming facilities).
“Generally Accepted Accounting Principles” shall mean those conventions, rules, procedures, and practices, consistently applied, affecting all aspects of recording and reporting financial transactions which are generally accepted by major independent accounting firms in the United States. The application of Generally Accepted Accounting Principles as provided or permitted in this Agreement shall in any event be subject to compliance with all Applicable Law and the VAS.
“Governing Documents” shall mean any declaration of covenants, conditions and restrictions, reciprocal easement agreement, rules, regulations, annexes, schedules or similar documents governing the development, construction, ownership, maintenance, use or operation of the Project or any portion or component thereof (including the Managed Facilities).
“Governmental Authority” shall mean any government, whether federal, provincial, state, county, municipal, local or other, any court, ministry, department, agency, board, authority or instrumentality, whether administrative or regulatory, or other body relating thereto, any board of fire underwriters or any other body which may exercise similar functions, including any Gaming Authority.
“Gross Negligence or Willful Misconduct” shall mean any conscious, voluntary act or omission lacking diligence or care or in reckless disregard of a legal duty and of the consequences to another party, or voluntary or intentional misconduct, misappropriation of funds, or fraud committed by Manager or its Affiliates, in the performance of Manager’s duties under this Agreement or by Owner or its Affiliates, as applicable; provided, however, that the acts or omissions of Hotel Personnel and Casino Personnel shall not be imputed to Owner, Manager or its Affiliates, or otherwise deemed to constitute Owner’s or Manager’s Gross Negligence or Willful Misconduct, except as to the Manager from and after (a) an Affiliate Investment Event; and, (b) such acts or omissions resulted from the Negligence of the Manager in hiring, training or supervising such Hotel Personnel or Casino Personnel. No settlement by either Party in good faith of any Third Party Claims (including Third Party Claims by Hotel Personnel and Casino Personnel) shall be deemed to create any presumption that the acts or omissions giving rise to such Third Party Claims constitute any grounds for a Party’s liability.

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“Gross Operating Profits” shall mean, collectively, the Casino Gross Operating Profits and the Hotel Gross Operating Profits.
“Gross Operating Revenues” shall mean collectively, Casino Gross Operating Revenue and Hotel Gross Operating Revenue.
“Guarantor” shall mean PNK Development 18, LLC.
“Guest Data” shall mean all guest, customer or Casino patrons’ profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email and SMS addresses), histories, preferences, theoretical win profile, average visits per year, average bet, type of game played and duration of play, and any other information regarding guests, customers or Casino patrons in any database of Owner, Manager or its Affiliates and obtained or derived by Owner, Manager or its Affiliates from guests, customers or Casino patrons of the Managed Facilities or any facility associated with the Managed Facilities (including restaurants, golf courses and spas).
“Guest Room” shall mean each rentable unit in the hotel in question consisting of a room or suite of rooms generally used for overnight guest accommodations, entrance to which is controlled by one key (including adjacent rooms with connecting doors that can be locked and rented as separate units, which shall be deemed to be separate Guest Rooms).
“Hardware” shall mean all computer and telecommunications equipment, including routers, servers, circuits, portals and networks, used in the Operation of the Hotel.
“Hotel” shall mean the hotel and related facilities located on the Managed Facilities Lands as determined in accordance with the Collaboration Agreement, as same may be modified from time to time and will include any Managed Facilities Amenities within the Hotel.
“Hotel Base Fee” shall mean two percent (2%) of Hotel Gross Operating Revenues.
“Hotel Gross Operating Profit” shall mean, with respect to any period of time, the amount by which Hotel Gross Operating Revenue exceeds Hotel Operating Expenses for such period.

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“Hotel Gross Operating Revenue” shall mean, with respect to any period of time, the sum of all receipts, revenue and income of any kind derived directly or indirectly from the Operation of the Hotel, and all departments and parts thereof, and properly attributable to such period (including rental payments, revenue shares, license fees or other payments arising from leases, licenses, concessions and other agreements related to operation by others of Managed Facilities Amenities, but not the gross receipts of such operations), determined in accordance with the Uniform System, less Bad Debts. Hotel Gross Operating Revenue shall include (a) rental of Hotel Guest Rooms and the operation of all banquet, catering and room service functions at the Hotel; (b) revenues from Hotel retail sales, including Hotel gift shops and arcades; (c) revenues from admission fees, membership fees or similar fees charged by the Hotel; (d) revenues from Hotel Amenities; (e) vending machines (subject to sub-section (x) below), health club membership fees and food and beverage sales (including off-site sales); (f) any telephone charges; (g) the Retail Value of any Complimentaries; (h) receipts representing accounts receivable previously deducted as actual bad debts; (i) security and other deposits not refunded; (j) proceeds, if any, from Business Interruption Insurance or other loss of income insurance; and, (k) amounts recovered in any legal action or proceeding or settlement thereof relating to revenues generated from the activities in the foregoing clauses (a) through (j). For the purpose of calculating the Hotel Base Fee, Hotel Gross Operating Revenue shall expressly exclude the following, as applicable:
(A) Taxes imposed by a Governmental Authority and collected directly from patrons or guests, or as a part of the sales price of any goods, services, or displays, including gross receipts, admission, cabaret and similar Taxes;
(B) Receipts from the financing, sale or other disposition of capital assets and other items not in the ordinary course of the Hotel’s operations and income derived from securities and other property acquired and held for investment;
(C) Any Condemnation Award;
(D) Proceeds of any insurance (other than proceeds from Business Interruption Insurance or other loss of income insurance);
(E) Tips and gratuities paid to Hotel Personnel;
(F) Interest or other investment income on amounts held in the Hotel Operating Account, Reserve Fund or any other Bank Account;
(H) Investment tax credits or other income tax benefits;
(I) Receipts from vending and coin operated machines to the extent such receipts are paid over to Persons owning or providing such machines;
(J) Discounts or credits for any goods or services provided by Manager; and,
(K) The amount by which any revenue transaction is reduced by any charge card or credit card fees or commissions.
“Hotel Guest Rooms” shall mean all Guest Rooms located in the Hotel.
“Hotel Incentive Fee” shall mean five percent (5%) of Hotel Gross Operating Profits, if any, for each Fiscal Year.

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“Hotel Management Fees” shall mean collectively, the Hotel Base Fee and Hotel Incentive Fee.
“Hotel Operating Account” shall have the meaning set forth in Section 6.4.1.
“Hotel Operating Expenses” shall mean, with respect to any period, all ordinary and necessary expenses incurred in the Operation of the Hotel in accordance with this Agreement, and as determined in accordance with the Uniform System, including all (a) Hotel Personnel Costs; (b) expenses for Maintenance and Repair for the Hotel; (c) expenses for Hotel utilities; (d) costs of all goods, merchandise or services sold at or from the Hotel; (e) costs and expenses incurred in the hiring of performers, entertainers, musicians, speakers, and in the rental of music program services and loudspeaker systems for the Hotel; (f) any expenditures intended to increase the security of the Hotel and its guests, occupants and invitees; (g) administrative expenses, including all costs and expenses relating to the Bank Accounts, Operating Statements and the Annual Operating Statement; (h) costs and expenses for marketing, advertising and promotion of the Hotel; (i) all Hotel Unallocated Expenses, and Reimbursable Expenses or Centralized Service Charges with respect to the Operation of the Casino to the extent approved in the Business Plan; (j) cost of Supplies; (k) insurance premiums paid for any insurance policies maintained with respect to the Hotel (other than property insurance premiums); (l) costs and expenses relating to any service, maintenance, management or other contracts for the Hotel; (m) fees and costs for professional services, including the fees and expenses of attorneys and accountants to the extent relating to operational issues (rather than the business of Owner); (n) all license and permit fees for the Hotel; (o) insurance premiums paid for any property insurance policies maintained with respect to the Hotel; (p) Hotel Base Fee; provided, however, that Hotel Base Fee shall be paid in the order of priority set forth in Section 6.4.4; and, (q) Owner’s general overhead costs to the extent that they relate to expenses incurred in the Operation of the Hotel and are provided for in the Business Plan. The following are expressly excluded from the Hotel Operating Expenses: (A) Taxes (other than employment taxes included in Hotel Personnel Costs); (B) any Reserve Fund Contributions and any expenditures for Routine Capital Improvements or Major Capital Improvements; (C) costs for the rental of real or personal property (except, with respect to personal property, rentals incurred directly in connection with revenue generating activities); (D) any depreciation and amortization of capital assets; (E) Owner’s general overhead costs to the extent not provided for in the Business Plan; (F) for the purpose of calculating the Casino Incentive Fee, the amount by which any revenue transaction is reduced by any charge card or credit card fees or commissions; (G) fees and costs for professional services, including the fees and expenses of attorneys, accountants and appraisers, incurred directly or indirectly in connection with any category of expense that is not itself a Hotel Operating Expense; (H) any Owner Disbursement; and, (I) the Hotel Incentive Fee.
“Hotel Payroll Account” shall have the meaning set forth in Section 6.4.1.
“Hotel Personnel” shall mean all Individuals performing services in the name of the Hotel at the Hotel during the Operating Term (or in connection with the Pre-Opening Services prior to the Operating Term), whether such Individuals are employed by Manager or an Affiliate of Manager, Owner, or a contractor providing labor to the Hotel, including the Senior Executive Personnel or Corporate Personnel.

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“Hotel Personnel Costs” shall mean all costs and expenses associated with the employment or termination of Hotel Personnel, including recruitment expenses, the costs of moving Senior Executive Personnel, their families and their belongings to the area in which the Hotel is located at the commencement of their employment at the Hotel, compensation and benefits, bonuses, training costs, employment taxes and severance payments, all in accordance with Applicable Laws and such other policies as may be established pursuant to this Agreement. Manager shall have the right to allocate the services and time of any Personnel between the Hotel and the Casino and the compensation and other costs of such Personnel shall be allocated on a fair and consistent basis.
“Hotel Unallocated Expenses” shall mean a pro rata portion allocated to the Hotel of the expenses of the Managed Facilities that practicably can not attributable to either the Hotel or the Casino (such as certain general and administrative expenses), as and to the extent agreed upon by Owner and Manager as part of the annual Business Plan.
“Ho Tram Lands” shall have the meaning set forth in Recital A.
“Impact Period” shall mean any period during which all or portions of the Hotel Guest Rooms or other Managed Facilities are unavailable to the general public for rental or use, or during which services at the Managed Facilities cannot be performed, supplied or made available to the general public because of an Extraordinary Event or Casualty.
“Incentive Fees” shall mean collectively, the Hotel Incentive Fee and the Casino Incentive Fee.
“Indemnified Party” shall mean any Owner Indemnified Parties or Manager Indemnified Parties who are entitled to receive indemnification pursuant to this Agreement.
“Indemnifying Party” shall mean any Party obligated to indemnify an Indemnified Party pursuant to this Agreement.
“Index” shall mean the Consumer Price Index for All Urban Consumers, All Items, for U.S. city average, as published by the Bureau of Labor Statistics of the United States Department of Labor, using the years 1982-84 as a base of 100, or if such index is discontinued, the most comparable index published by any governmental agency, as acceptable to Owner and Manager.

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“Individual” shall mean a natural person, whether acting for himself or herself, or in a representative capacity.
“Initial Term” shall have the meaning set forth in Article 2.
“Intellectual Property Rights” shall mean any rights available under patent, copyright, trademark, service mark, trade name, product configuration, industrial design or trade secret law or any other statutory provision or common law doctrine with respect to designs, formulas, algorithms, procedures, methods, techniques, ideas, know-how, programs, subroutines, tools, inventions, creations, improvements, works of authorship, other similar materials, and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the foregoing, in any form whether or not specifically listed herein, which may subsist in any part of the world, for the full term of such rights, including any extension to the terms of such rights.
“Interest Rate” shall mean two percent (2%) per annum above the prime lending rate announced, from time to time, by JPMorgan Chase Bank, N.A. in New York City or, in the event that JPMorgan Chase Bank, N.A. shall no longer announce its prime or base lending rate as aforesaid, two percent (2%) per annum above the prime rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” unless such rate exceeds the highest rate then permitted by Applicable Law, in which case such rate permitted by Applicable Law shall apply.
“Investment Certificate” shall have the meaning set forth in Recital A.
“Jurisdictional Conflict” shall have the meaning set forth in Section 11.5.
“Key Executive Personnel” shall mean the Individuals employed from time to time as the General Manager, Casino Manager, Hotel Manager, Director of Human Resources, Director of Finance, Chief Legal and Compliance Officer and Director of Marketing, or serve in such function or capacity, regardless of the specific titles given to such Individuals.
“Lender” shall mean the Person providing any Financing.

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“Maintenance and Repair” shall mean all ordinary maintenance and repair work to the Managed Facilities or any part thereof that is characterized as an ordinary expense (and not capitalized).
“Major Capital Improvements” shall mean (i) all repairs (to the extent such repairs are capitalized and depreciated as real property); and, (ii) alterations, improvements, renewals, replacements or additions of or to any building comprising the Managed Facilities that are capitalized and depreciated as real property, including to the structure, roof coverings, the exterior facade and all of the mechanical, electrical, heating, ventilating, air conditioning, sanitation, sewage treatment and disposal, plumbing or vertical transportation elements of such building, but expressly excluding Routine Capital Improvements. Any disputes regarding the characterization of expenditures as either a Major Capital Improvement or a Routine Capital Improvement shall be referred to the Operating Committee for determination in accordance with Section 17.1.1.
“Managed Facilities” shall mean the Casino, Hotel and Managed Facilities Amenities, located on the Managed Facilities Lands.
“Managed Facilities Amenities” shall mean the restaurants, lounges, nightclubs, bars, entertainment facilities, meeting and banquet space, parking facilities, spas, health clubs, pools, beach club, retail shops, and other facilities and amenities associated with the Hotel and Casino within the Managed Facilities Lands.
“Managed Facilities Lands” shall mean those lands on which the Managed Facilities are located as determined in accordance with the Collaboration Agreement.
“Managed Facilities Name” shall meaning as determined in accordance with the Brand Agreement.
“Managed Facilities Opening Date” shall mean the date all components of the Managed Facilities (i) open for business to the general public as a resort; and, (ii) are fully equipped, licensed and operational, all in accordance with this Agreement, as confirmed in writing by Owner and Manager.
“Management Fees” shall mean collectively, the Casino Management Fee and the Hotel Management Fee.
“Manager” shall have the meaning set forth in the introduction to this Agreement, and shall include its successors and permitted assigns.

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“Manager Confidential Information” shall mean information relating to Manager’s business that derives value, actual or potential, from not being generally known to others, including all Manager Proprietary Software, Customer Data, Manuals and any documents and information specifically designated by Manager orally or in writing as confidential or which, by its nature, would reasonably be understood to be confidential or proprietary.
“Manager Proprietary Rights” shall mean all rights of Manager and its Affiliates in and to the Customer Data, Manager Proprietary Software, Manager Trademarks and Manuals, and all Intellectual Property Rights related thereto, and the rights of the Manager to use in connection with Operating the Managed Facilities the Brand, the Brand Identification Materials (as defined in the Brand Agreement) and the Owner’s Proprietary Rights. Manager Proprietary Rights will include the Manager’s right to the exclusive use by the Manager and its Affiliates (and not for transfer or resale to a Third Party) of the Guest Data during the Term and to retain a single machine readable copy of the Guest Data in an electronic format mutually acceptable to the Parties effective on the termination of the Agreement for use (and not for sale, licensing or other disposition to any third party) in the Manager’s business outside of Asia, Australia and New Zealand.
“Manager Event of Default” shall have the meaning set forth in Section Error! Reference source not found..
“Manager Indemnified Parties” shall have the meaning set forth in Section 13.1.
“Manager Proprietary Software” shall mean proprietary applications and interface software specifically acquired, developed or modified in whole or in part by or for Manager or its Affiliates and used in the Operation of the Managed Facilities, including (a) all software used in connection with the technology systems; (b) all source and object code versions of Manager Proprietary Software used or accessed by, supplied to or installed at, the Managed Facilities; (c) all related documentation, flow charts, diagrams, user manuals, listings and service/operator manuals; and (d) all updates, enhancements, modifications, improvements and substitutions of Manager Proprietary Software and such related items.
“Manager Trademarks” shall mean all current and future trademarks, trade names, service marks, designs, logos, symbols, product configuration, industrial design, trade dress, slogans and other indicia of origin of the Manager or its Affiliates unrelated to the Brand that may be used pursuant to the terms of this Agreement or otherwise with the prior written agreement of the Parties in connection with marketing or promoting the Managed Facilities.

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“Manuals” shall mean all written, digitized, computerized or electronically formatted manuals and other documents and materials prepared and used by Manager or its Affiliates in operation of properties similar to the Managed Facilities and unrelated to the Brand. Any Manuals translated into Vietnamese for the exclusive use in the Enterprise shall be separately copyrighted by Manager as an Operating Expense and at least one copy of such Manual will be maintained at the Managed Facilities and remain the property of the Owner.
“Marker Policy” shall mean the policies established from time to time by Manager regarding the extension and collection of markers and similar negotiable instruments and evidence of indebtedness to and from gaming patrons of the Casino, which policies shall be prepared by Manager based on (i) the target markets of the Casino; (ii) prudent business judgment; and, (iii) such changes and refinements as Manager deems necessary or advisable to comply and conform in all respects with any Applicable Laws.
“Moody’s” shall mean Moody’s Investors Service Inc.
“Mortgage” shall mean any mortgage, deed of trust or similar document or instrument (whether in the form of a lien or transfer of title) that encumbers any assets relating to the Managed Facilities or the Site (including any leasehold interest) or any portion thereof or interest therein that constitute a real property interest.
“Negligence” shall mean an act or omission committed by Manager or its Affiliates of that care an ordinary prudent person would exercise in the same or similar situation, in the performance of Manager’s duties under this Agreement (the Parties acknowledge that Negligence is included within Gross Negligence or Willful Misconduct); provided, however, that the acts or omissions of Hotel Personnel and Casino Personnel shall not be imputed to Manager or its Affiliates, or otherwise deemed to constitute Manager’s Negligence, except from and after (a) an Affiliate Investment Event; and, (b) such acts or omissions resulted from the Negligence of the Manager in hiring, training or supervising such Hotel Personnel or Casino Personnel. No settlement by either Party in good faith of any Third Party Claims (including Third Party Claims by Hotel Personnel and Casino Personnel) shall be deemed to create any presumption that the acts or omissions giving rise to such Third Party Claims constitute any grounds for a Manager’s liability.
“Operate” shall mean to manage, operate, maintain, market, promote, and provide other management or operations services, and the terms “Operating” and “Operation” shall be construed accordingly.
“Operating Accounts” shall mean collectively, the Hotel Operating Account and the Casino Operating Account.

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“Operating Committee” (i) shall have the meaning set forth in the Shareholder’s Agreement during the term of such agreement; or, (ii) shall be any such committee created by the Board of ACDL after the Shareholder’s Agreement is terminated and if there is no such committee created, then the Board of ACDL.
“Operating Expenses” shall mean collectively, the Hotel Operating Expenses and the Casino Operating Expenses. In the event a Governmental Authority of Vietnam imposes an obligation upon any Affiliate of Manager to obtain or maintain any Approval or comply with any other Applicable Law by reason of such Affiliates ownership and control of the Manager, all costs and expenses related thereto shall not be an Operating Expense or Reimbursable Expense.
“Operating Guidelines” shall mean the written policies and procedures developed and adopted by Manager with the approval of the Owner to govern all operating processes and programs at the Managed Facilities.
“Operating Reports” shall have the meaning set forth in Section 7.2.
“Operating Term” shall mean the period from the Managed Facilities Opening Date until the expiration or termination of this Agreement.
“Other Site Components” shall mean any structure or commercial activity conducted by the Owner on the Site not located within the Managed Facilities Lands and includes any structure constructed and maintained by the Owner that facilitates ingress, egress and use between and among such Other Site Components on the one hand and Managed Facilities on the other hand.
“Other Resorts” shall mean any of the four (4) other hotel and casino resort projects (with related facilities and amenities) as contemplated by the Investment Certificate that, together with the Managed Facilities, comprise the Project.
“Outside Commencement Date” shall mean June 30, 2013, as may be modified by amendments to the Investment Certificate.
“Outside Opening Date” shall mean May 31, 2017, as may be modified by amendments to the Investment Certificate.
“Owner” shall have the meaning set forth in the introduction to this Agreement, and shall include its successors and permitted assigns.

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“Owner Confidential Information” shall mean information relating to Owner’s business that derives value, actual or potential, from not being generally known to others, including all Owner Proprietary Software, Guest Data and any documents and information specifically designated by Owner orally or in writing as confidential or which, by its nature, would reasonably be understood to be confidential or proprietary; provided, however, that such Owner Confidential Information shall not include any Manager Confidential Information.
“Owner Event of Default” shall have the meaning set forth in Section 16.1.
“Owner Indemnified Parties” shall have the meaning set forth in Section 13.2.
“Owner Information” shall have the meaning set forth in Section 11.2.
“Owner Proprietary Rights” shall mean all rights of Owner and its Affiliates, including the Brand and Brand Identification Materials as defined and governed by the Brand Agreement, Guest Data, Owner Trademarks, Owner Proprietary Software and all Intellectual Property Rights related thereto.
“Owner Proprietary Software” shall mean proprietary applications and interface software specifically acquired, developed or modified in whole or in part by or for Owner or its Affiliates, including (a) all software used in connection with the technology systems; (b) all related documentation, flow charts, diagrams, user manuals, listings and service/operator manuals; and (c) all updates, enhancements, modifications, improvements and substitutions of Owner Proprietary Software and such related items.
“Owner Trademarks” shall mean all current and future trademarks, trade names, service marks, designs, logos, symbols, product configuration, industrial design, trade dress, slogans and other indicia of origin of the Owner or its Affiliates related to the Brand that may be used pursuant to the terms of any agreement between the Owner and the owner of the Brand or otherwise with the prior written agreement between the Owner and the owner of the Brand in connection with marketing or promoting the Managed Facilities.
“Ownership Interests” shall mean all forms of ownership interests in an Entity, whether legal or beneficial, voting or non-voting, including stock, partnership interests and limited liability company memberships, and all options, warrants and instruments convertible into such other interests.

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“Parent Company” shall mean an Entity that holds fifty-one percent (51%) or more of the Ownership Interests of another Entity, whether directly or indirectly through an Ownership Interest in one or more other Entities holding an Ownership Interest in such Entity.
“Party” or “Parties” shall have the meaning set forth in the introduction of this Agreement.
“Performance Test” shall have the meaning set forth in Section 16.4.
“Permitted Investments” shall mean collectively, the following short term liquid investments: (i) any United States Treasury obligation; (ii) any obligation of a United States federal agency; (iii) a money market mutual fund that invests solely in other Permitted Investments; (iv) any certificate of deposit up to US$100,000.00 (as such amount shall be increased annually by the Index on January 1 of each year following the Effective Date) issued by, or a savings or other interest-bearing account with any of the fifty (50) United States federally-chartered banks with the greatest total assets; (v) any commercial paper issued by an issuer rated “Prime-1” by Moody’s or “A-1” by S&P; and (vii) any other investment proposed by Owner and approved by Manager. All Permitted Investments shall be subject to the requirements of the Applicable Law of Vietnam and the Owner’s prior contractual commitments.
“Person” shall mean an Individual or Entity (as the case may be).
“Personnel” shall mean collectively, the Hotel Personnel and the Casino Personnel.
“Personnel Costs” shall mean collectively, the Hotel Personnel Costs and the Casino Personnel Costs.
“Planning and Budgeting Procedures” shall have the meaning set forth in Section 6.1.1.
“Pre-Opening Business Plan” shall have the meaning set forth in Section 10.1.
“Pre-Opening Services” shall have the meaning set forth in 10.3.

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“Prohibited Person” shall mean any Person who (a) is generally recognized in the community as being a Person of ill repute or bad moral character or is in any other manner a Person with whom a prudent business person would not wish to associate in a commercial venture; (b) has been convicted of a Serious Crime, or is in control of or controlled by Persons who have been convicted of a Serious Crime; or, (c) is otherwise unsuitable or unsavory and by reason thereof could (i) jeopardize the Hotel’s or Casino’s Investment Certificate, liquor license or any other Approvals required to Operate the Hotel or Casino; (ii) jeopardize any Approvals held or proposed to be held by Owner or Manager or any of their Affiliates that may be granted by any of the Gaming Authorities; (iii) cause Owner, Manager or any of their Affiliates to violate any Applicable Laws enacted by any of the Gaming Authorities or any Sanction Laws; or, (iv) cause any of Owner’s, Manager’s or any of their Affiliate’s assets or interests to be subject to any fines, penalties, sanctions, confiscation or similar liability or action under any Sanction Laws. Any disputes regarding a Prohibited Person shall be referred to the Operating Committee for determination in accordance with Section 17.1.
“Project” shall mean the approximately 169-hectare, 9,000-room luxury hotel resort and casino project comprised of the Managed Facilities, Other Site Components and the Other Resorts, including retail, conference, entertainment and other facilities, to be located on the Ho Tram Strip in the Ba Ria-Vung Tau province in southern Vietnam and expected to be completed in several phases as required by the Investment Certificate.
“Qualified Person” shall mean an independent, neutral and impartial Individual having not less than ten (10) years hospitality and/or gaming industry experience in the area of Operating expertise on which the dispute is based. An Individual shall be excluded as a Qualified Person if, currently or within the three (3) years prior to the date of selection of such Individual as an arbitrator under Article 17, the Individual: (i) is, or has been, an employee of Manager or Owner, or any of their respective Affiliates; (ii) is, or has served as, a consultant to either Manager or Owner, or any of their respective Affiliates; and/or (iii) is, or has been, the owner of any debt or equity position in the Managed Facilities, Manager or Owner, or any of their respective Affiliates, excluding an Individual who owns as a passive investment not more than US$25,000.00 (or foreign equivalent), as such amount shall be increased annually by the Index on January 1 of each year following the Effective Date, of the outstanding capital stock of a corporation, in the aggregate, if such capital stock is a security which is actively traded on an established national or international securities exchange.
“Related Contracts” shall have the meaning set forth in Section 18.3.13.
“Reimbursable Expenses” shall mean expenses and out-of-pocket costs (with no mark up or profit to Manager) incurred by Manager or its Affiliates in performing Manager’s services in relation to the Managed Facilities in accordance with the Business Plan or as otherwise approved in writing by the Owner.
“Renewal Term” shall have the meaning set forth in Article 2.

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“Reserve Fund Contribution” shall be calculated as follows:
One percent (1%) of Gross Operating Revenues from the Managed Facilities Opening Date through the end of the first (1st) Full Fiscal Year of the Operating Term;
Two percent (2%) of Gross Operating Revenues from the commencement of the second (2nd) Full Fiscal Year through the end of the second (2nd) Full Fiscal Year of the Operating Term;
Three percent (3%) of Gross Operating Revenues from the commencement of the third (3rd) Full Fiscal Year through the end of the third (3rd) Full Fiscal Year of the Operating Term;
Four percent (4%) of Gross Operating Revenues from the commencement of the fourth (4th) Full Fiscal Year through the end of the fourth (4th) Full Fiscal Year of the Operating Term; and
For all Fiscal Years thereafter of the Operating Term, such other amount as determined in an approved Business Plan, provided, however, that the Reserve Fund in any year shall be capped at an amount equal to the total of the amounts paid into the Reserve Fund in the previous 3 years plus the amount required to be paid into the Reserve Fund in the current year; and provided further that the Parties may declare an amount in the Reserve Fund as excess and distribute such declared excess as provided in Section 6.4.4 of this Agreement.
“Reserve Fund” shall have the meaning set forth in Section 6.4.1.
“Restoration” shall mean the repair, restoration, replacement or rebuilding of the Managed Facilities, in accordance with the Standards as approved by Manager.
“Retail Value” shall mean the price for any goods or services provided to customers free of charge, other than any gaming incentive. For greater certainty, the Retail Value will not necessarily be the full value that would be charged to a paying customer for the service. At the time of Owner’s review of the Business Plan, Manager shall provide Owner with the policies that Manager proposes with respect to establishing the pricing for each category of goods or services that may be provided to customers free of charge. Manager and Owner shall review and determine such policies. Any disputes as to the reasonableness of such policies shall be referred to the Operating Committee for determination in accordance with Section 17.1.

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“Routine Capital Improvements” shall mean all maintenance, repairs, alterations, improvements, replacements, renewals and additions to the Managed Facilities or any part thereof (including replacements, renewals and additions of FF&E, exterior and interior painting, resurfacing of walls and floors, resurfacing parking areas and replacing folding walls) that are capitalized as real property and not depreciated as real property. For avoidance of doubt, Routine Capital Improvements expressly exclude Maintenance and Repair and Major Capital Improvements.
“Rules” shall have the meaning set forth in Section 17.1.1.
“S&P” shall mean Standard & Poor’s Corporation.
“Sanction Laws” shall mean all present and future Applicable Laws of (i) the United States of America, (ii) any Governmental Authority having jurisdiction over Manager or any of its Affiliates as of the Effective Date, or (iii) any Governmental Authority having jurisdiction over Manager or any of its Affiliates that meets the standards of the Nevada Gaming Authorities, that prohibit or restrict Manager or an Affiliate from entering into this Agreement or performing any of its obligations hereunder, with respect to the Person in question, including (a) The United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, (b) The Trading with the Enemies Act, (c) all rules and regulations issued by the U.S. State Department or U.S. Treasury Department’s Office of Foreign Assets Control, and (d) Executive Orders 13224 issued by the President of the United States, and similar executive orders.
“SEC” shall have the meaning set forth in Section 19.8.1.
“Security Interest” shall mean any security interest, collateral assignment, pledge or similar document or instrument that encumbers any assets relating to the Managed Facilities (or any portion thereof or interest therein) that constitutes a personal property interest (including all Supplies located at or used in the Operation of the Managed Facilities, any charter capital or accounts receivable, the Bank Accounts and Owner’s rights under this Agreement).
“Senior Executive Personnel” shall mean the Individuals employed from time to time as the General Manager, Casino Manager, Hotel Manager, Director of Marketing, Director of Human Resources, Director of Finance, Director of Engineering, Director of Operations, Chief of Security, Chief Legal and Compliance Officer and Executive Chef, or serving such functions, regardless of the specific titles given to such Individuals.
“Serious Crime” shall mean a crime punishable (i) as a felony in the United States, an indictable offense in Canada or any equivalent thereof in any other applicable jurisdiction; (ii) a crime of moral turpitude; and/or (iii) payment of a fine or penalty in an amount equal to or more than US$100,000.00 (or foreign equivalent), as such amount shall be increased annually by the Index on January 1 of each year following the Effective Date.

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“Shareholder Agreement” shall be that certain Shareholder Agreement dated May  _____, 2011, by and among ACDL, Harbinger II S.a.r.l., Blue Line ACDL, Inc., and Breakaway ACDL, Inc., and PNK Development 18, LLC.
“Shared Expenses” shall have the meaning set forth in Section 6.10.
“SIAC” shall mean the Singapore International Arbitration Centre.
“Site” shall mean the Zone on the Ho Tram Lands upon which the Managed Facilities are located.
“Software” shall mean all Manager Proprietary Software and any third party software used in the Operation of the Managed Facilities.
“Standard Change” shall mean any change made to the Standards.
“Standards” shall mean the standards established initially pursuant to the Collaboration Agreement and the Brand Agreement as same may be amended from time to time by the owner of the Brand.
“Subordination Agreement” shall have the meaning set forth in Section 14.1.2.
“Supplies” shall mean all operating supplies used in the Operation of the Managed Facilities.
“System Improvements” shall have the meaning set forth in Section 8.5.
“Taxes” shall mean all taxes imposed by any Governmental Authority, including income, profits, real property, personal property, goods and services, gross receipts or occupancy, sales, use, transfer, purchase, franchise, stamp, ad valorem, value added, capital stock or surplus, occupation, excise, payroll, unemployment, disability, employees’ income withholding, social security, Casino Gaming Tax or withholding taxes.

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“Term” shall have the meaning set forth in Article 2.
“Termination Fee” shall mean the sum of Ten Million Dollars ($10,000,000.00).
“Testing Period” shall have the meaning set forth in Section 16.4.
“Third Party Claims” shall mean all claims, demands, suits, criminal or civil actions or similar proceedings that are alleged by a third party (including enforcement proceedings by any Governmental Authority) against any Indemnified Party, and all liabilities, damages, fines, penalties, costs or expenses (including reasonable attorneys fees and expenses and other reasonable costs for defense, settlement and appeal) that any Indemnified Party might incur, become responsible for, or pay out for any reason, related to this Agreement, the development, construction, possession, ownership or Operation of the Managed Facilities.
“Third Party Operated Areas” shall have the meaning set forth in Section 6.9.1.
“Third Party Operating Agreements” shall have the meaning set forth in Section 6.9.1.
“Third Party Operators” shall have the meaning set forth in Section 6.9.1.
“Transfer” shall mean as to Owner or Manager as applicable any:
(a) a disposition alone of any interest in this Agreement;
(b) a sale or lease (other than a lease of space in the Managed Facilities in the ordinary course of business) of all (and not less than all) of the Managed Facilities, together with all of the rights of the Owner to use and access common infrastructure and other portions of the Project as necessary for the Operation of the Managed Facilities;
(c) sale, assignment or other transfer, in whole or in part, of any Ownership Interests;
(d) merger, consolidation, reorganization or other restructuring of Ownership Interests; or,
(e) issuance of additional Ownership Interests; and,
(f) in each of paragraphs (c) through (e) above, the Transfer involves a disposition of more than fifty percent (50%) of Ownership Interests in the Owner or Manager, as applicable, which in a single transaction or occurrence or related or unrelated series of transactions or occurrences, results in a change of control, whether voluntary, involuntary or by operation of law.
“Uniform System” shall mean the Uniform System of Accounts for the Lodging Industry that is published by the Hotel Association of New York City, Inc. and approved by the American Hotel & Motel Association, in effect at the time in question (currently, the 10th Revised Edition, 2006).

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“US$” or “US Dollars” shall mean the lawful currency of the United States of America.
“VAS” shall mean the then applicable version of the Vietnam Accounting Standards.
“Vietnam” shall mean the Socialist Republic of Vietnam.
“VND” shall mean the lawful currency of Vietnam.
“Working Capital” shall mean funds made available for operation of the Managed Facilities excluding the Bankroll of the Casino in the amount prescribed in the Pre-Opening Business Plan and thereafter annually in the approved Business Plan for each Fiscal Year.
1.2 Interpretation. In this Agreement, save and except as otherwise expressly provided:
(a) all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun;
(b) the division of this Agreement into Articles and Sections and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions;
(c) when calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded. The words “day” and “days” refer to calendar days unless otherwise stated. The words “month” and “months” refer to calendar months unless otherwise stated. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day;
(d) unless specified otherwise, all references to Article, Section and clause numbers and letters refer to Articles, Sections and clauses of this Agreement, all references to Recitals are to the Recitals of this Agreement and all references to Exhibits refer to the Exhibits attached hereto;
(e) the words “herein,” “hereof,” “hereunder,” “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; and

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(f) the use of the words “include,” “includes,” and “including” followed by one or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided.
Exhibits. The following exhibits are attached hereto and are incorporated in and are deemed to be an integral part of this Agreement:

Exhibit A-	Investment Certificate

Exhibit B-	Financing

Exhibit C-	Section 19.10 Legal Compliance Requirements
ARTICLE 2
TERM
The “Term” of this Agreement shall consist of an Initial Term and the Renewal Term. The “Initial Term” shall begin on the Effective Date and shall continue until 11:59 p.m. (local time at the Managed Facilities) on the fiftieth (50th) anniversary from the date of issuance of the Investment Certificate. Thereafter, this Agreement shall automatically, and with no further action required by Owner or Manager, be renewed on the same terms and conditions for an additional successive twenty (20) year term (the “Renewal Term”) if, and only if, Owner is able to extend the original fifty (50) year term of the Investment Certificate for an additional twenty year period.
ARTICLE 3
GRANT OF AUTHORITY
3.1 Grant of Authority.
3.1.1 Engagement of Manager. Subject to the terms of this Agreement, Owner hereby engages Manager, and Manager hereby accepts such engagement, to manage all aspects of the Enterprise, including the day-to-day Operations of the Managed Facilities, for and on behalf of Owner and as the exclusive operator of the Managed Facilities during the Operating Term.

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3.1.2 General Grant of Authority. Subject to the terms of this Agreement, Owner hereby grants to Manager, and Manager hereby accepts, the right, authority and obligation to take all such actions for and on behalf of Owner that Manager reasonably deems necessary or advisable to Operate the Managed Facilities in accordance with the Standards, the Investment Certificate, Applicable Law and the terms of this Agreement. Manager covenants that, at all times during the Term, Manager shall use commercially reasonable efforts to Operate the Managed Facilities (i) in the best interest of the Owner, Managed Facilities and competitively with any other operations of Manager and/or Manager’s Affiliates; (ii) in a manner that maximizes the long-term profitability of the Managed Facilities; (iii) in accordance with the reasonable requirements of any carrier of insurance on the Managed Facilities or any part thereof; (iv) in compliance with applicable Business Plans, Operating Guidelines, Compliance Systems; and, (v) subject to the limitations prescribed in Section 3.2 hereof. The items listed in Paragraphs (i) through (iv) of this Section 3.1.2 are collectively referred to herein as the “Operating Goals.”
3.1.3 Specific Actions Authorized by Owner. Without limiting the generality of Sections 3.1.1 and 3.1.2 or any other authority granted to Manager under this Agreement, Owner’s general grant of authority under Section 3.1.1 shall specifically include the right, authority and obligation of Manager, except as otherwise provided and subject to the provisions of this Agreement and any power of attorney required by Applicable Law in order to accomplish the Owner’s delegation of authority to Manager as set forth in this Agreement, including the Operating Goals, to take such actions as it deems reasonably necessary to:
(a) Establish, implement and monitor (i) rates and charges for the usage of all Guest Rooms and other Hotel facilities and services; (ii) policies with respect to discounted and complimentary room, food and beverage and other services at the Hotel; and, (iii) billing policies (including entering into agreements with credit card organizations);
(b) Establish, implement and monitor gaming systems, management information systems, surveillance and other monitoring activities, floor and entrance security, cage operations, casino accounting and the management of Gaming Activities and the day-to-day Operation and financial affairs of the Casino;
(c) Make all decisions regarding granting of Complimentaries and extensions of credit and collections, and establish a Marker Policy with regard thereto;
(d) Use commercially reasonable efforts, in the name and on behalf of Owner, to collect all revenue from the Operation of the Managed Facilities, and, where appropriate, issue receipts with respect to any funds received;

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(e) Establish an accounting system, internal controls and reporting systems that are (i) consistent in all material respects with customary policies and procedures used by Manager or its Affiliates engaged in such businesses; and, (ii) in compliance with the Applicable Law, including all Gaming Laws;
(f) Use commercially reasonable efforts, in the name and on behalf of Owner, to collect and remit to Governmental Authorities all sales, occupancy, value added, use, excise, gaming and similar Taxes to be collected by the Managed Facilities directly from guests or customers;
(g) Once established by the Owner, administer in the name of and on behalf of the Owner, all Bank Accounts as more specifically set forth herein;
(h) Manage the Managed Facilities’ Personnel, payroll systems, and human resources systems and policies, as more specifically set forth herein;
(i) Perform or cause to be performed, in the name and on behalf of Owner, all Maintenance and Repair for the Managed Facilities, and all capital improvements with respect to the Managed Facilities, as more specifically set forth herein;
(j) Select and specify from time to time Individuals, manufacturers, wholesalers, vendors, suppliers, companies or businesses, including Affiliates of Manager, to furnish Supplies, FF&E, Gaming Equipment, services and other needs of the Managed Facilities businesses and operations;
(k) Purchase or lease, in the name and on behalf of Owner, all FF&E for the Operation of the Managed Facilities;
(l) Purchase, lease or license, in the name and on behalf of Owner, all Software, Hardware, and telecommunications connections required for the Operation of the Managed Facilities;
(m) Negotiate, enter into, administer, amend and terminate, in the name and on behalf of Owner, all (i) agreements, purchase orders and similar arrangements for the purchase of all Supplies and services; and, (ii) licenses for the right to use any third party proprietary property for the Operation of the Managed Facilities;
(n) Negotiate, enter into, administer, amend and terminate, in the name and on behalf of the Owner, all contracts for the use of Hotel Guest Rooms, banquet, meeting and other Managed Facilities and services;

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(o) Except as otherwise provided in this Agreement, select tenants and operators, and negotiate, execute and administer leases, licenses and concessions and other agreements for Managed Facilities Amenities;
(p) Appoint counsel, commence, prosecute, defend, control and settle, in the name and on behalf of Owner, the Manager and the Managed Facilities, as the circumstances require, all legal actions and proceedings (i) to collect charges, rent or other revenue from the Operation of the Managed Facilities; (ii) to evict or remove guests, tenants or other Persons occupying the Managed Facilities; (iii) to terminate any lease, license or concession agreement for default thereunder by a tenant, licensee or concessionaire; (iv) to enforce all rights under any agreements entered into by Manager, in the name and on behalf of Owner, pursuant to this Agreement; and, (v) with respect to any Third Party Claim by or against any Personnel;
(q) Appoint counsel, commence, prosecute, defend and settle and control all legal actions and proceedings (i) in which any Manager Indemnified Party is a named party (unless Owner has agreed to indemnify such Manager Indemnified Party, in which case Owner shall control such legal action or proceeding); and, (ii) that relate to policies, procedures or business practices of Manager or its Affiliates (regardless of whether such Manager Indemnified Party has requested or is receiving indemnification in a matter in which Owner shall not be responsible for any portion (allocated or otherwise) of the costs and expenses with respect thereto); further provided, however, that Owner shall be entitled to engage separate counsel on Owner’s behalf of Owner’s sole cost and expense;
(r) Execute credit obligations, in the name and on behalf of Owner, in connection with trade payables for goods and services incurred in the ordinary course of business in the Operation of the Managed Facilities and as otherwise permitted under this Agreement;
(s) Take such actions within Manager’s reasonable control as Manager deems necessary or advisable to comply with all Applicable Laws with respect to the Operation of the Managed Facilities, the Investment Certificate (to the extent it relates to the Managed Facilities and is within Manager’s reasonable ability to cause compliance) and the terms of all insurance policies provided to Manager, or to contest, with the Owner’s cooperation as reasonably necessary, the validity or application of any such laws or requirements, including any such laws or requirements that could affect in any manner any gaming license or other Approval of Owner or Manager. The Owner shall notify the Manager in writing of any action which the Owner reasonably believes must be taken to ensure that the Managed Facilities are operated in accordance all Applicable Laws.

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(t) Establish and maintain a plan and program to market the Managed Facilities, including identification of target markets advertising, promotions, joint and cross marketing, sponsorships, engagement of advertising agencies for the promotion of the Managed Facilities, preparation of marketing materials, and direction of all public relations events and efforts for the Managed Facilities and in connection with the Project, which plan and program Manager shall be obligated to implement in accordance with the approved Business Plan;
(u) Establish amusements and entertainment policies (including pricing);
(v) Operate and manage the Managed Facilities under the Brand;
(w) Subject to Applicable Law, arrange and direct junkets, Complimentaries, Marker Policies, win payments and similar arrangements; and
(x) Take such actions as Manager deems necessary or advisable to maintain the Standards, and perform all other duties and obligations required or permitted to be performed by Manager under this Agreement.
3.2 Limitations on Grant of Authority. Notwithstanding the grant of authority given to Manager in Section 3.1, and without limiting any of the other circumstances under which Owner’s approval is specifically required under this Agreement, except as provided in a Business Plan approved by Owner, no act shall be taken, sum expended, or obligation incurred for or on behalf of Owner and the Owner shall have the exclusive and final authority in its sole discretion to approve on a case-by-case basis, all matters with respect to:
(a) Formation of any business organization, association or other entity in connection with the operation of any aspect of the Managed Facilities;
(b) Appointing or engaging counsel, commencing, prosecuting, defending, controlling and settling, in the name and on behalf of Owner, the Manager and the Managed Facilities, as the circumstances require, all legal actions and proceedings, including the prosecution or defense of any Third Party Claim arising out of the Operation of the Managed Facilities, which involves (i) a claim of fraud, misrepresentation, any act of dishonesty or moral turpitude or a violation of any employment or regulatory law; or (ii) (A) estimated legal fees, costs and expenses exceeding the amount as determined in the approved Business Plan, but in no event less than FIFTY THOUSAND DOLLARS (US$50,000.00); and, (B) a recovery by or liability of the Owner exceeding the amount as determined in the approved Business Plan, but in no event less than ONE HUNDRED THOUSAND DOLLARS (US$100,000.00) (the amounts set forth herein as shall be increased annually by the Index on January 1 of each year following), that is not fully covered (other than deductible amounts) by insurance or as to which the insurance company denies coverage or “reserves rights” as to coverage, except with respect to Manager’s rights of defense provided for in Section 3.1.3(o) and (q); provided, however, Manager shall be obligated to administer all such claims unless otherwise directed by Owner request;

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(c) The execution of any equipment lease (or series of leases relating to the same or similar equipment) or other contract (or series of contracts relating to the same or similar goods or services) that requires aggregate annual payments in excess of US$50,000.00 (as such amount shall be increased annually by the increase in the Index on January 1 of each year following the Effective Date) or that has a term of more than two (2) years and cannot be cancelled on thirty (30) days’ notice without the payment of any premium, fee or penalty, other than contracts for Supplies; provided, however, the amount specified in this clause (c) shall be increased on January 1 of each Fiscal Year by the percentage increase in the Index since January 1 of the prior Fiscal Year;
(d) The borrowing of any money or execution of any credit obligation in the name and on behalf of Owner as obligor and/or guarantor (as to which Owner’s approval may be given or withheld in Owner’s sole discretion); provided, however, that, the foregoing shall not be deemed to restrict Manager from issuing markers and similar negotiable instruments and evidence of indebtedness or incurring trade payables for goods and services incurred in the Operation of the Managed Facilities in accordance with Section 3.1.3(r); and,
(e) Select tenants and operators, and negotiate, execute and administer leases, licenses and concessions and other agreements for any Third Party Operated Areas;
(f) After reasonable notice to the Manager; Manager’s refusal or failure to act; a determination of the Executive Committee sustaining Owner’s position if Manager disputes such action or correction; and, Manager’s continued refusal to or failure to act, implementing any action or correcting any omission as necessary to avoid a violation of the Investment Certificate, any Gaming Law or any other Applicable Law that may have a material adverse impact on the Operations of the Casino or Hotel, or to the Managed Facilities; and,
(g) Any action required to promptly address the failure of the Manager to diligently act in accordance with the provisions of Section 6.1.5 of this Agreement in the case of fiscal exigencies. The Owner shall give the Manager as much notice of the actions it proposes Manager to take as is reasonable in the circumstances. The Owner shall only take action itself if the Manager refuses to do so after the Executive Committee has sustained Owner’s position; or

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(h) The necessity in the absence of a contingency plan in the then approved Business Plan, of any action required to promptly address a failure of the Manager to diligently act to deal with an imminent risk of loss to the Managed Facilities caused by an Extraordinary Event. The Owner shall give the Manager as much notice of the actions it proposes Manager to take as is reasonable in the circumstances. The Owner shall only take action itself if the Manager refuses to do so after the Executive Committee has sustained Owner’s position.
3.3 Owner Approval Procedures. The Parties agree to formulate and document procedures which Manager and a designated representative of Owner will follow if Owner’s approval and signature is required for: (i) any matter in Section 3.1.3 requiring the approval and signature of Owner in accordance with the Applicable Law of Vietnam; and, (ii) any matter requiring Owner’s approval, including but not limited to those identified in Section 3.2. The Parties agree to use their best efforts to efficiently prepare, submit, review and process matters identified for Owner approval in accordance with this Section 3.3. The procedures provided for in this Section 3.3 shall be in accordance with the Applicable Law of Vietnam. From time to time, either Party may suggest changes to such procedures, to expedite matters, however the changes to the procedures will only implemented after the Parties have agreed to adopt those changes.
ARTICLE 4
FEES AND EXPENSES
4.1 Management Fees. During the Operating Term, Owner shall pay the Hotel Base Fee monthly in arrears based on the Hotel Gross Operating Revenue for the immediately preceding month and the Casino Base Fee monthly in arrears based on the Casino Gross Operating Revenue for the immediately preceding month. Owner shall pay, in accordance with the payment provisions set forth in Section 6.4.4, the Hotel Incentive Fee and the Casino Incentive Fee monthly in arrears based on the cumulative year-to-date Casino Gross Operating Profits or Hotel Gross Operating Profits, as applicable, accrued from the beginning of the applicable Fiscal Year through the end of the immediately preceding month, after taking into account prior Incentive Fee payments for such Fiscal Year. All Management Fees shall be set forth in the Operating Reports. Within thirty (30) days after Owner receives the Annual Operating Statement for any Fiscal Year, Manager shall provide to Owner a reconciliation statement showing the calculation and payment of the total Management Fees for such Fiscal Year based upon the Annual Operating Statement for such Fiscal Year, and appropriate adjustments shall be made for any overpayment or underpayment of the Management Fees actually paid during such Fiscal Year. The Party owing money as a result of such adjustment shall pay such amount to the other Party within thirty (30) days after such reconciliation statement has been provided to Owner. Any disputes between the Parties regarding the calculation and payment of Management Fees shall be referred to the Operating Committee for determination in accordance with Section 17.1.1.

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4.2 Interest. If any fee or other amount due under this Agreement is not paid within thirty (30) days after such payment is due, in addition to the amount due, interest for each day the amount is past due and compounded monthly, at the Interest Rate.
4.3 Payment of Fees and Expenses. The Management Fees and all other amounts payable hereunder shall be due upon delivery of an invoice and shall be paid in immediately available funds, at the location(s) specified in the invoice. Manager shall provide Owner with all appropriate and reasonable supporting documentation (including, where applicable, contracts, VAT receipts and other documentation required under Applicable Law in Vietnam) to enable Owner to deduct the cost or expense in question or the remittance of funds outside of Vietnam in compliance with all applicable currency exchange controls; provided, however, nothing contained herein shall require Manager to disclose any Confidential Information. Manager may pay such fees and other amounts owed to Manager or its Affiliates directly from the Operating Accounts and if sufficient funds are not then available in Operating Accounts, Manager shall have the right to, upon thirty (30) days prior written notice to Owner, pay such amounts from the Reserve Fund, in which case Owner shall replenish the Reserve Fund in the amount of such withdrawal by Manager within sixty (60) days after said notice. The Manager may require that any such payments be effected through electronic debit/credit transfer of funds programs specified by Manager from time to time, provided Manager shall pay such fees and costs and do such things as Manager deems necessary or advisable to comply with Applicable Law.
4.4 Taxes. The Management Fees and all other costs, fees, expenses and charges payable or reimbursable pursuant to this Agreement shall be payable net of all applicable sales taxes, value added taxes, excise taxes, goods and services taxes and other similar taxes, if any, assessed by any Vietnamese Governmental Authority. To the extent applicable, Manager shall be responsible for paying all taxes imposed by the Vietnamese Governmental Authorities on the income it earns under this Agreement (including, without limitation, the Enterprise Income Tax or any similar Tax). No later than thirty (30) days after the date any payments or reimbursements are due to Manager under this Agreement, Owner shall provide to Manager a valid receipt accurately reflecting the amount and nature of any taxes that are withheld by Owner from these payments or reimbursements.
4.5 Currency Conversion. Unless expressly stated to the contrary, all amounts referenced in this Agreement (whether using the dollar ($) symbol or otherwise) shall refer to United States Dollars, except if an amount referenced in this Agreement is expressly denoted in terms of the applicable local currency. All amounts payable to Manager under this Agreement shall be payable in US Dollars or another currency designated by Manager from time to time (provided, that, such other currency shall not have a detrimental economic effect on Owner) and calculated and converted from VND to US Dollars (to the extent necessary) using the selling exchange rate for VND as reported by the State Bank of Vietnam on the date such payment is due.

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4.6 Restrictions on Payment in US Dollars. If at any time any legal restrictions are imposed upon the purchase of US Dollars or the transfer of US Dollars from Vietnam, or the transfer or credit of US Dollars by Owner to Manager, Owner shall promptly notify Manager, in which case Manager shall direct Owner to make payment to Manager in such other freely convertible currency, as reasonably selected by Manager, and in such other country or jurisdiction as permitted under Applicable Laws; provided, however, that such payment does not affect the economic interest of Manager under this Agreement and can be consummated on a timely basis. If Manager directs Owner to make payments in another currency, then any payments shall be calculated and converted (to the extent necessary) according to the exchange rate as reported by an authorized foreign exchange bank designated by Manager and approved by Owner on the applicable date provided in Section 4.5. The acceptance by Manager of payment in a currency other than US Dollars in a particular instance shall not release Owner from its obligations to make future payments in US Dollars to the extent permitted by Applicable Law. Notwithstanding the foregoing, Owner shall use all reasonably available means to obtain any consents or authorizations necessary to effect payment in US Dollars after receipt from Manager of all appropriate supporting documentation necessary to allow Owner to pursue such consent or authorization, and if within six (6) months from the date Owner receives such documentation, Owner is unable to obtain consent or authorization of a method and manner of payment reasonably acceptable to Manager and Manager and Owner cannot agree upon another freely convertible currency which currency will not adversely affect the economic interest of Manager under this Agreement, then Manager and Owner shall renegotiate the Incentive Fees under this Agreement to address any actual and quantifiable financial loss to Manager from such currency exchange conversion or other payment limitations. Any disputes between the Parties relating to the calculation and payment of Management Fees or otherwise pursuant to this Section 4.6 shall be referred to the Operating Committee for determination in accordance with Section 17.1.
ARTICLE 5
CONSTRUCTION OF THE MANAGED FACILITIES
5.1 Construction Financing. Owner shall use commercially reasonable efforts to provide or obtain all financial and other resources necessary to complete the development and construction of the Managed Facilities and to fund the requirements for Working Capital and Bankroll to commence Operations in accordance with this Agreement and the Collaboration Agreement. Manager shall not be required to provide any funds for the construction and Operation of the Managed Facilities or the Other Site Components.

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5.2 Construction Completion. Owner shall use commercially reasonable efforts to (a) perform all work necessary to cause the Commencement of Construction to occur prior to the Outside Commencement Date; and, (b) perform all work necessary to cause the Managed Facilities Opening Date to occur before the Outside Opening Date, with time being of the essence in the case of items (a) and (b) hereof, all subject to delay caused by Manager or due to the occurrence of an Extraordinary Event; provided, however, that (i) such delay relating to an Extraordinary Event shall not exceed one hundred eighty (180) days; and, (ii) with respect to any delay caused by Manager, the Outside Commencement Date and Outside Opening Date shall each be extended by one day for each day that Manager fails to timely (A) provide Owner with any approvals or information that Manager is required to provide to Owner; or, (B) complete any task or action for Owner, each pursuant to the terms of this Agreement or the Collaboration Agreement.
5.3 Manager Suspension or Termination. Notwithstanding anything herein to the contrary, Manager shall have the right to:
(a) Suspend performance of its obligations under this Agreement in the event any act or omission by Owner results in the Managed Facilities Opening Date not occurring before the Outside Opening Date, such suspension being permitted for a period that terminates thirty (30) days following notice from the Owner of a revised Outside Opening Date that Manager agrees to accept; or,
(b) Terminate this Agreement without the payment of any termination fees (and Manager shall not be entitled to exercise any rights and remedies that may be available to Manager in law or equity including, without limitation, the right to damages), if, in Manager’s reasonable judgment, as of the date of termination, the Managed Facilities will not be completed to Manager’s reasonable satisfaction and in accordance with this Agreement on before the original or any revised Outside Opening Date; provided, however, Manager shall only be permitted to exercise such termination right no more than twelve (12) months prior to the Outside Opening Date and no less than ten (10) months prior to the Outside Opening Date. Owner shall provide such reasonable documents, materials and other information requested by Manager to evidence Owner’s compliance with its obligations within the time periods set forth in Section 5.2.
ARTICLE 6
OPERATION OF THE MANAGED FACILITIES
6.1 Business Plan.
6.1.1 Proposed Business Plan. On or before sixty (60) days prior the start of each Fiscal Year, Manager shall prepare and deliver to Owner an operating budget and plan (the “Business Plan”) for the next Fiscal Year, prepared in accordance with an enterprise performance management planning and budgeting system (the “Planning and Budgeting Procedures”) selected by Manager and made available to Owner, and through the application of commercially reasonable efforts and exercise of prudent business judgment, which shall include annualized and monthly projections (as to the financial requirements) and narrative explanations of the following items:
(a) Estimates of (i) results of Operations of the Hotel, including estimated Hotel Gross Operating Revenue, Hotel Operating Expenses and Hotel Gross Operating Profit; (ii) average room rates; (iii) Revenue Per Available Room; (iv) total labor costs; (v) Hotel Management Fees; and, (vi) other amounts payable under this Agreement in connection with the Operation of the Hotel;

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(b) Estimates of results of Operations of the Gaming Activities, including estimated Casino Gross Operating Revenue, Casino Operating Expenses and Casino Gross Operating Profit, together with the following supporting data: (i) estimates of total labor costs, including both fixed and variable labor; (ii) estimates of the Casino Win; (iii) estimates of Casino Management Fees; and, (iv) projections of other amounts payable under this Agreement in connection with the Operation of the Casino;
(c) A description of proposed Routine Capital Improvements and Major Capital Improvements to be made during such Fiscal Year and itemized estimated capital expenditures related thereto, including capitalized lease expenses and a contingency line item, as well as, on each fifth (5th) anniversary of the Managed Facilities Opening Date a review and analysis of necessary and appropriate revisions to the amount to be retained in the Reserve Fund and of the annual Reserved Fund Contribution;
(d) A statement of estimated cash flow, including a schedule of any anticipated requirements for funding by Owner;
(e) The employment and hiring plans, a compensation plan for all Personnel by department and/or category of employee, including a schedule of base salaries, the methodology and financial ranges for compensation incentives (e.g. bonuses) and the employment agreements and severance arrangements applicable to Senior Executive Personnel;
(f) A description of the current status of pending suits, actions, or proceedings in which the amount of controversy is equal to or exceeds ONE HUNDRED THOUSAND DOLLARS (US$100,000.00), and that is not fully covered (other than deductible amounts) by insurance, or in which a party is a governmental agency, and any inquiries or investigations concerning the Managed Facilities;
(g) A marketing, promotions and advertising plan and program;

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(h) A summary of strategic plans and initiatives for the Managed Facilities, including anticipated costs and benefits associated with such plans and initiatives;
(i) The Manager’s detailed responses to any specific topics concerning operations of the Managed Facilities submitted by the Owner at least One Hundred Twenty (120) days prior to the start of the applicable Fiscal Year; and,
(j) To the extent not otherwise required pursuant to the foregoing, a description of projected expenses associated with any anticipated Standard Changes. Notwithstanding the foregoing, except as provided in an approved Business Plan Owner shall not be obligated to implement or fund a Standard Change if such Standard Change exceeds the Reserve Fund; provided, however, the foregoing limitation shall not apply to any Standard Change that is required for compliance with Applicable Law or fire, health and life safety standards.
The Parties acknowledge and agree that the Business Plan will include a contingency line item for miscellaneous expenditures, which line item shall be subject to Owner’s approval in accordance with Section 6.1.2. Notwithstanding anything herein to the contrary, the Business Plan for the first Fiscal Year shall be delivered to Owner on or before two hundred seventy (270) days prior the start of the first Fiscal Year.
6.1.2 Approval of Business Plan. Owner shall review the proposed Business Plan and shall provide Manager with any objections to such proposed Business Plan in writing, in reasonable detail, within thirty (30) days after receipt of the proposed Business Plan from Manager. Owner shall be deemed to have approved that portion of any proposed Business Plan to which Owner has not objected in writing within such time period. If Owner objects to any portion of the proposed Business Plan in accordance with this Section 6.1.2, Owner and Manager shall meet and confer regarding such objections within fourteen (14) days after Manager’s receipt of Owner’s objections, and then Manager shall submit the agreed upon written revisions to the proposed Business Plan thereafter. Owner and Manager shall use reasonable good faith efforts to reach an agreement on the Business Plan prior to January 1 of the applicable Fiscal Year; provided, however, with respect to the Business Plan applicable to the first Fiscal Year, Owner shall have forty-five (45) days after receipt thereof to provide Manager with any objections and Owner and Manager shall use good faith negotiations to agree upon the Business Plan prior to one hundred eighty (180) days in advance of the Managed Facilities Opening Date. The proposed Business Plan, as modified to reflect the revisions either agreed to by Owner and Manager or determined by resolution pursuant to Section 6.1.3, shall become the Business Plan for the next Fiscal Year. Owner shall act reasonably and exercise prudent business judgment in approving, or objecting to, all or any portion of the Business Plan (including capital projects); provided, however, Owner shall not have approval rights over the following: (i) any expenditures that are specifically required to be made under the terms of this Agreement and Management Fees; (ii) any expenditures mandated by Applicable Laws; and, (iii) costs and expenses that are not within the control of Owner and/or Manager (e.g., increases in real estate and personal property Taxes, costs of utilities and insurance premiums).

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6.1.3 Resolution of Disputes for Business Plan. If the Parties, despite their reasonable good faith efforts, are unable to reach final agreement on the Business Plan for any Fiscal Year by January 1 of such Fiscal Year, those portions of such Business Plan that are not in dispute shall become effective on January 1 of such Fiscal Year and the Parties shall submit the matter(s) in dispute (i) involving an amount in controversy of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS (US$375,000.00) (as shall be increased annually by the Index on January 1 of each year following) or less to the Operating Committee for determination in accordance with Section 17.1; or, (ii) involving an amount in controversy of greater than THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS (US$375,000.00)(as shall be increased annually by the Index on January 1 of each year following) to the Expert for determination in accordance with Sections 6.1.3.1. If such disagreement relates to a Fiscal Year after the first Fiscal Year, the prior year’s Business Plan shall govern the items in dispute pending the resolution of such dispute, except that the budgeted expenses provided for such item(s) in the prior year’s Business Plan (or, if earlier, the last Business Plan in which the budgeted expenses for such disputed item(s) were approved) shall be increased by the percentage increase in the Index from January 1 of the prior Fiscal Year (or, if applicable, each additional Fiscal Year between the prior Fiscal Year and the Fiscal Year in which there became effective the last Business Plan in which the budgeted expenses for such disputed item(s) were approved). Upon the resolution of any such dispute in accordance with this Agreement, such resolution shall control as to such item(s).
6.1.3.1 Expert Resolution of Business Plan Disputes. All decisions of such arbitration by Expert, absent fraud, shall be final and binding on the Parties hereto (without appeal or review) and shall be enforceable in any court of competent jurisdiction.
6.1.3.1.1 Selection of Expert. The complaining Party shall give written notice to the other Party that a dispute exists. Within twenty (20) days following delivery of such notice, the Parties shall use commercially reasonable efforts to agree upon a person to act as the Expert for the dispute in question. If the Parties are unable to agree upon a person to act as the Expert during such twenty (20)-day period, each Party shall have ten (10) days to select a person. The two persons so selected by each Party shall then have twenty (20) days to select a third person to be the sole Expert. If either Party fails to make its respective selection of a person within the ten (10)-day period described above, then the other Party’s selection shall be appointed to act as the Expert. If the two (2) persons so selected shall fail to select a third person to act as the Expert within the twenty (20)-day period described above, then the dispute shall be resolved by an Arbitration Tribunal in accordance with Section 17.2 hereof.

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6.1.3.1.2 Expert Resolution Process. Following selection of the Expert, each Party shall be entitled to make written submissions to the Expert. If a Party makes any submission to the Expert, such Party shall also provide a copy of its submission to the other Party and the other Party shall have the right to respond in writing to such submission. The Parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the Parties. The Expert shall (i) establish a timetable for the making of such submissions and replies; and, (ii) determine the location at which any proceeding shall be conducted.
6.1.3.1.3 Decision of Expert. The Expert shall notify the Parties in writing of his/her decision within thirty (30) days from the date on which the Expert has been selected, or such other period as the Parties and the Expert may agree.
6.1.4 Operation in Accordance with Business Plan. Manager shall use commercially reasonable efforts and exercise prudent business judgment to Operate the Managed Facilities in accordance with the Business Plan for the applicable Fiscal Year. If, during the year, Manager becomes aware of any material deviation in actual results or Operations of the Managed Facilities relative to that represented in the Business Plan, Manager shall promptly notify Owner and Manager and Owner shall use commercially reasonable efforts to amend or modify the Business Plan as necessary to address the impact on Operations from such deviations. Notwithstanding anything herein to the contrary, the Parties agree that Manager may with prior written notice to Owner vary from any Business Plan as follows:
(a) Manager may apply the cost savings in one line item of the Business Plan to offset any costs increases in another item in the Business Plan;
(b) The expenses provided for in the Business Plan for any Fiscal Year that vary based on the occupancy and use of the Managed Facilities shall be increased accordingly to the extent that occupancy and/or use of the Managed Facilities for any Fiscal Year exceeds the occupancy and use projected in the Business Plan for such Fiscal Year;
(c) Manager may pay all expenses that are not within the ability of Manager to control (including real estate and personal property Taxes, utilities and insurance premiums), without reference to the amounts provided for in the Business Plan for such Fiscal Year;
(d) Manager may make any expenditures that are reasonably required to avoid potential injury to persons or damage to the Managed Facilities or related property, whether or not provided for, or within the amounts provided for, in the Business Plan for such Fiscal Year; and

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(e) To the extent not governed by the provisions of Section 3.2 of this Agreement, during a Fiscal Year the Manager may make any expenditures in an aggregate amount in any given year not exceeding ONE HUNDRED THOUSAND DOLLARS (US$100,000.00), that are reasonably required to comply with, or cure or prevent any violation of, any Applicable Law, the Investment Certificate, fire and life safety standards, or to prevent or remedy any threatened or actual material breach of any agreement affecting the Managed Facilities, whether or not provided for or within the amounts provided for in the Business Plan for such Fiscal Year. Manager may make any other expenditures in an aggregate amount in any given year not exceeding TWO HUNDRED FIFTY THOUSAND DOLLARS (US$250,000.00) that are reasonably required to prevent or remedy any threatened or actual Extraordinary Event that would have a material adverse impact on the Managed Facilities or its Operations.
If there is a dispute between the Parties as to materiality of an amount under this Section 6.1.4, such dispute shall be referred to the Operating Committee for determination in accordance with Section 17.1.
6.1.5 Amendments to Business Plan. Unless a contingency plan is included in the then approved Business Plan, the Manager shall prepare and submit within twenty (20) days following the next calendar quarter to Owner any amendments to an approved Business Plan necessary by reason of (i) fiscal exigencies in which the Gross Operating Profits of the entire Managed Facilities after the first twelve months of operations have or reasonably may be expected to decline in any two consecutive calendar quarters by an aggregate thirty percent (30%) or more from the projections in the approved Business Plan; (ii) the occurrence of any Extraordinary Event; or, (iii) any other cause warranted in the prudent business judgment of the Manager. A proposed amendment to a Business Plan shall be subject to review and approval by the Owner in accordance with the procedures of Article 6 of this Agreement.
6.1.6 Projections in Business Plan. Except as provided in Section 16.4, (i) neither Manager nor its Affiliates shall have any liability whatsoever to Owner or any other Person for any divergence between such budgets and projections and actual operating results achieved, (ii) the failure of the Managed Facilities to achieve any Business Plan for any Fiscal Year shall not constitute a default by Manager or give Owner the right to terminate this Agreement; and, (iii) if Owner provides any such budgets or projections to a third party (subject to the confidentiality provisions in Section 19.8), Owner shall advise such third party in writing of the substance of the limitation on liability set forth in this Section 6.1.5. Notwithstanding anything herein to the contrary, in no event shall this Section 6.1.5 limit Owner’s right to bring a claim against Manager for breach of this Agreement.

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6.2 Maintenance and Repair and Capital Improvements.
6.2.1 Maintenance and Repair. Manager shall perform or cause to be performed all Maintenance and Repair in accordance with this Agreement (including as provided in any approved Business Plan) or as otherwise approved by Owner to (i) keep the Managed Facilities in good working order and condition and in compliance with the Standards as provided in the Business Plan; or, (ii) comply with, and cure or prevent the violation of, any Applicable Laws or the Investment Certificate; provided, however, if any such Maintenance and Repairs shall be made necessary by any condition against the occurrence of which Owner has received or is entitled to the benefit of the guarantee or warranty, then Manager shall use commercially reasonable efforts to invoke such guarantees or warranties in Owner’s or Manager’s name and Owner will cooperate fully with Manager in the enforcement thereof. Manager shall use funds from the Operating Accounts for such Maintenance and Repair.
6.2.2 Routine Capital Improvements. Manager shall cause to be performed all Routine Capital Improvements in accordance with the approved Business Plan for the applicable Fiscal Year and as otherwise specifically required by this Agreement, or as otherwise approved by Owner to (i) keep the Managed Facilities in good working order and condition and in compliance with the Standards as provided for in the Business Plan; or, (ii) comply with, and cure or prevent the violation of, any Applicable Laws or the Investment Certificate. In order to facilitate the funding of Routine Capital Improvements, Manager shall set aside on a monthly basis an amount equal to a pro rata share of the Reserve Fund Contribution by transferring funds from the Operating Accounts to the Reserve Funds. All interest earned in the Reserve Funds shall be added to the Reserve Funds and shall be credited against amounts required to be deposited in the Reserve Funds. At the end of each Fiscal Year, all amounts not expended from the Reserve Funds shall be carried forward to the next Fiscal Year. Once the Reserve Funds so deposited are in an amount provided in the approved Business Plan, any additional Reserve Fund Contribution is abated until the total amount of the Reserve Fund shall be less than seventy-five percent (75%) of such amount unless otherwise provided in such Business Plan. In the event the required amount of funds in the Reserve Fund does not provide sufficient funds to meet the Routine Capital Improvements requirements of the Business Plan for the applicable Fiscal Year or as otherwise specifically required by this Agreement, the Manager may submit to the Owner a Funds Request and the Owner is responsible to provide additional funds to augment the Reserve Fund to such extent within sixty (60) days. If any such Routine Capital Improvements shall be made necessary by any condition against the occurrence of which Owner has received or is entitled to the benefit of the guarantee or warranty, then Manager shall use its commercially reasonable efforts to invoke such guarantees or warranties in Owner’s or Manager’s name and Owner will cooperate fully with Manager in the enforcement thereof. The Parties shall submit any matter in dispute regarding (a) the Reserve Fund and its administration; or, (b) a Funds Request for funds not previously approved in a Business Plan to the Operating Committee for determination in accordance with Section 17.1.

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6.2.3 Major Capital Improvements. Subject to Section 6.2.5, Manager shall cause to be performed all Major Capital Improvements in accordance with the approved Business Plan for the applicable Fiscal Year and as otherwise specifically required by this Agreement, or as otherwise approved by Owner to (i) keep the Managed Facilities in compliance with the Standards as provided for in the Business Plan; or, (ii) comply with, and cure or prevent the violation of, any Applicable Laws or the Investment Certificate. Subject to the terms of an approved Business Plan or Owner’s prior written approval, Manager shall have the right to contract with any Affiliate of Manager to perform the work related to any Major Capital Improvement. Except in accordance with the approved Business Plan for the applicable Fiscal Year, no Major Capital Improvements will be performed by Manager or its affiliates unless approved in writing by the Owner, which approval may be given or withheld in Owner’s reasonable discretion. All Major Capital Improvements shall be performed at Owner’s expense, and not from funds in the Operating Accounts or the Reserve Funds; provided, however, if any such Major Capital Improvements shall be made necessary by any condition against the occurrence of which Owner has received or is entitled to the benefit of the guarantee or warranty, then Manager shall use its reasonable efforts to invoke such guarantees or warranties in Owner’s or Manager’s name and Owner will cooperate fully with Manager in the enforcement thereof.
6.2.4 Remediation of Design or Construction Issues. If the design or construction of the Managed Facilities presents a risk of injury to persons or damage to the Managed Facilities, or results in non-compliance with the Applicable Law or the Investment Certificate, then Owner shall use commercially reasonable efforts to perform all work necessary to remedy such design or construction issue in the Managed Facilities as expeditiously as possible. Such work shall be performed at Owner’s expense, and not from funds in the Operating Accounts or the Reserve Funds; provided, however, funds may be used from the Reserve Funds where (i) such expense does not exceed ten percent (10%) of the balance of the Reserve Funds; and, (ii) otherwise there are and will be adequate Reserve Funds to complete the Routine Capital Improvements in accordance with the Business Plan for the then current Fiscal Year. Owner and Manager shall use best efforts to coordinate any work performed pursuant to this Section 6.2.4 to minimize any disruption to the Operations of the Managed Facilities.
6.2.5 Management of Managed Facilities Renovation and Construction Projects. Owner shall have the right, but not the obligation, to administer any Managed Facilities renovation or construction project that exceeds a total budget cost of ONE MILLION DOLLARS (US$1,000,000.00) (as such amount shall be increased annually by the Index on January 1 of each year following the Effective Date); provided, however, that (i) any Affiliate of Manager shall be allowed to bid on all such projects but shall only be awarded the right to work on the project with Owner’s prior written approval (either in an approved Business Plan or independently), which approval may be given or withheld in Owner’s sole and absolute discretion; (ii) prior to commencement of such project, Owner shall submit to Manager, for its approval, which may not be unreasonably withheld, all project plans, drawings and

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specifications solely for Manager to confirm compliance with the Standards and shall ensure that the final plans, drawings and specifications pursuant to which such project is undertaken conform to those approved by Manager; (iii) all materials used in, and the quality of installation and finish with respect to, such project shall be equal to or better than those required by the Standards; (iv) the contractors, architects and other consultants utilized by Owner with respect to such project shall be fully insured and bonded, to the extent available under the Applicable Law of Vietnam and to the extent that obtaining such insurance and bonding is commercially reasonable, and, to the extent that it impacts Operations, subject to the reasonable approval of Manager (based on reputation and experience); (v) such project shall be completed in accordance with the Standards; and, (vi) Owner shall (A) work cooperatively with Manager to minimize interruption to Operations of the Managed Facilities, and to the experience of the Managed Facilities’ guests, patrons and customers from such project; and, (B) coordinate with Manager prior to undertaking any activity with respect to such project that could materially and adversely affect guest, patron or customer experience at the Managed Facilities or Manager’s Operation of the Managed Facilities. The Parties shall submit any matter in dispute regarding any Managed Facilities renovation or construction project that exceeds a total budget cost of ONE MILLION DOLLARS (US$1,000,000.00) (as such amount shall be increased annually by the Index on January 1 of each year following the Effective Date) to the Operating Committee for determination in accordance with Section 17.1.
6.3 Personnel.
6.3.1 Employment of Personnel. All Personnel, other than Senior Executive Personnel and Corporate Personnel, shall be employees of Owner. Subject to Section 3.3 and other provisions of this Agreement, Manager shall have the right to hire and employ contract employees on behalf of and in the name of Owner in connection with the Operation of the Managed Facilities. All Personnel Costs (including Personnel Costs of Senior Executive Personnel and of any contract employee) incurred in accordance with this Agreement shall be Operating Expenses. Owner shall indemnify Manager in respect of any Third Party Claim by Personnel (other than any Senior Executive Personnel who are employees of Manager) alleging that Manager is the employer of such Personnel (subject to the provisions of Article 13). All Senior Executive Personnel shall be employed by Manager in compliance with the Applicable Law of Vietnam. If, at any time during the Operating Term, Owner is displeased with the performance of any Senior Executive Personnel, Owner shall notify Manager and Manager shall reasonably consider Owner’s concerns with respect thereto and take appropriate actions (including, without limitation, the transfer or termination of such Senior Executive Personnel) as reasonably determined by Manager, to address Owner’s concerns; provided, however, the continuing employment of Personnel, including Senior Executive Personnel, shall be determined by the Manager subject to the terms of this Agreement.

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6.3.2 Selection of Personnel. Subject to Applicable Law in Vietnam, Manager shall recruit, screen, appoint, hire, pay, train, supervise, instruct and direct the Managed Facilities’ general manager and department heads, and they, or other Personnel to whom they may delegate such authority, shall recruit, screen, appoint, hire, pay, train, supervise, instruct and direct all other Personnel necessary or advisable for the Operation of the Managed Facilities, and discipline, transfer, relocate, replace, terminate and dismiss any Personnel. Notwithstanding the foregoing, Owner shall have the right to interview and approve the candidates selected by Manager as Key Executive Personnel prior to their appointment. In connection with selecting Key Executive Personnel, Manager shall prepare a written statement of the job description, required qualifications and criteria for each position, including educational and professional experience, and salary range (including bonuses, benefits and other compensation (e.g. relocation costs), which will be submitted to Owner. Owner and Manager shall meet and confer within thirty (30) days of Owner’s receipt of such written statement and thereafter the Owner and Manager shall mutually agree on such written statement for each Key Executive Personnel position. Owner shall be provided the opportunity to interview at the Managed Facilities or another mutually acceptable location each Key Executive Personnel candidate identified by Manager and selected based on the written position statements adopted by the Owner and Manager. Approval by Owner of each such candidate proposed by Manager having the requisite qualifications approved by the Parties for the proposed position will not be unreasonably delayed or denied. Owner will be deemed to have approved any Key Executive Personnel if the Owner (i) does not interview any such candidate within thirty (30) days after Manager’s notice of a proposed appointment; or, (ii) fails to deliver notice of disapproval of such appointment within fifteen (15) Business Days after any such interview of the candidate.
6.3.3 Terms of Employment. Owner’s right to review and approve the remuneration of Personnel shall be exercised in connection with the Business Plan review process and with reasonable consideration of the qualifications of Personnel and market conditions for employees of resorts comparable to the Managed Facilities. Subject to the Applicable Law in Vietnam, Manager shall, except as described otherwise herein, have discretion (consistent with the approved Business Plan) with respect to all Personnel, including decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all Personnel, and, generally, establishing and maintaining all policies relating to employment, including (a) the terms of employment, including recruiting, screening, appointment, hiring, compensation, bonuses, severance, pension plans and other employee benefits, training, supervision, instruction, direction, discipline, transfer, relocation, replacement, termination and dismissal of Personnel; and, (b) the exercise of any rights or remedies under any Applicable Laws relating to labor matters in relation to the Managed Facilities and the Personnel, including union organization, recognition and withdrawal of recognition, union elections, contract negotiation on a single-employer or multi-employer basis (including the right to negotiate and execute collective bargaining or similar agreements), grievances, unfair labor practice charges, strikes and lockouts. Manager shall process the payroll and benefits for Personnel. Notwithstanding anything to the contrary contained herein, Manager must make all employment decisions so as not to violate any Applicable Laws in Vietnam and in the exercise of prudent business judgment. Manager shall indemnify Owner in respect of any Third Party Claim (i) by Personnel alleging that Manager violated any Applicable Laws relating to such Personnel’s employment; (ii) related to the continued employment of Senior Executive Personnel after notice of an objection thereto by Owner pursuant to Section 6.3.1; or (iii) based on allegations of Manager’s Negligence in the selection, training or supervision of any Personnel, each subject to the provisions of Article 13).

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6.3.4 Shared Personnel. The Manager may charge as an Operating Expense of the Managed Facilities the costs associated with the services and time of Corporate Personnel allocated to support multiple operations of the Manager or its Affiliates for the business purposes and at the rates prescribed in the approved Business Plan.
6.3.5 Solicitation of Personnel. Without the prior written approval of the Manager, Owner, on behalf of itself, and its Affiliates and its and their successors, hereby agrees not to solicit the employment of any Senior Executive Personnel at any time during the Term or within one (1) year following the expiration or termination of this Agreement.
6.4 Bank Accounts.
6.4.1 Administration of Bank Accounts. Owner shall establish and Manager shall administer on Owner’s behalf the bank accounts listed in this Section 6.4 (the “Bank Accounts”) at an internationally recognized bank or banks selected by Manager and reasonably approved by Owner. All Bank Accounts shall be established in the name of Owner, doing business as the Managed Facilities Name; provided, however, Manager shall have, during the Term the exclusive and, absent Gross Negligence or Willful Misconduct, irrevocable control, over the Bank Accounts solely for the purpose of performing its duties as set forth in this Agreement. The Bank Accounts may include but are not limited to (a) account(s) for the purposes of depositing all funds received in the Operation of the Hotel and paying all Hotel Operating Expenses and all other amounts due to Manager or its Affiliates in connection with the Hotel (the “Hotel Operating Account”); (b) account(s) for the purposes of depositing all funds received in the Operation of the Gaming Facilities and paying all Casino Operating Expenses and all other amounts due to Manager or its Affiliates in connection with the Casino (the “Casino Operating Account”); (c) account(s) into which amounts sufficient to cover all Hotel Personnel Costs shall be deposited from time to time by Manager, by transfer of funds from the Hotel Operating Account (the “Hotel Payroll Account”); (d) account(s) into which amounts sufficient to cover all Casino Personnel Costs shall be deposited from time to time by Manager, by transfer of funds from the Casino Operating Account (the “Casino Payroll Account”); (e) an interest-bearing account into which the Reserve Fund Contributions shall be deposited from time to time by Manager, by transfer of funds from the Operating Accounts in accordance with Section 6.2.2; and, (f) such other accounts as Manager and Owner deem reasonably necessary or desirable. Manager shall not have the right to transfer funds between the Bank Accounts established for the Hotel and those established for the Casino without Owner’s prior written approval or except as provided in an approved Business Plan.

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6.4.2 Authorized Signatories. Manager designees shall be the only Persons authorized to make deposits and withdraw funds from the Bank Accounts. All deposits and withdrawals shall be made in accordance with this Agreement and Manager’s standard accounting policies and practices. Manager shall establish sufficient controls to ensure accurate reporting of all transactions and against risk of loss by acts of Personnel involving the Bank Accounts.
6.4.3 Liability for Loss in Bank Accounts. Manager shall invest any funds that are in the Bank Accounts in Permitted Investments selected by Owner and as directed by Owner (provided that such selections and directions do not materially and adversely impact the ability of Manager to Operate the Managed Facilities in accordance with the Agreement). If Owner fails to direct Manager pursuant to the preceding sentence, then Manager shall have the right, in its reasonable discretion, to invest or cause to be invested any funds that are in the Bank Accounts in Permitted Investments. Owner shall bear all losses suffered in any Bank Account, or in any investment of funds in any Bank Account, and neither Manager nor its Affiliates shall have any liability or responsibility for such losses, except from and after an Affiliate Investment Event to the extent of uninsured losses caused by Manager’s Negligence in the selection, training and supervision of any Personnel or otherwise caused by Manager’s Gross Negligence or Willful Misconduct. Manager shall arrange for Owner to receive monthly statements in sufficient detail to permit Owner to monitor Manager’s administration of the Bank Accounts pursuant to this Agreement, and Owner shall otherwise be responsible to monitor the financial institutions in which the Bank Accounts are held, and shall bear the risk of insolvency of any such financial institution.
6.4.4 Disbursement of Funds to Owner. On or about the twenty-fifth (25th) day of each calendar month, Manager shall disburse to Owner, as directed by Owner, any funds remaining in the Operating Accounts at the end of the immediately preceding month after payment or disbursement of the following in the following order of priority:
(a) Payment of all Operating Expenses and other amounts payable from the Operating Accounts in accordance with this Agreement;
(b) Payment by Manager of all accrued but unpaid Base Management Fee and for any unpaid advances made by Manager pursuant to the terms of Section 6.5.3;
(c) Deposit of the Reserve Fund Contributions due for such month in the Reserve Funds;

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(d) Retention of funds in the Operating Accounts in the amounts necessary for any operating reserve account as approved in the Business Plan to pay any recurring major Operating Expenses (e.g. property taxes) that will be due and payable in the ordinary course of business within thirty (30) days;
(e) Payment of Manager Incentive Fees, which will be classified as an Operating Expense except for the limited purpose of their calculation; and,
(f) Such other amounts as may be agreed to by Owner and Manager in accordance with the Business Plan (any such disbursement, an “Owner Disbursement”).
6.5 Funds for Operation of the Managed Facilities.
6.5.1 Operating Funds. Owner shall use commercially reasonable efforts to provide at all times the funds as necessary to provide the Working Capital and the Bankroll in the amounts determined in accordance with the then applicable approved Business Plan. At Owner’s sole discretion, funds provided to the Operating Accounts by the Owner may be deposited to and disbursed from the Owner’s capital accounts.
6.5.2 Additional Funds. If Manager reasonably determines at any time during the Operating Term that (a) there has been an operating loss (i.e., negative Gross Operating Profits) for any month during the Operating Term; or, (b) the available funds in the Operating Accounts are insufficient to allow for the uninterrupted and practicable Operation of the Managed Facilities in accordance with this Agreement, then Manager shall notify Owner of the anticipated or actual amount of the deficiency in Working Capital or Bankroll and submit a Funds Request to Owner. Owner shall review and act on the Funds Request within ten (10) Business Days after the delivery of such request. Any dispute relating to denial of all or part of a Funds Request pursuant to this Section 6.5.2 shall be referred to the Operating Committee for determination in accordance with Section 17.1.
6.5.3 Manager Operating Funds Advances. In the event Owner is unable to provide all or any portion of the amount requested in a Funds Request and a dispute is not pending before the Operating Committee under Section 6.5.2, Manager shall have the right (but not the obligation), to advance such funds on Owner’s behalf. Owner shall reimburse Manager for any such advance within thirty (30) days of demand by Manager, together with interest thereon as provided in Section 4.2. If the Owner does not reimburse the Manager within the thirty-day period herein, Manager shall have the right to reimburse itself from any available funds from the Operating Accounts or the Reserve Fund prior to any distributions from the Operating Accounts to Owner, for all amounts advanced by Manager, together with interest thereon as provided in Section 4.2. Owner shall reimburse the Reserved Fund for any amount disbursed to Manager pursuant to this Section 6.5.3 within sixty (60) days written notice of such disbursement from Manager.

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6.5.4 Failure to Provide Funds. If Owner fails to deposit all or any portion of the amount requested in a Funds Request (as determined by the Operating Committee in the event of a dispute), Manager shall have the right (but not the obligation), to (a) withdraw funds from the Reserve Fund, in which case Manager shall notify Owner as promptly as reasonably possible of the making of any such withdrawal from the Reserve Funds, and Owner shall replenish the Reserve Funds in the amount of such withdrawal within thirty (30) days after such notice from Manager to Owner; (b) advance such funds on Owner’s behalf; or, (c) use its credit to incur, on Owner’s behalf, (i) any Operating Expenses and (ii) expenditures for Routine Capital Improvements or Major Capital Improvements then provided for in the Business Plan or otherwise approved by Owner or authorized under this Agreement, in which case Owner shall pay for such goods or services when such payment is due. If Owner fails to pay for such goods or services when such payment is due, then Manager shall have the right (but not the obligation), without affecting Manager’s other remedies under this Agreement, to pay for such goods or services. In the event of any advance by Manager, or Manager’s payment for such goods or services, Owner shall reimburse Manager within thirty (30) days of demand by Manager, together with interest thereon as provided in Section 4.2, and Manager shall have the right to reimburse itself from any available funds from the Operation of the Managed Facilities (including the Operating Accounts and the Reserve Funds), prior to any distributions to Owner, for all amounts advanced by Manager, together with interest thereon as provided in Section 4.2.
6.6 Parking. Owner shall make available for the Managed Facilities’ exclusive use, at no incremental cost to the Managed Facilities, parking facilities as determined in accordance with the Collaboration Agreement. The parking facilities are a component of the Managed Facilities.
6.7 Use of Affiliates by Manager. Manager may use the services of one or more of its Affiliates in performing its obligations under this Agreement; provided, however, that any services performed by such Affiliates shall be subject to the same terms applicable to Manager under this Agreement, and Manager shall be responsible for its Affiliate’s performance. In addition, Manager shall defend, indemnify, and hold harmless all Owner Indemnified Parties for, from and against any and all Third Party Claims that any Owner Indemnified Parties incur to the extent caused by Manager’s use of one of its Affiliates and the acts or omission of such Affiliates in performing their obligations pursuant to this Section 6.7, but only to the extent that Manager would otherwise be liable to Owner hereunder.

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6.8 Limitation on Manager’s Obligations.
6.8.1 Availability of Funds. Except as otherwise provided in this Agreement, including without limitation Section 6.5.1 and 6.5.2, Manager’s obligations under this Agreement are subject in all respects to the availability of sufficient funds from the Operation of the Managed Facilities, or which are otherwise provided by Owner.
6.8.2 Pre-Existing Conditions and External Events on the Managed Facilities. Notwithstanding anything to the contrary in this Agreement, Manager shall have no responsibility whatsoever for the remediation, abatement, correction, cure or administration of any environmental, construction, personnel, real property or other problems that arise on the Managed Facilities during the Operating Term that (a) relate to the Operation or condition of the Managed Facilities, or activities undertaken at the Managed Facilities or on the Project, prior to the Operating Term; or, (b) are caused by or arise from sources outside of the Managed Facilities, and Owner shall retain full managerial and financial responsibility and liability for and control over the remediation, abatement, correction, cure and administration of such problems, and shall take such actions in a timely manner with as little disturbance or interruption of the use of the Managed Facilities. Notwithstanding the foregoing, Manager shall have the right, but not the obligation, to take appropriate steps, at Owner’s expense, to (i) comply with, or cure or prevent the violation of, any Applicable Laws as provided in this Agreement; (ii) avoid or minimize any actual or potential injury to persons or damage to the Managed Facilities or other property; and, (iii) avoid or minimize any risk of criminal or civil liability to Manager, Owner and their Affiliates.
6.8.3 Pre-Existing Conditions and External Events on the Other Site Components. Notwithstanding anything to the contrary in this Agreement, Manager shall have no responsibility whatsoever for the remediation, abatement, correction, cure or administration of any environmental, construction, personnel, real property or other conditions that arise on or in connection with the Other Site Components.
6.8.4 Pre-Opening Period. Notwithstanding anything to the contrary in this Agreement, Manager shall have no obligation to provide any services for the Operation of the Managed Facilities other than the Pre-Opening Services prior to the commencement of the Operating Term.
6.9 Third Party Operated Areas.
6.9.1 Selection of Third Party Operators. The Parties acknowledge that the Other Site Components and other related facilities (“Third Party Operated Areas”) may be operated by third parties (the “Third Party Operators”) under a lease, operating or similar agreements (“Third Party Operating Agreements”). Subject to Section 6.9.2 below, the selection of a Third Party Operator for each Third Party Operated Area shall not be subject to approval or control of Manager; provided, however, that, such Third Party Operator satisfies the requirements of the Investment Certificate.

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6.9.2 Third Party Operating Agreements. Owner shall negotiate, enter into and administer any Third Party Operating Agreements; provided, however, Owner hereby covenants and agrees that such Third Party Operating Agreements shall not have a negative impact on (a) Manager or the Brand; (b) Manager’s ability to perform its obligations under this Agreement (or any related agreement disclosed to Owner); or, (c) the Managed Facilities. In addition, no Third Party Operating Agreement will permit any other Person to use any of the Managed Facilities without Manager’s prior written consent.
6.9.3 Standards. All Third Party Operators shall be required to operate the Third Party Operated Areas in accordance with the Investment Certificate and in a manner that will not have a negative impact on (a) Manager or the Brand; (b) Manager’s ability to perform its obligations under this Agreement (or any related agreement); or, (c) the Managed Facilities.
6.10 Shared Expenses. Owner and Manager acknowledge that some or all of the Managed Facilities may share common areas, facilities and services with Other Site Components or other portions of the Project, and in light of the integrated nature of the Project, and as contemplated by the Governing Documents, certain of the costs of management, operation, and maintenance of the Managed Facilities and such common areas, facilities may properly be allocable to two or more of the components of the Project, including the Managed Facilities (the “Shared Expenses”). Such Shared Expenses shall be fairly and equitably allocated between the various components of the Managed Facilities and the Project (including the Other Site Components) and in no event shall the Managed Facilities be unduly burdened. Owner shall provide Manager with its allocation methodology (and all appropriate supporting documentation) and shall be required to revise such allocation methodology to the extent that such Shared Expenses are not fairly and equitably allocated. Owner shall reasonably consider Manager’s concerns, if any, regarding such allocation. Owner shall not, directly or indirectly, cause or consent to any allocation of Shared Expenses to the Managed Facilities other than in accordance with the methodology provided to Manager, except to the extent required to satisfy Applicable Law. All financial records and other relevant information relating to the Shared Expenses shall be made available to Manager at all reasonable times for examination, audit, inspection and copying. Any dispute concerning the fairness of the allocation shall be referred to the Operating Committee for determination in accordance with Section 17.1.
ARTICLE 7
BOOKS AND RECORDS
7.1 Maintenance of Books and Records. Manager shall keep books of account and other records relating to or reflecting the results of (i) the Operation of the Hotel, the Casino and the other Managed Facilities in all material respects in accordance with the Uniform System and in accordance with the Applicable Law of Vietnam; and, (ii) the Operation of the Gaming Activities in all material respects in accordance with Generally Accepted Accounting Principles and in accordance with the Applicable Law of Vietnam, in each case consistent with the then existing policies and standards as may be jointly established by Owner and Manager. All books of account and other financial records of the Managed Facilities shall be made available to Owner at all reasonable times for examination, audit, inspection and copying. All of the financial books and records of the Managed Facilities (other than any Manager Proprietary Rights included therein) shall be the property of Owner.

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7.2 Financial Reports. Manager shall cause to be prepared reasonably detailed monthly operating reports, based on information available to Manager, that reflect the financial results of the Operation of the Managed Facilities for each month of each Fiscal Year, in a format (which may be modified from time to time) generally recognized in hospitality and gaming industry accounting practices (the “Operating Reports”). Manager shall deliver each Operating Report to Owner on or before the twentieth (20th) calendar day of the month following the month (or partial month) to which such Operating Report relates. Within sixty (60) days after the close of each Fiscal Year, Manager shall deliver to Owner an annual operating statement in reasonable detail summarizing the Managed Facilities’ Operations for the immediately prior Fiscal Year, in a format (which may be modified from time to time) generally recognized in hospitality and gaming industry accounting practices (the “Annual Operating Statement”). Manager shall have the right, at its option, to provide Owner with automated delivery, in electronic format, the data required. Owner and Manager shall cooperate reasonably with each other in order to adapt to new technologies that may be available with respect to the transmission of such data.
7.3 Audit.
7.3.1 Regulatory Required Audits. Manager shall cause to be prepared by the Designated Accountant any and all audited financial reports required by Applicable Law or any Governmental Authority in connection with the Operations of the Managed Facilities, or in the absence of any such requirement an annual audit by the Designated Accountant of the Annual Operating Statement. Manager shall cooperate, assist and support the Designated Accountant in preparing any and all audited financial reports required of Owner by Applicable law or any Governmental Authority in connection with the Operations of the Managed Facilities. The costs incurred in connection with any regulatory required audit pursuant to this Section 7.3.1 shall be an Operating Expense.
7.3.2 Owner Required Audits. If Owner desires, at its own expense (and not as an Operating Expense), to audit, examine, or review the Annual Operating Statement, Owner shall notify Manager in writing within one hundred twenty (120) days after receipt of such Annual Operating Statement of its intention to audit and begin such audit no sooner than thirty (30) days and no later than sixty (60) days after Manager’s receipt of such notice. Owner shall complete such audit within ninety (90) days after commencement thereof. The foregoing shall not restrict any audit that is required in connection with an audit of Owner or any of its

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Parent Companies in accordance with the Applicable Law of Vietnam; provided, however that, if such audit relates solely to the Managed Facilities, the cost and expense of such audit shall be an Operating Expense and if such audit relates to any other business of Owner or its Parent Companies (in addition to the Managed Facilities), the cost of and expense of such audit shall be borne by Owner or its Affiliates and shall not be an Operating Expense. If any audit by Owner discloses an understatement of any amounts due Owner, Manager shall promptly pay Owner such amounts found to be due, plus interest thereon at the Interest Rate from the date such amounts should originally have been paid. If any audit discloses that Manager has not received any amounts due it, Owner shall pay Manager such amounts, plus interest thereon at the Interest Rate from the date such amounts should originally have been paid. Any dispute concerning the accuracy of an audit shall be referred to the Operating Committee for determination in accordance with Section 17.1. In the event such determination results in a variation in favor of Owner of five percent (5%) or more between the total amount originally reported by Manager and the total amount adjusted pursuant to such determination, Manager shall pay all reasonable costs of the accounting firm retained by Owner in performing the audit. In all other cases, where the variation in favor of the Owner exceeds TWO HUNDRED FIFTY THOUSAND DOLLARS (US$250,000.00), such costs shall be paid as an Operating Expense. In any other case, the Owner will be responsible for the costs of the accounting firm. All information regarding the Operation of the Managed Facilities which is obtained by Owner through an audit shall be considered either Owner Confidential Information or Manager Confidential Information and the Parties agree not to disclose such information except to the Operating Committee and as necessary to their respective advisors, attorneys and consultants participating in the audit process, who shall likewise be informed of the confidential nature of the information and of the duty not to disclose such information to third parties, except as required by Applicable Laws.
7.4 Consultation with Senior Executive Personnel. Upon Owner’s reasonable request, and in any event once each calendar quarter, Manager shall cause the Managed Facilities’ Senior Executive Personnel to consult with and advise Owner or Owner’s designees regarding the Operation of the Managed Facilities, including to review the performance of the Managed Facilities in relation to the Business Plan.
7.5 Affiliate Transactions. Within sixty (60) days after the end of each Fiscal Year, Manager shall deliver to Owner a statement of transactions relating to the Managed Facilities between Manager or any of its Affiliates for such Fiscal Year, certified by a financial officer of Manager. With respect to any Affiliate transactions other than those specifically contemplated herein, Manager shall obtain Owner’s prior written approval before entering into such transactions.

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ARTICLE 8
PROPRIETARY RIGHTS
8.1 Acknowledgment of Manager’s Rights. Owner acknowledges the rights of Manager and its Affiliates in and to the Manager Proprietary Rights and agrees that (a) Owner has not acquired, and Owner will not represent in any manner that Owner has acquired, in any manner, any ownership rights in Manager Proprietary Rights; (b) Manager may use and grant to others the right to use any Manager Proprietary Right, except as expressly provided otherwise in this Agreement; and, (c) the restrictions and limitations with respect to Owner’s use of Manager Proprietary Rights under this Agreement apply to all forms and formats, including print, video, electronic and other media (including identifiers) whether now known or hereinafter existing, and all other identifications and elements used in commerce. Owner shall not use any of Manager Proprietary Rights in any manner for any purpose whatsoever in (i) its legal name or any other trade or assumed name under which Owner does business, (ii) any publications, identifiers or other materials or information disseminated to the general public, or (iii) any prospectus, offering circular, financing document or marketing materials, in each case without Manager’s prior consent, and if consented to by Manager, then only as expressly permitted in (and subject to such restrictions as may be set forth in) such consent. Owner acknowledges and agrees that no default by Manager under this Agreement, or the expiration or termination of this Agreement, shall confer on Owner or any Person claiming by or through Owner, any right or remedy to use any of Manager Proprietary Rights in the Operation of the Managed Facilities or otherwise.
8.2 Infringement of Manager Proprietary Rights. Owner agrees that, during the Term and thereafter, Owner shall not, directly or indirectly, (a) apply for any rights or interests in Manager Proprietary Rights in any jurisdiction; (b) infringe Manager’s rights in Manager Proprietary Rights in any way; (c) contest or aid others in contesting the validity, ownership or right to use Manager Proprietary Rights; or, (d) take any other action in derogation of Manager Proprietary Rights. Owner promptly shall notify Manager of any unauthorized attempt to use any of Manager Proprietary Rights or any legal action instituted against Owner with respect to any Manager Proprietary Rights. Owner shall assist Manager and its Affiliates in taking such action as Manager may request to stop such activities, but shall take no action nor incur any expenses on Manager’s behalf without Manager’s prior written approval. Manager shall have the right to select legal counsel and control all litigation with respect to any action brought against Owner or Manager by a third party with respect to Manager Proprietary Rights. If Manager undertakes the defense or prosecution of any litigation relating to Manager Proprietary Rights, Owner shall execute any and all documents and take or not take such other actions as may, in the opinion of Manager’s legal counsel, be reasonably necessary to carry out such defense or prosecution, and Manager shall reimburse Owner for its expenses in taking any such actions. This Section 8.2 shall survive the expiration or termination of this Agreement.

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8.3 Acknowledgment of Owner’s Rights. Manager acknowledges the rights of Owner and its Affiliates in and to the Owner Proprietary Rights and agrees that (a) Manager has not acquired, and Manager will not represent in any manner that Manager has acquired, in any manner, any ownership rights in Owner Proprietary Rights; (b) Owner may use and grant to others the right to use any Owner Proprietary Right, except as expressly provided otherwise in this Agreement; and, (c) the restrictions and limitations with respect to Manager’s use of Owner Proprietary Rights under this Agreement apply to all forms and formats, including print, video, electronic and other media (including identifiers) whether now known or hereinafter existing, and all other identifications and elements used in commerce. Except to the extent necessary to perform its obligations under this Agreement, Manager shall not use any of Owner Proprietary Rights in any manner for any purpose whatsoever in (i) its legal name or any other trade or assumed name under which Manager does business; (ii) any publications, identifiers or other materials or information disseminated to the general public; or, (iii) any prospectus, offering circular, financing document or marketing materials, in each case without Owner’s prior consent, and if consented to by Owner, then only as expressly permitted in (and subject to such restrictions as may be set forth in) such consent. Manager acknowledges and agrees that no default by Owner under this Agreement, or the expiration or termination of this Agreement, shall confer on Manager or any Person claiming by or through Manager, any right or remedy to use any of Owner’s Proprietary Rights in the Operation of the Managed Facilities or otherwise.
8.4 Infringement of Owner Proprietary Rights. Except to the extent necessary to perform its obligations under this Agreement, Manager agrees that, during the Term and thereafter, Manager shall not, directly or indirectly, (a) apply for any rights or interests in Owner Proprietary Rights in any jurisdiction, (b) infringe Owner’s rights in Owner Proprietary Rights in any way, (c) contest or aid others in contesting the validity, ownership or right to use Owner Proprietary Rights, or (d) take any other action in derogation of Owner Proprietary Rights. Manager promptly shall notify Owner of any unauthorized attempt to use any of Owner Proprietary Rights or any legal action instituted against Manager with respect to any Owner Proprietary Rights. Manager shall assist Owner and its Affiliates in taking such action as Owner may request to stop such activities, but shall take no action nor incur any expenses on Owner’s behalf without Owner’s prior written approval. Owner shall have the right to select legal counsel and control all litigation with respect to any action brought against Manager or Owner by a third party with respect to Owner Proprietary Rights. If Owner undertakes the defense or prosecution of any litigation relating to Owner Proprietary Rights, Manager shall execute any and all documents and take or not take such other actions as may, in the opinion of Owner’s legal counsel, be reasonably necessary to carry out such defense or prosecution, and Owner shall reimburse Manager for its expenses in taking any such actions. This Section 8.4 shall survive the expiration or termination of this Agreement.
8.5 Improvements to System. Except as provided in the Brand Agreement, all intellectual property rights to the improvements in any system used exclusively at or in connection with the Managed Facilities (including improvements to any technology systems) developed or suggested by either party or any of their Affiliates (the “System Improvements”) are hereby irrevocably assigned by Manager to Owner and upon creation shall be and become the exclusive property of Owner; provided, however, Manager and any of its Affiliates shall have the right to use without fee or charge any System Improvements in connection with the Operation of the Managed Facilities.
8.6 Use of Confidential Information. Manager shall use all Manager Confidential Information and Owner Confidential Information, including, but not limited to, Customer Data and Guest Data, in compliance with the Applicable Law of Vietnam.

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ARTICLE 9
MANAGED FACILITIES BRANDING STANDARDS
9.1 Modifications to Standards. The Manager and Owner shall review, update and revise the Standards as necessary following the Managed Facilities Opening Date in accordance with the terms of this Agreement and subject to the approval of the Operating Committee. The Owner or the Manager may submit to the Operating Committee a request to revise the Standards.
9.2 Managed Facilities Signage. To support Manager’s marketing program for the Managed Facilities, from time to time during the term hereof, Owner agrees to erect and install, in accordance with local codes and regulations, all signage Owner and Manager deem necessary in, on or about the Managed Facility, including, but not limited to, signage bearing the Brand Identification Materials as defined in the Brand Agreement. The costs of purchasing, leasing, transporting, constructing, maintaining and installing the required signage and any related systems shall be either a capital expenditure or Operating Expenses as appropriate and as set forth in the approved Business Plan.
ARTICLE 10
PRE-OPENING SERVICES
10.1 Pre-Opening Business Plan.
10.1.1 Pre-Opening Budget. Within one hundred eighty (180) days following the Effective Date, Manager shall prepare and deliver to Owner an operating budget and plan (including anticipated capital projects) (the “Pre-Opening Business Plan”) for Pre-Opening Services, prepared in accordance with the Planning and Budgeting Procedures, which shall set forth in reasonable detail plans and expenses proposed to be incurred for:
(a) The staffing of the Managed Facilities prior to the Managed Facilities Opening Date, including the training of the staff (together with an organizational chart of personnel required to staff the Managed Facilities prior to the Managed Facilities Opening Date), a schedule of anticipated dates for the commencement of full time service by such Personnel, a schedule of the compensation to be paid to such Personnel (including the cost of any relocation assistance to be provided to such Personnel) and any other information related to such Personnel;
(b) The marketing plan and program, including promotion of the Managed Facilities prior to the Managed Facilities Opening Date, proposed sales, marketing and advertising programs, printed material, travel and business entertainment programs;

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(c) The organization of the Managed Facilities’ Operations prior to the Managed Facilities Opening Date and services, including those to be operated by tenants, subtenants, licensees or concessionaires;
(d) The partial Operation of the Managed Facilities prior to the Managed Facilities Opening Date for the purpose of staff training and operational and promotional development; and,
(e) The specialized training of all Casino Personnel.
The Parties acknowledge and agree that the Pre-Opening Business Plan will include a contingency line item for miscellaneous expenditures; which line item shall be subject to Owner’s approval in accordance with Section 10.1.2.
Manager may submit the Pre-Opening Business Plan for the Managed Facilities to Owner in portions from time to time as each portion is completed; provided, that, each portion thereof so submitted shall be cumulative in nature, and shall reflect any changes in portions thereof previously submitted until a complete and overall version of the applicable Pre-Opening Business Plan has been submitted.
10.1.2 Approval of Pre-Opening Business Plan. Owner shall review the proposed Pre-Opening Business Plan and shall provide Manager with any objections to such proposed Pre-Opening Business Plan in writing, in reasonable detail, within sixty (60) days after receipt of the proposed Pre-Opening Business Plan from Manager. Owner shall be deemed to have approved that portion of any proposed Pre-Opening Business Plan to which Owner has not objected in writing within such time period. If Owner objects to any portion of the proposed Pre-Opening Business Plan in accordance with this Section 6.1.2, the Parties shall meet within fourteen (14) Business Days after Manager’s receipt of Owner’s objections and discuss such objections, and then Manager shall submit written revisions to the proposed Pre-Opening Business Plan after such discussion. Owner and Manager shall use reasonable good faith efforts to reach an agreement on the Pre-Opening Business Plan. If Owner and Manager are not able, after good faith negotiations, to agree upon all or any portion of the Pre-Opening Business Plan prior to the date which is one hundred eighty (180) days after Manager’s delivery of the Pre-Opening Business Plan to Owner, any dispute relating to a portion or all of the Pre-Opening Business Plan shall be resolved pursuant to an Owner Directive. The proposed Pre-Opening Business Plan, as modified to reflect the revisions agreed to by Owner and Manager or the determination by an Owner Directive, shall become the Pre-Opening Business Plan. Owner shall act reasonably and exercise prudent business judgment in approving, or objecting to, all or any portion of the Pre-Opening Business Plan (including capital projects); provided, however, Owner shall not have the right to eliminate from the

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Pre-Opening Business Plan (i) any expenditures that are specifically required to be made in accordance with the Standards, Applicable Laws or this Agreement (subject to the limitations on Standard Changes); or, (ii) costs and expenses that are not within the control of Owner and/or Manager (e.g., increases in real estate and personal property Taxes, costs of utilities and insurance premiums). Upon approval by Owner of the Pre-Opening Business Plan, Manager shall carry out the activities contemplated in the applicable Pre-Opening Business Plan or any portion thereof which has been approved or deemed approved. Manager may, from time to time, submit revisions to the Pre-Opening Business Plan to Owner for Owner’s review and approval (which approval shall be deemed to have been given if no objection is made by Owner within fifteen (15) Business Days after receipt by Owner of the revisions) and any revisions so approved or deemed approved for all purposes shall constitute part of the Pre-Opening Business Plan.
10.2 Managed Facilities Opening Date. The Managed Facilities Opening Date shall occur on or before the Anticipated Opening Date; provided, however, that in the event that the Managed Facilities Opening Date does not occur on or prior to the Anticipated Opening Date the failure to open the Managed Facilities on or before the Anticipated Opening Date shall not be an Event of Default provided that the Managed Facilities Opening Date occurs on or before the Outside Opening Date, as such date may be extended due to delays caused by Manager or for any Extraordinary Event in accordance with and subject to Section 5.2, provided, that, (i) such date shall not extend beyond 270 days due to an Extraordinary Event; and, (ii) with respect to any delay caused by Manager, the Outside Opening Date shall each be extended by one day for each day that Manager fails to timely provide Owner with any approvals or information that Manager is required to provide Owner pursuant to the terms of this Agreement or the Collaboration and Assistance Agreement. Notwithstanding anything herein to the contrary, in no event shall Manager be required to operate either the Hotel or Casino prior to the Managed Facilities Opening Date. Without prejudice to any other rights of Manager hereunder, if Manager determines that the Managed Facilities Opening Date may be other than the Anticipated Opening Date contemplated in the Pre-Opening Business Plan, Manager shall submit to Owner for its approval a revision of the Pre-Opening Business Plan, which shall reflect any additional expense or saving, as the case may be, attributable to such rescheduled Anticipated Opening Date.
10.3 Pre-Opening Services. Prior to the Operating Term, Manager shall, subject to the provisions of this Agreement and the Collaboration Agreement, take such actions as it deems reasonably necessary to provide the following services in accordance with the Pre-Opening Business Plan (collectively, the “Pre-Opening Services”):
10.3.1 Establish, implement and monitor the pre-operating accounting, security, human resources, marketing and Compliance Systems;
10.3.2 Recruit, select and hire Personnel and implement necessary procedures, techniques and training programs to obtain and evaluate qualified applicants;

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10.3.3 Assist Owner in working with Vietnamese Governmental Authorities and other interested parties, as appropriate, in developing an appropriate national gaming regulatory framework, as well as secondary regulation;
10.3.4 Assist Owner in working with Vietnamese Governmental Authorities, as appropriate, in developing an appropriate national gaming fiscal framework, as well as secondary regulation;
10.3.5 Conduct, or assist with, relevant background checks relating to suitability standards and other matters, for potential Personnel;
10.3.6 Assist in the development of marketing and operation plans, including junkets and similar arrangements, in conjunction with key employees and independent agents;
10.3.7 In consultation with Owner, negotiate leases, licenses and concession agreements for stores, shops and other concessions constituting part of the Managed Facilities;
10.3.8 Meet with potential investors/financiers at management presentations by Owner and respond to reasonable due diligence enquiries from potential investors/financiers (for the avoidance of doubt, it is solely Owner’s responsibility to obtain the necessary financing for the Managed Facilities);
10.3.9 Assist Owner in procuring all licenses and permits that Owner is required to obtain for the Operation of the Managed Facilities and its related facilities, including gaming, liquor and restaurant licenses; and
10.3.10 Do all other things necessary for the proper opening of the Managed Facilities called for by the Pre-Opening Business Plan.

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ARTICLE 11
TRANSFERS
11.1 Transfers by Manager.
(a) Except as provided in Section 11.1(c), Manager shall not cause, permit or suffer any Transfer without the prior written consent of Owner, which may be withheld in Owner’s sole and absolute discretion; provided, however, Manager may effect a Transfer of all and not less than all of its Ownership Interest in Manager or this Agreement with the prior written consent of Owner, which consent may not be unreasonably withheld and will not be unreasonably delayed after Owner’s receipt from Manager of complete information regarding the proposed Transfer and the transferee (i) on and after the eighth (8th) anniversary of the Managed Facilities Opening Date; or, (ii) prior to the eighth (8th) anniversary of the Managed Facilities Opening Date in the event of a Transfer made necessary in connection with a termination by the Manager pursuant to Sections 16.2.1 or 16.2.3 of this Agreement in which instance Manager shall pay to Owner a premature transfer fee in an amount equal to fifty (50%) of the consideration exceeding Ninety-Five Million Dollars (US$95,000,000.00) received by Manager from the transferee. For the purpose of clarity and without limiting the generality of the foregoing, the Owner’s denial of consent of any proposed Transfer shall be considered to be reasonable if the proposed Transfer is (i) to a Competitor of Owner; (ii) to a Person or its Affiliate who is a party to a management agreement or other arrangement with Owner or its Affiliates for operation of another resort within the Project; (iii) to a Person or its Parent Company which lacks sufficient operating experience or the financial capability to Operate the Managed Facilities in accordance with this Agreement, the Standards and the Brand; (iv) in violation of the applicable Financing Documents (and, after using good faith efforts, the Parties are unable to resolve such violation to the satisfaction of the lender); or (v) to a Person, its Parent Company or any Equity Owner thereof who is a Prohibited Person; provided, however, that, Manager shall have the right to cure such default (i.e., Transfer to a Prohibited Person) within thirty (30) days from receipt of Owner’s termination notice (or such longer period provided in Owner’s termination notice), which shall be extended if Manager commences to cure the default within such period and thereafter proceeds with reasonable diligence to complete such cure; provided, further however, that in no event shall such cure period exceed the period established by any Gaming Authority or ninety (90) days if no such period is established by any Gaming Authority).
(b) A Transfer by the Manager in violation of Section 11.1(a) shall entitle the Owner to (i) terminate this Agreement without any recourse by Manager (including receipt of the Termination Fee and any claim or cause of action in law or equity including, without limitation, the right to damages related to such termination, but excluding any claim or cause of action in law or equity including, without limitation, the right to damages otherwise unrelated to such termination); and, (ii) recover actual damages incurred by Owner by reason of the termination caused by Manager’s unconsented Transfer.
(c) The Manager shall have the right, without Owner’s consent, to effect a Transfer, in whole or in part, to (i) any Affiliate of Manager; or, (ii) any Person that acquires, whether by purchase of stock or assets, merger, consolidation, reorganization or other corporate-level transaction, all or substantially all of the business and assets of Manager’s ultimate parent company.

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(d) Notwithstanding the foregoing provisions of Section 11.1(c), the Owner shall have the right to terminate this Agreement (without the payment of the Termination Fee and neither Party shall be entitled to exercise any rights and remedies that may be available to either Party in law or equity including, without limitation, the right to damages) upon no less than thirty (30) days’ written notice if a Transfer by Manager pursuant to Section 11.1(c) is (i) in violation of the applicable Financing Documents (and, after using good faith efforts, the Parties are unable to resolve such violation to the satisfaction of the lender); (ii) to a Person or its Parent Company who lacks sufficient operating experience or the financial capability to Operate the Managed Facilities in accordance with this Agreement, the Standards and the Brand; or (iii) to a Person, its Parent Company or any Equity Owner thereof who is a Prohibited Person; provided, however, that, Manager shall have the right to cure such default (i.e., Transfer to a Prohibited Person) within thirty (30) days from receipt of Owner’s termination notice (or such longer period provided in Owner’s termination notice), which shall be extended if Manager commences to cure the default within such period and thereafter proceeds with reasonable diligence to complete such cure; provided, further however, that in no event shall such cure period exceed the period established by any Gaming Authority or ninety (90) days if no such period is established by any Gaming Authority).
11.2 Transfers by Owner. Owner shall not cause, permit or suffer a Transfer without the prior written consent of Manager, which may be withheld in Manager’s sole and absolute discretion, provided, however, Owner shall have the right, subject to compliance with Section 11.4 (to the extent applicable), to effect any Transfer upon satisfaction of the following conditions:
(a) Owner provides notice to Manager at least thirty (30) days prior to the Transfer, specifying in reasonable detail the nature of the Transfer, showing the Parent Companies and Equity Owners, if any, both prior to and after such proposed Transfer and the nature and extent of their respective Ownership Interests, and such additional information as reasonably requested by Manager;
(b) The Transfer complies with all Applicable Laws, including Gaming Laws, and all of the requirements of Vietnamese Gaming Authorities and the Investment Certificate;
(c) Neither the transferee nor any of its Parent Companies or Equity Owners is a Prohibited Person;
(d) The Owner has made provisions for the transferee to lawfully Operate the Managed Facilities under the Brand;
(e) The transferee agrees to allow the Manager to Operate the Managed Facilities under the Brand;
(f) In the case of a Transfer described in paragraph a or paragraph (b) of the definition of Transfer, as applicable:
(i) The Transfer involves a sale of all (and not less than all) of the Managed Facilities and the transferee is a Person that can fulfill its financial obligations under this Agreement (any disputes regarding a Person’s ability to fulfill its financial obligations under this Agreement shall be referred to the Expert for determination in accordance with Section 6.1.3.1); and

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(ii) To the extent permitted under the Investment Certificate, as a pre-condition to any transfer, Owner’s entire interest in this Agreement is transferred to the transferee, and the transferee assumes all obligations of Owner under this Agreement, the Collaboration and Assistance Agreement and any other agreement with Manager or any of its Affiliates relating to the management of the Enterprise, in writing (whether arising prior or after the Transfer, including all obligations and liabilities including vacation, sick leave, severance and other benefits based on length of service accrued for all Personnel as of the effective date of the Transfer), and Owner provides Manager with a copy of such written assignment and assumption agreement, together with copies of all other documents effecting such Managed Facilities Transfer, within ten (10) days following the date of the Transfer.
11.3 Regulatory Termination Transfer. Notwithstanding the foregoing, with respect to any Transfer, either Party shall have the right to terminate this Agreement and receive the Termination Fees (which is the exclusive remedy without any other rights and remedies that may be available in law or equity including, without limitation, the right to damages), upon no less than ninety (90) days’ written notice or such lesser period imposed by any Gaming Authority, if the proposed transferee or assignee or its Parent Company or any Equity Owner is a Prohibited Person, provided, however, that the non-terminating Party shall have the right to cure such default within thirty (30) days from the receipt of the termination notice (or such longer period provided in the termination notice), which shall be extended if the non-terminating Party commences to cure the default within such period and thereafter proceeds with reasonable diligence to complete such cure, provided further, however, that in no event shall such cure period exceed the period established by any Gaming Authority or ninety (90) days if no such period is established by any Gaming Authority.
11.4 Effect of Permitted Transfer. A consent to any particular Transfer shall not be deemed to be a consent to any other Transfer or a waiver of the requirement that consent be obtained in the case of any other Transfer. Upon any Transfer by Owner or Manager (whether permitted under this Section 11.4 or consented to by the other Party), the transferor shall be relieved of all liabilities and obligations under this Agreement accruing from and after the effective date of such Transfer. No such Transfer shall relieve the transferor from its liabilities or obligations under this Agreement accruing prior to the effective date of the Transfer.
11.5 Transfer to a Competitor. Notwithstanding anything herein to the contrary, if there is a Transfer by Owner to a Person who is or at a time during the Term becomes a Competitor, then Owner shall provide written notice to Manager within thirty (30) days of such Transfer and Manager may, but shall not be required, to terminate this Agreement upon written notice to Owner. If Manager elects to terminate this Agreement in accordance with this Section 11.5, Manager shall provide Owner with written notice of such election not later than one hundred eighty (180) days prior to the termination date; provided, however, if Manager exercises its option to terminate pursuant to this Section 11.5 such termination shall be effective, subject to the forgoing notice period, as of the date stated in the Manager’s notice of termination and without any recourse by Manager (including receipt of the Termination Fee and any claim or cause of action in law or equity including, without limitation, the right to damages related to such termination, but excluding any claim or cause of action in law or equity including, without limitation, the right to damages otherwise unrelated to such termination).

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11.6 Compliance with Applicable Law. To the extent required by Applicable Law, the Parties agree to enter a novation of any Agreement that is the subject of a valid Transfer under this Article 11. The transferor Party shall be responsible for all expenses associated with such a novation.
ARTICLE 12
INSURANCE POLICIES
12.1 Coverage.
12.1.1 Insurance Policies. Owner, as an Operating Expense, shall initially obtain and maintain such insurance policies as the Parties shall mutually agree are reasonable and prudent for the protection of the Parties interests naming Owner and Manager along with the Affiliates, trustees, beneficiaries, shareholders, directors, officers, employees and agents, and the successors and assigns of each as named insured as determined. In connection with preparing and approving the Business Plan pursuant to Section 6.1, the Manager and the Owner shall annually review and evaluate the insurance policies related to the Managed Facilities and revise or supplement such policies as reasonably necessary.
12.1.2 Evidence of Insurance. Owner shall provide Manager with insurance certificates evidencing that the insurance policies comply with the insurance requirements under this Agreement. The insurance certificates shall be provided as soon as practicable prior to (a) the effective date of coverage for a new insurance policy; or, (b) the date of renewal for an existing insurance policy. In addition, upon the Manager’s request, the Owner shall provide to the Manager a schedule of insurance, listing the insurance policy numbers, the names of the insurers, the names of the Persons insured, the amounts of coverage, the expiration dates and the risks covered thereunder. If Owner does not provide evidence of insurance for any one or more insurance policies required under such insurance requirements then Manager shall have the right to obtain such insurance and cause the premiums for any insurance required to be maintained under this Section 12.1 to be paid using funds from the Operating Account or the Reserve Fund, in which case Owner shall replenish the Operating Account or Reserve Fund in the amount of such withdrawal by Manager within thirty (30) days after notice to Owner.

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12.1.3 Incidents Covered by Insurance. Manager promptly shall (a) cause to be investigated all loss, damage to or destruction of the Managed Facilities or any part thereof, as it becomes known to Manager, and report to Owner any such incident that is material, together with the estimated cost of repair of such loss, damage or destruction; (b) at the request of Owner, prepare or cause to be prepared all reports required by any insurance company regarding the event resulting in such loss, damage or destruction, acting as sole representative for all other named insureds, additional insureds, and loss payees; and, (c) retain on behalf of Owner, at Owner’s expense, all consultants and experts, including architects, engineers, qualified and reputable third party fire and life safety consultants, accountants and attorneys, as Manager deems necessary or advisable, in analyzing any loss, damage or destruction, determining the nature and cost of the repair and presenting any proofs of loss or claims to any insurers.
12.2 Business Interruption.
12.2.1 Business Interruption Event. If the Managed Facilities suffer damage or loss that results in an interruption in the Operations of the Hotel or Casino, or both, Manager shall be entitled to the Business Interruption Insurance proceeds, if any, specifically allocated to the Management Fees to the extent recoverable. In the event of such a business interruption where no policy allocation is made for Manager’s Management Fees, the calculation of payments for Management Fees shall be a pro rata share of the Business Interruption Insurance proceeds available for distribution with calculation of the Manager’s Management Fees determined as follows: (i) for any loss during the first six (6) months of a Fiscal Year, by the projections set forth in the Business Plan for the Fiscal Year in which the business interruption occurred; or, (ii) for any loss occurring on or after the commencement of the seventh month of such Fiscal Year, by annualization of the actual Management Fees earned by the Manager during the first six (6) months of such Fiscal Year prior to the business interruption event. In addition, Owner shall deposit to the Reserve Funds the amounts which would have been deposited therein, for the period of the business interruption, to the extent the Business Interruption Insurance proceeds received by Owner, if any, are allocable to such Reserve Funds.
12.2.2 Deposit into Bank Accounts. If the business of the Managed Facilities or any part thereof is interrupted by any event or peril covered by Business Interruption Insurance, the proceeds of any such Business Interruption Insurance, except for any portion thereof allocated to the Management Fees and paid to Manager as provided in Section 12.2.1, shall be deposited in the Operating Accounts and utilized by Manager in the same manner as funds generated from the Operation of the Managed Facilities are utilized by it in accordance with the terms of this Agreement, including payment of Operating Expenses and Reserve Fund Contributions.
12.3 RELEASE FROM LIABILITY FOR INSURED CLAIMS. EACH PARTY HEREBY RELEASES THE OTHER PARTY, AND ITS AFFILIATES, AND THEIR PARTNERS, MEMBERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND THE SUCCESSORS AND ASSIGNS OF EACH OF FOREGOING, FROM ANY AND ALL LIABILITY, DAMAGE, LOSS, COST OR EXPENSE INCURRED BY THE RELEASING PARTY (WHETHER OR NOT DUE TO THE NEGLIGENCE OR OTHER ACTS OR OMISSIONS OF THE PERSONS SO RELEASED) TO THE EXTENT SUCH LIABILITY, DAMAGE, LOSS, COST OR EXPENSE IS PAID TO THE RELEASING PARTY UNDER THE APPLICABLE INSURANCE POLICY.

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12.4 WAIVER OF SUBROGATION. EACH PARTY HEREBY WAIVES ANY CLAIM, RIGHT OR REMEDY IT MAY ACQUIRE HEREUNDER AS TO ANY OTHER PARTY, AND ITS AFFILIATES, AND THEIR PARTNERS, MEMBERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND THE SUCCESSORS AND ASSIGNS OF EACH OF FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION OR PARTICIPATION IN ANY SUCH CLAIM, RIGHT OR REMEDY TO THE EXTENT SUCH LIABILITY, DAMAGE, LOSS, COST OR EXPENSE IS PAID TO THE RELEASING PARTY UNDER THE APPLICABLE INSURANCE POLICY.
ARTICLE 13
INDEMNIFICATION
13.1 Indemnification by Owner. Subject to Sections 13.3 and 13.4, Owner shall defend, indemnify, and hold harmless Manager and its Affiliates, and their respective trustees, beneficiaries, directors, officers, employees and agents, and the successors and assigns of each of the foregoing (collectively, the “Manager Indemnified Parties”) for, from and against any and all Third Party Claims brought against Manager Indemnified Parties, except to the extent such Third Party Claims are caused by (i) Manager Indemnified Parties’ Gross Negligence or Willful Misconduct, or Negligence where applicable under the terms of this Agreement; (ii) the acts or omissions of Manager Indemnified Parties in a transaction with any Manager Indemnified Parties; or, (iii) the taking of any action by Manager Indemnified Parties that violates this Agreement or exceeds the scope of authority granted Manager Indemnified Parties in this Agreement.
13.2 Indemnification by Manager. Subject to Sections 13.3 and 13.4, Manager shall defend, indemnify, and hold harmless Owner and its Affiliates, and their respective trustees, beneficiaries, directors, officers, employees and agents, and the successors and assigns of each of the foregoing (collectively, the “Owner Indemnified Parties”) for, from and against any and all Third Party Claims brought against Owner Indemnified Parties, to the extent such Third Party Claims are caused by (i) Manager Indemnified Parties’ Gross Negligence or Willful Misconduct, or Negligence where applicable under the terms of this Agreement; (ii) the acts or omissions of Manager Indemnified Parties in a transaction with any Manager Indemnified Parties; or, (iii) the taking of any action by Manager Indemnified Parties that violates this Agreement or exceeds the scope of authority granted Manager Indemnified Parties in this Agreement.

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13.3 Insurance Coverage. Notwithstanding anything to the contrary in this Section 13.3, Owner and Manager shall first tender to the insurer under the insurance policies covering such Third Party Claim. If such insurance policies are subject to a deductible or self-insured retention, the Indemnified Party may request indemnification up to the amount of the deductible or self-insurance retention. If the insurance company denies coverage or reserves rights as to coverage, then the Indemnified Parties shall have the right to indemnification in accordance with this Section 13.3. Nothing in this Section 13.3 shall affect the releases set forth in Section 12.3.
13.4 Indemnification Procedures. Subject to Section 13.5, an Indemnified Party shall be entitled, upon notice to the Indemnifying Party, to the timely appointment of counsel by the Indemnifying Party for the defense of any Third Party Claim, which counsel shall be subject to the approval of the Indemnified Party. If, in the Indemnified Party’s judgment, a conflict of interest exists between the Indemnified Party and the Indemnifying Party at any time during the defense of the Indemnified Party (and such conflict would be deemed to exist with respect to any dispute as to whether a Third Party Claim arises from Manager’s Negligence, or Gross Negligence or Willful Misconduct, as applicable to the matter in dispute, the Indemnified Party may appoint, at the Indemnifying Party’s expense, independent counsel of its choice for the defense of the Indemnified Party as to such Third Party Claim. In addition, regardless of whether the Indemnified Party has appointed counsel or selects independent counsel (a) the Indemnified Party shall have the right to participate in the defense of any Third Party Claim and approve any proposed settlement of such Third Party Claim; (b) all reasonable costs and expenses (including attorneys’ fees and expenses, and costs incurred in connection with discovery requests) of the Indemnified Party shall be paid by the Indemnifying Party; and, (c) the Indemnified Party shall not admit liability voluntarily, make any payment, assume any obligation or incur any expense with respect to any Third Party Claim without the Indemnifying Party’s written consent. If the Indemnifying Party fails to timely pay such costs and expenses (including attorneys’ fees and costs), the Indemnified Party shall have the right, but not the obligation, to pay such amounts and be reimbursed by the Indemnifying Party for the same, together with interest thereon in accordance with Section 4.2 until paid in full. The Parties hereby acknowledge that it shall not be a defense to a demand for indemnity that less than all Third Party Claims asserted against the Indemnified Party are subject to indemnification; provided, however, that if not all of the Third Party Claims are subject to indemnification, then the Parties shall allocate the costs and expenses of such claim between the claims covered by the indemnification and those that are not covered by the indemnification on a fair basis. Any dispute relating to the foregoing allocation shall be referred to the Operating Committee for determination in accordance with Section 17.1. Nothing in this Section 13.4 shall diminish (i) Manager’s right to appoint counsel and control certain legal actions and proceedings pursuant to Section 3.1.3; or, (ii) Owner’s obligations to defend and indemnify Manager and its Affiliates in such legal actions and proceedings.

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13.5 Dispute Regarding Manager’s Conduct. In the event of a dispute between Owner and Manager as to whether conduct constitutes Manager’s (i) Negligence; or (ii) Gross Negligence or Willful Misconduct, such dispute will be resolved by arbitration pursuant to Section 18.2. Pending resolution, Manager will defend the Third Party Claim and expenses so incurred, including any expense incurred to settle the case or satisfy a judgment, will constitute an Operating Expense of the Managed Facilities (subject to Manager’s obligation to reimburse these expenses in the event that it is determined that the conduct, depending on the matter in dispute, constituted Manager’s Negligence, or Gross Negligence or Willful Misconduct).
13.6 Survival. This Article 13 shall survive the expiration or termination of this Agreement.
ARTICLE 14
MORTGAGES, FINANCING AND GROUND LEASES
14.1 Authority to Mortgage Managed Facilities.
14.1.1 Owner shall have the right to grant a Mortgage and/or Security Interest to a Lender for any Financing; provided, however, that Owner shall use commercially reasonable efforts to ensure that this Agreement shall remain in effect throughout the Term, free from interference by any Lender.
14.1.2 In furtherance of such obligation, Owner agrees that in any Financing (including any re-Financing), Owner shall use commercially reasonable efforts to obtain, and Manager shall promptly execute and deliver, a subordination, non-disturbance and attornment agreement (a “Subordination Agreement”) from the Lender which is in form and content reasonably acceptable to Manager and shall, if possible, be recordable in the jurisdiction where the Managed Facilities are located, which Subordination Agreement shall, among other things, provide, to the extent acceptable to Lender, that (a) the interest of Manager to Operate the Managed Facilities pursuant to this Agreement shall be subject to and subordinate to the lien of the Mortgage; and, (b) if there is a foreclosure of such Mortgage, this Agreement shall not be terminated, Lender and all subsequent owners shall recognize Manager’s rights under this Agreement, and Manager shall not be named as a party in any foreclosure action or proceeding except to the extent required by Applicable Law. Owner shall exercise its best efforts to the extent commercially reasonable to refrain in connection with any Financing granting a Lender (i) a Security Interest in any Bank Accounts unless the Lender expressly recognizes in writing the

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rights of Manager to use all funds in such accounts for the purposes contemplated by this Agreement; (ii) a Security Interest of any type in the Payroll Account; or (iii) a Security Interest in, name a Lender as insured with respect to, or assign to a Lender before or after a loss, any Business Interruption Insurance proceeds to be made available to Manager under this Agreement. To the extent the Financing is solely related to the Managed Facilities, Owner shall employ best efforts to arrange for the principal amount of all debt Financing in the aggregate (including all senior and secondary, unaffiliated mezzanine financing and convertible preferred equity financing) in connection with the Managed Facilities not to exceed eighty percent (80%) of the loan to value for the Managed Facilities (as such value is determined pursuant to the appraisal process used by Lender in making the Financing and performed at the time the financing is obtained); provided, however, that such loan to value requirement shall not apply to any Financing that previously related to the entire Project when made and that is subsequently restructured to encumber individual portions of the Project (such as the Managed Facilities or the Other Resorts) but which remains cross-collateralized with other portions of the Project (provided, that, Owner shall use commercially reasonable efforts to ensure that such other portions of the Project are operational or to comply with such loan to value requirement.
14.1.3 Owner shall provide to Manager a true and complete copy of all Financing Documents upon execution of such Financing Documents and any revisions to such Financing Documents; and the foregoing shall be applicable both to original Financing (as well as any increase in the original principal amount thereof) and to any new or additional financings or any refinancing, and the Parties shall use commercially reasonable efforts to cause the Lender to agree that this Agreement shall in any and all events survive the foreclosure of any such Mortgage, or the granting of a deed in lieu thereof, and shall be binding upon the purchaser at any such foreclosure, or the grantee of a deed in lieu thereof, and their respective successors and assigns.
14.2 Information. In the event Manager receives any reasonable request for information on the Managed Facilities from the holder of any Mortgage, Owner agrees that Manager is hereby authorized to provide or distribute such information directly to such Lender. Notwithstanding anything herein to the contrary, Manager shall not be required to release any information to any Mortgagee or other Lender in connection with any proposed Transfer that is Manager Confidential Information unless such Mortgagee or other Lender enters into a non-disclosure agreement relating to the disclosure of the Manager Confidential Information that is reasonably acceptable to Manager; and provided further that Owner shall within ten (10) Business Days following receipt of any written request, reimburse Manager for any expenses incurred by Manager, excluding legal fees, in connection with such cooperation when such expense is not otherwise paid or reimbursed under this Agreement.
14.3 Nondisturbance. Owner shall use commercially reasonable efforts to ensure that this Agreement shall remain in effect throughout the Term free from interference by any ground lessor (other than any Governmental Authority); provided, however, nothing in this Section 14.3 shall be interpreted or applied to limit or restrict Owner from developing facilities or amenities of the Project outside the Managed Facilities.

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ARTICLE 15
DAMAGE AND DESTRUCTION TO THE MANAGED FACILITIES; CONDEMNATION
15.1 Casualty and Restoration of Managed Facilities. If the Managed Facilities or any portion thereof is damaged or destroyed by a Casualty, Owner, at its expense, shall undertake and complete the Restoration of the Managed Facilities as soon as reasonably practicable and with due diligence.
15.1.1 Major Casualty Termination. Notwithstanding the foregoing, if, at any time during the Operating Term, (a)(i) the Managed Facilities are damaged or destroyed by a Casualty to such an extent that it is commercially unreasonable to Operate; (ii) the cost of restoring the damage of such Casualty will exceed the proceeds of insurance payable in connection with such Casualty (or that would have been payable if all insurance required under this Agreement had been maintained); or, (iii) Lender requires that any portion of the insurance proceeds (other than those payable for lost business income) received on account of the Casualty be applied to the Financing; and, (b) Owner decides either to demolish the Managed Facilities in its entirety or cease using the building as a hotel and casino, then Owner may terminate this Agreement by providing notice to Manager within ninety (90) days after such Casualty. In addition, if (A) the Managed Facilities are damaged or destroyed by a Casualty to such an extent that it is commercially unreasonable to Operate; or, (B) Owner reasonably estimates the Restoration will take longer than three hundred sixty-five (365) days after such Casualty to complete, Owner shall notify Manager of such fact within ninety (90) days after such Casualty, and Manager shall have the right to (I) terminate this Agreement without the payment of any Termination Fee (and Manager shall not be entitled to exercise any rights and remedies that may be available to Manager in law or equity against Owner including, without limitation, the right to damages), by written notice to Owner given within thirty (30) days after Manager’s receipt of such notice from Owner; or (II) suspend performance of its obligations under this Agreement during the Restoration, such suspension being permitted for a period that terminates sixty (60) days following notice from the Owner of date upon which Restoration shall be complete.

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15.1.2 Major Casualty Restoration. If neither Party provides the termination notice pursuant to Section 15.1.1 of this Agreement within the applicable time period, this Agreement shall remain in full force and effect and Owner shall be obligated to use commercially reasonable efforts to perform the Restoration as soon as reasonably practicable and with due diligence during which period of time Manager’s obligations to Operate the Managed Facilities under the Agreement are suspended. In addition, Manager shall have the right to recover any proceeds as a named insured, additional insured, loss payee or otherwise for its personal property or under any policy maintained by Manager at its sole cost and expense under any applicable insurance policy providing coverage for such Casualty, and Manager shall have the right to deal directly with any insurer to pursue its claim under such insurance policy. In the event of a termination by Owner pursuant to this Section 15.1.1, Manager shall be entitled to the proceeds of the Business Interruption Insurance allocable to such Casualty Termination Fee; provided, however, in no event shall Owner be required to pay anything in excess of the Business Interruption Insurance received by Owner and allocable to the Casualty Termination Fee, if any; further provided, however, for the avoidance of doubt, Manager shall only be entitled to the proceeds of the Business Interruption Insurance allocable to such Casualty Termination Fee in the event of a termination by Owner pursuant to Section 15.1.1. In addition, Owner shall pay to Manager any amounts due and owing as of the date of termination under this Agreement and any other definitive agreements entered into between the Parties and their Affiliates relating to the Managed Facilities or the Other Site Components as of such date (including all reimbursements due hereunder and thereunder).
15.2 Condemnation.
15.2.1 Restoration of Managed Facilities. If a Condemnation results in the loss of (a) the entire Managed Facilities or Project; or, (b) a portion of the Managed Facilities or the Project that makes it commercially impractical to Operate the remaining portion of the Managed Facilities in accordance with the Standards, then either Party may terminate this Agreement upon ninety (90) days’ written notice to the other Party, without incurring any further liability or obligation to each other, except for those liabilities and obligations that survive the termination of this Agreement. If a Condemnation affects only a part of the Managed Facilities or the Project that does not make it commercially impractical to Operate the remainder of the Managed Facilities or the Project in accordance with the Standards, this Agreement shall not terminate, and Owner, at its expense, shall undertake and complete the Restoration of the Managed Facilities as soon as reasonable practicable.
15.2.2 Condemnation Award. In the event the Manager terminates this Agreement pursuant to the provisions of Section 15.2.1, the Owner shall be entitled to the entire amount of any award for such Condemnation (a “Condemnation Award”). In all other instances, the Condemnation Award shall first be applied to the expenses and costs associated with the Restoration of the Managed Facilities and any remaining amount of the award thereafter shall be paid eighty-five percent (85%) to Owner and fifteen percent (15%) to Manager.
15.3 Owner Termination Right. Notwithstanding anything to the contrary contained in this Agreement, at any time after the Effective Date, Owner may terminate this Agreement upon sixty (60) days’ written notice to Manager if Manager fails to resume performing its obligations under this Agreement within thirty (30) days following the termination of an Impact Period.

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ARTICLE 16
DEFAULTS AND TERMINATION
16.1 Owner Event of Default. The following actions or events shall constitute an “Owner Event of Default” under this Agreement:
(a) A failure by Owner to deposit in the Operating Accounts, Reserve Accounts or other Bank Accounts any funds requested by Manager in accordance with a Funds Request (accepted by Owner, as directed by the Operating Committee pursuant to Section 17.1, or as otherwise required by this Agreement), and after receipt of a written notice of default from the Manager (which except as otherwise specifically provided in this Agreement must be delivered to Owner at least thirty (30) days prior to the date requested for performance), such failure by Owner shall continue for more than sixty (60) days;
(b) A material breach by Owner of any representation or warranty expressly set forth in this Agreement that has a materially adverse effect on the Operation of the Managed Facilities or the rights and obligations of Manager and that is not cured within thirty (30) days after delivery of notice of such default by Manager to Owner; provided, however, (i) if the default is not susceptible of cure within a thirty (30) day period; and, (ii) failure to cure the default within thirty (30) days would not expose Manager to an imminent and material risk of criminal liability, or expose Manager to significant financial loss, the thirty (30) day cure period shall be extended if Owner commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure; provided, however, that in no event shall such cure period exceed ninety (90) days in the aggregate;
(c) A Transfer by Owner in violation of Article 11;
(d) From and after the Effective Date, if at any time during the Term, Owner, its Parent Companies or any Equity Owner of such Parent Company becomes a Prohibited Person; provided, however, Owner shall have the right to cure such default within thirty (30) days after delivery of notice of such default, which shall be extended if Owner commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure; provided, however, that in no event shall such cure period exceed the period established by any Gaming Authority or ninety (90) days if no such period is established by any Gaming Authority;

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(e) (i) The admitted insolvency of Owner, or Owner’s failure generally to pay its debts as such debts become due; (ii) a general assignment or similar arrangement by Owner for the benefit of its creditors; (iii) the filing by Owner of a petition for relief under applicable bankruptcy, insolvency, or similar debtor relief laws; (iv) the filing of a petition for relief under applicable bankruptcy, insolvency or similar debtor relief laws by any Person against Owner which is consented to by Owner or if not consent to by Owner, Owner’s failure to vacate any order approving an involuntary petition within ninety (90) days from the date of entry thereof; (v) the appointment or petition for appointment of a receiver, custodian, trustee or liquidator to oversee all or any substantial part of Owner’s assets or the conduct of its business; (vi) any action by Owner for dissolution of its operations; or, (vii) any other similar proceedings in any relevant jurisdiction affecting Owner;
(f) The foreclosure of a mortgage, deed in lieu of foreclosure, appointment of a receiver for, or surrender to a landlord (whether by expiration or termination of the underlying ground lease), of any material portion of the Managed Facilities except to the extent otherwise provided in any Subordination Agreement;
(g) A failure by Owner to perform any of the other covenants, duties or obligations set forth in this Agreement that has, or if left uncured will have, a material adverse effect on the Operation of the Managed Facilities or the rights and obligations of Manager and that is not cured within thirty (30) days after delivery of notice of such default by Manager to Owner; provided, however, if (i) the default is not susceptible of cure within a thirty (30)-day period, and (ii) failure to cure the default within thirty (30) days would not expose Manager to an imminent and material risk of criminal liability, or expose Manager to significant financial loss, the thirty (30) day cure period shall be extended if Owner commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure; provided, however, that in no event shall such cure period exceed ninety (90) days in the aggregate;
(h) Except to the extent such compliance is a part of the Manager’s obligations under this Agreement a failure by Owner to comply with all Applicable Laws that has, or if left uncured will have, a material adverse effect on the Operation of the Managed Facilities or the rights and obligations of Manager, including the Investment Certificate (excluding the timely payment of capital contributions which is dealt with below) and that is not cured within the lesser of (i) one hundred eighty (180) days; and, (ii) any cure period established by the applicable Governmental Authority;
(i) A failure by Owner to make the timely payment of capital contributions required under the Investment Certificate as modified or extended from time to time that is not cured within (i) one hundred eighty (180) days or (ii) any cure period established by the applicable Governmental Authority;

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(j) The entry of a final non-appealable judgment in favor of a Lender resulting from a proceeding instituted by Lender to enforce the rights or remedies afforded to Lender under the Financing Documents that has a material adverse impact on the Operations of the Managed Facilities and the failure of Owner to cause Lender to vacate such judgment within ninety (90) days of the date the judgment is entered;
(k) If Owner infringes on any Intellectual Property Rights of Manager and fails to remedy such infringement to the satisfaction of Manager within thirty (30) days of notice thereof; or
(l) If Owner fails to obtain, loses or is unable to renew the Investment Certificate, any gaming license necessary to operate the Casino during the term of this Agreement (excluding any such failure, loss or non-renewal that is caused by Manager) or Owner’s non-compliance with or breach of any term of this Agreement that results in any such failure, loss or non-renewal and such Approval is not reinstated within twenty (20) days.
Notwithstanding anything to the contrary contained in this Section 16.1, the occurrence of any of the events set forth in Section 16.2 shall not be deemed to be an Owner Event of Default and Manager’s sole remedy shall be to terminate this Agreement in accordance with Section 16.2 without the payment of any termination fees and without the right to seek damages at law or in equity.
16.1.1 Remedies for Owner Event of Default. If any Owner Event of Default occurs, Manager shall have the right to exercise against Owner any rights and remedies available to Manager under this Agreement or (subject to the provisions of this Agreement) at law or in equity; provided, however, Manager shall not have the right to terminate this Agreement by reason of the occurrence of an Owner Event of Default, unless the Owner Event of Default (i) has a material adverse effect on the Operation of the Managed Facilities; or, (ii) constitutes Gross Negligence or Willful Misconduct. If Owner disputes Manager’s right to terminate this Agreement under this Section 16.1.1, Manager’s termination of the Agreement shall be suspended while such dispute shall be resolved by the Arbitration Tribunal in accordance with Article 17. If termination of this Agreement is an available remedy, such remedy may be exercised by Manager only by irrevocable and unconditional notice to Owner, in which case this Agreement shall terminate on either the date specified in this Agreement, or if not specified in this Agreement, the date specified by Manager in the termination notice, which date shall in no event be sooner than thirty (30) days nor later than sixty (60) days, after the delivery of such notice. Notwithstanding anything herein to the contrary, the termination of this Agreement shall be in addition to any and all other rights and remedies that may be available to Manager in law or equity including, without limitation, Manager’s right to claim damages and attorneys’ fees.

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16.2 Special Termination Rights. The Parties shall have the following additional rights to terminate this Agreement, as applicable:
16.2.1 Adverse Effect on Gaming Licenses. Each Party acknowledges that the other Party, its Parent Companies and/or their respective Affiliates are engaged in businesses that are or may be subject to, and exist because of, privileged licenses issued by Governmental Authorities, including under Gaming Laws. If one Party, its Parent Companies or any of their respective Affiliates is noticed in writing by any Gaming Authority that to continue doing business with the other Party would subject it to an action for sanctions by any such authority due to unsuitability of such other Party or otherwise, then the Party so noticed may terminate this Agreement without liability to either Party except for such liabilities that expressly survive termination. To exercise its right of termination under this Section 16.2.1, the Party electing to terminate this Agreement must deliver written notice (together with true and complete copies of all written directives from any Gaming Authority) of such Party’s election to terminate to the non-terminating Party no later than thirty (30) days from the date the terminating Party obtains knowledge of the occurrence of the event that gives rise to the terminating Party’s right to terminate.
16.2.2 Exchange Control. Either Party may terminate this Agreement upon thirty (30) days’ notice by providing written notice to the other Party, with no liability to the terminating Party whatsoever as a result of such termination, if there is a material and significant change in exchange control laws or regulations in Vietnam restricting or hindering repatriation of dividends or fees generated by business entities in Vietnam which adversely impacts the terminating Party; provided, however, the Parties shall, as promptly as possible within such thirty (30) day period use good faith efforts to remedy the situation to the satisfaction of the terminating Party, provided, however, such remedy shall be deemed satisfactory to the terminating Party if the economic impact (i.e., the amount each such Party earns) on the terminating Party under this Agreement is less than twenty percent (20%). To exercise its right of termination under this Section 16.2.2, the Party electing to terminate this Agreement must deliver written notice of such Party’s election to terminate to the non-terminating Party no later than thirty (30) days from the date the terminating Party obtains knowledge of the occurrence of the event that gives rise to the terminating Party’s right to terminate.

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16.2.3 Violation of Sanctions Laws. Either Party may terminate this Agreement upon thirty (30) days’ notice by providing written notice to the other Party, with no liability (including any claim for damages) to the terminating Party whatsoever as a result of such termination, if the continued Operation of the Managed Facilities would cause the terminating Party to be in violation of any Sanction Law. Notwithstanding anything to the contrary contained in this Agreement, if the terminating Party, in its reasonable good faith judgment, determines that this Agreement should be immediately terminated to avoid violation of any Sanction Laws, or subjecting the terminating Party or any Affiliates, or any of its assets or interest, to any fines, penalties, sanctions, confiscation or similar liability or action under any Sanction Laws, the terminating Party shall be entitled to terminate upon notice to the Owner. To exercise its right of termination under this Section 16.2.3, the Party electing to terminate this Agreement must deliver written notice of such Party’s election to terminate to the non-terminating Party no later than thirty (30) days from the date the terminating Party obtains knowledge of the occurrence of the event that gives rise to the terminating Party’s right to terminate.
16.2.4 Other Events. Manager may terminate this Agreement in accordance with Section 16.2.8, if, at any time during the Operating Term (unless another date is otherwise specified):
(a) There is a change in the terms and/or conditions of the Investment Certificate or any other license/concession or lease related to the Project (or cancellation, revocation or termination of any of the foregoing) and compliance with the revised terms and/or conditions would be unlawful or materially onerous or burdensome on Manager or its rights and obligations under this Agreement;
(b) There is any change in Applicable Law inside or outside Vietnam that results or would result in the carrying on of Manager’s business in Vietnam being unlawful or materially onerous or burdensome;
(c) On or before the date which is seven (7) years after the Managed Facilities Opening Date, a gaming facility that is of similar size or scope to the Casino is opened in Ho Chi Minh City or Vung Tau City, Vietnam;
(d) Owner is in breach of Article 5;
(e) If a regulatory framework (including, without limitation, anti-money laundering laws) is not in place one hundred and eighty (180) days prior to the Anticipated Opening Date or if Manager does not have the ability to implement a self-regulatory framework (i) enabling the Managed Facilities to be commercially viable consistent with its budget and profit projections as set forth in the Business Plans; and, (ii) enabling Manager and/or its Affiliates to obtain and/or maintain all operating licenses and suitability determinations for its or their businesses in Vietnam, the United States, any other jurisdiction in which Manager or any of its Affiliates conducts business as of the Effective Date;

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(f) Owner has not obtained by the Outside Opening Date (as such date may be extended due to delays caused by Manager or for any Extraordinary Event in accordance with and subject to Section 5.2, provided, that, (i) such date shall not extend beyond 180 days due to an Extraordinary Event; and, (ii) with respect to any delay caused by Manager, the Outside Opening Date shall each be extended by the period equal to the delay caused by that Manager’s failure to timely provide Owner with any approvals or information that Manager is required to provide Owner pursuant to the terms of this Agreement or the Collaboration Agreement), all Approvals of Vietnamese Gaming Authorities required for the (a) execution, delivery and performance of this Agreement; (b) the appointment of Manager pursuant to this Agreement; and, (c) the ownership and Operation of the Managed Facilities;
(g) After the Commencement of Construction, construction work on the construction of the Managed Facilities is materially delayed or ceases for at least one hundred twenty (120) consecutive days (as such date may be extended for any Extraordinary Event in accordance with and subject to Section 5.2 provided, that, such date shall not extend beyond 180 days);
(h) The applicable Governmental Authority in Vietnam has not provided a tax and fiscal regime reasonably acceptable to Manager at least one hundred and eighty days (180) days prior to the Anticipated Opening Date;
(i) Owner is in default of its obligations under Sections 6.2.2, 6.2.3, 6.5.1 or 6.5.2 and such default has not been cured on or before thirty (30) days prior to the Managed Facilities Opening Date; or,
(j) The Managed Facilities Opening Date has not occurred by the Outside Opening Date (as such date may be extended due to delays caused by Manager or for any Extraordinary Event in accordance with and subject to Section 5.2, provided, that, (i) such date shall not extend beyond 180 days due to an Extraordinary Event; and, (ii) with respect to any delay caused by Manager, the Managed Facilities Opening Date shall each be extended by the period equal to the delay caused by Manager’s failure to timely provide Owner with any approvals or information that Manager is required to provide Owner pursuant to the terms of this Agreement or the Collaboration Agreement).
16.2.5 Loss of License; Unsuitability. In the event that Owner, or an officer, director, partner or member of Owner, is denied a license or other Approval (or such license or Approval is revoked) by any Gaming Authority in any applicable jurisdiction with respect to the Casino, or Owner is otherwise found unsuitable by any such Gaming Authority to own or engage in the Gaming Activity contemplated in this Agreement, notwithstanding any other remedial rights Manager may have under this Agreement, Manager shall have the right to continue to Operate the Managed Facilities to the extent allowed by the Gaming Authority. In the event that the denial or revocation of such license or approval requires the Operation of the Gaming Activity to cease, Manager and Owner shall determine in good faith revised Hotel Management Fees, and Manager shall have the right, on terms at least as favorable as set forth in this Agreement, to recommence Operation of the Casino if Gaming Activities if permitted to resume by the Gaming Authority.

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16.2.6 Effect of Termination. Except as set out in section 16.2.7 the occurrence of any of the events set forth in any provision within the entirety of Section 16.2 shall not entitle the terminating Party to exercise any rights and remedies that may be available to the terminating Party in law or equity including, without limitation, the terminating Party’s right to claim the Termination Fee, any other fee, damages and attorneys’ fees unless such event was caused as a result of the willful and deliberate actions by the non-terminating Party.
16.2.7 Termination by Manager for Jurisdictional Conflict. From and after the Effective Date should Manager begin to conduct business in a jurisdiction that it knows or absent Gross Negligence or Willful Misconduct should have known could or would find its doing business in Vietnam unsuitable or impermissible, then the Manager shall be obligated to pay to Owner the Termination Fee if Manager elects to terminate this Agreement pursuant to Section 16.2.1 or otherwise.
16.2.8 Exercise of Termination Right. If Manager seeks to terminate this Agreement pursuant to Section 16.2.4, Manager may exercise its right to terminate only by an irrevocable and unconditional notice to Owner, which notice shall be delivered within thirty (30) days following the date on which Manager obtains knowledge of the event giving rise to Manager’s right of termination, in which case this Agreement shall terminate on either the date specified in this Agreement, or if not specified in this Agreement, the date specified by Manager in the termination notice, which date shall in no event be sooner than thirty (30) days or later than ninety (90) days after the delivery of such notice. Manager’s failure to timely provide a notice of termination shall be deemed a waiver of Manager’s right to terminate for the event giving rise to the right to exercise such right of termination.
16.2.9 Dispute of Termination Right. If the non-terminating Party disputes the terminating Party’s right to terminate this Agreement under this Section 17.3, such dispute shall be resolved by the Arbitration Tribunal in accordance with Article 17.

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16.3 Manager Event of Default. The following actions or events shall constitute a “Manager Event of Default” under this Agreement:
(a) Manager fails to make when due any monetary payment required by this Agreement to be made by Manager, unless the failure to make such payment is caused by the failure of Owner to make funding available to Manager as required under this Agreement or to reimburse Manager as provided in the Collaboration Agreement, and such failure by Manager shall continue for more than sixty (60) days after Manager receives notice of such payment default from Owner, which notice shall be delivered to Manager at least thirty (30) days prior to the date requested for performance;
(b) A material failure of Manager to comply with the requirements of Section 6.4.4 of this Agreement and fails to remedy same within thirty (30) days;
(c) A material breach by Manager of any representation or warranty expressly set forth in this Agreement that has a materially adverse effect on the Operation of the Managed Facilities or the rights and obligations of Manager and that is not cured with thirty (30) days after delivery of notice of such default by Manager to Owner; provided, however, (i) if the default is not susceptible of cure within a thirty (30) day period; and, (ii) failure to cure the default within thirty (30) days would not expose Owner to an imminent and material risk of criminal liability or significant financial loss, the thirty (30) day cure period shall be extended if Manager commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure; provided, however, that in no event shall such cure period exceed ninety (90) days in the aggregate;
(d) A Transfer by Manager in violation of Article 11;
(e) (i) The admitted insolvency of Manager, or Manager’s failure generally to pay its debts as such debts become due; (ii) a general assignment or similar arrangement by Manager for the benefit of its creditors; (iii) the filing by Manager of a petition for relief under applicable bankruptcy, insolvency, or similar debtor relief laws; (iv) the filing of a petition for relief under applicable bankruptcy, insolvency or similar debtor relief laws by any Person against Manager which is consented to by Manager or if not consent to by Manager, Manager’s failure to vacate any order approving an involuntary petition within ninety (90) days from the date of entry thereof; (v) the appointment or petition for appointment of a receiver, custodian, trustee or liquidator to oversee all or any substantial part of Manager’s assets or the conduct of its business; (vi) any action by Manager for dissolution of its operations; or, (vii) any other similar proceedings in any relevant jurisdiction affecting Manager;
(f) A failure by Manager to perform any of the other covenants, duties or obligations set forth in this Agreement that has, or if left uncured will have, a material adverse effect on the Operation of the Managed Facilities or the rights and obligations of Owner and that is not cured within thirty (30) days after delivery of notice of such default by Owner to Manager; provided, however, if failure to cure the default within thirty (30) days would not expose Owner to an imminent and material risk of criminal liability or significant financial loss, the thirty (30) day cure period shall be extended if Manager commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure but in no event shall such cure period exceed ninety (90) days in the aggregate;

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(g) If Manager fails to obtain, loses or is unable to renew any gaming license or any other Approval required to operate the Casino during the term of this Agreement (excluding any such failure, loss or non-renewal that is caused by Owner) or Manager’s non-compliance with or breach of any term of this Agreement that results in any such failure, loss or non-renewal and such Approval is not reinstated within thirty (30) days;
(h) From and after the Effective Date, if at any time during the Term, Manager, its Parent Companies or any Equity Owner of such Parent Companies becomes a Prohibited Person; provided, however, Manager shall have the right to cure such default within thirty (30) days after delivery of notice of such default, which shall be extended if Manager commences to cure the default within such thirty (30) day period and thereafter proceeds with reasonable diligence to complete such cure; provided, however, that in no event shall such cure period exceed the period established by any Gaming Authority or ninety (90) days if no such period is established by any Gaming Authority;
(i) If Manager infringes on any Intellectual Property Right of Owner and fails to remedy such infringement to the satisfaction of Owner within thirty (30) days of notice thereof;
(j) A failure by Manager to comply with all Applicable Laws that has, or if left uncured will have, a material adverse effect on the Operation of the Managed Facilities or the rights and obligations of Owner, including the Investment Certificate, and that is not cured within the lesser of (i) one hundred eighty (180) days; and, (ii) any cure period established by the applicable Governmental Authority; or
(k) A violation by Manager or its Affiliate of Section 20.2 of this Agreement
EXCEPT AS EXPRESSLY PROVIDED IN SECTION 16.4, IN NO EVENT SHALL MANAGER BE DEEMED IN DEFAULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR APPLICABLE LAW SOLELY BY REASON OF (I) THE FAILURE OF THE FINANCIAL PERFORMANCE OF THE MANAGED FACILITIES TO MEET OWNER’S EXPECTATIONS, INCOME PROJECTIONS OR OTHER MATTERS INCLUDED IN THE BUSINESS PLAN); (II) THE ACTS OR OMISSIONS OF PERSONNEL, UNLESS SUCH ACTS OR OMISSIONS RESULTED FROM GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT COMMITTED BY MANAGER OR ITS AFFILIATES; (III) THE INSTITUTION OF LITIGATION OR THE ENTRY OF JUDGMENTS AGAINST OWNER OR THE MANAGED FACILITIES WITH RESPECT TO THE MANAGED FACILITIES’ OPERATIONS; OR, (IV) ANY OTHER ACTS OR OMISSIONS NOT OTHERWISE CONSTITUTING A DEFAULT OF MANAGER’S OBLIGATIONS UNDER THIS AGREEMENT.

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16.3.1 Remedies for Manager Event of Default. If any Manager Event of Default occurs, Owner shall have the right to exercise against Manager any rights and remedies available to Owner under this Agreement or (subject to the provisions of this Agreement) at law or in equity; provided, however, Owner shall not have the right to terminate this Agreement by reason of the occurrence of a Manager Event of Default, unless the Manager Event of Default (i) has a material adverse effect on the Operation of the Managed Facilities; (ii) constitutes Gross Negligence or Willful Misconduct; or (iii) demonstrates repeated Manager Events of Default of a similar nature by Manager. If Manager disputes Owner’s right to terminate this Agreement under this Section 16.3.1, Owner’s termination of the Agreement shall be suspended while such dispute shall be resolved by the Arbitration Tribunal in accordance with Article 17. If termination of this Agreement is an available remedy, such remedy may be exercised by Owner only by irrevocable and unconditional notice to Manager, in which case this Agreement shall terminate on either the date specified in this Agreement, or if not specified in this Agreement, the date specified by Owner in the termination notice, which date shall in no event be sooner than thirty (30) days nor later than ninety (90) days, after the delivery of such notice. Notwithstanding anything herein to the contrary, the termination of this Agreement shall be in addition to any and all other rights and remedies that may be available to Owner in law or equity including, without limitation, Owner’s right to claim damages and attorneys’ fees.
16.3.2 Owner’s Step-In Rights. In addition to any other remedies available to Owner, if sufficient Owner funds are available, and Manager fails to pay when due any amount which it is Manager’s responsibility to pay from such Owner funds pursuant to this Agreement and the failure to pay such funds will have a material adverse effect on Owner’s financial interests or cause Owner to be in violation of the Investment Certificate or subject Owner to material liability or losses, upon ten (10) Business Days’ written notice to Manager, and if Manager fails to make the payment at issue, Owner shall pay such amounts (including fines, penalty interest and late payment fees) and take all such action as may be necessary in respect thereof. Manager shall, following such payments by Owner, reimburse Owner for the amount of such payment that would have been due if timely paid from the appropriate Bank Account within five (5) days of demand together with interest at the Interest Rate. In addition, if as a result of Manager’s Gross Negligence or Willful Misconduct the failure to make such payments has resulted in fines, penalty interest or late payment fees being assessed and Owner has made such payments, then Manager shall immediately disburse to Owner from the Bank Accounts such amounts as may be necessary to reimburse Owner for payments of fines, penalty interest or late payment fees assessed as a consequence of Manager’s failure to pay and Manager shall within five (5) Business Days of such disbursement deposit into the appropriate Bank Accounts, from Manager’s own funds, the full amount of any such fines, penalty interest or late payment fees plus interest at the Interest Rate. If Manager fails to take any action which is Manager’s responsibility under this Agreement which action causes Owner to be in violation of the Investment Certificate or other Approvals, and if Manager fails to take the appropriate action upon thirty (30) days’ written notice to Manager (except in any emergency in which case Owner shall give Manager such notice, if any, as is reasonable under the circumstances), Owner may (but shall not be required to) take such actions as may be necessary to protect Owner from such liability.

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16.4 Performance Test.
(a) Owner shall have the right to terminate this Agreement, without payment of any termination fee, but subject to Manager’s Cure Right and the other conditions for termination in this Section 16.4, if for any two (2) consecutive Fiscal Years beginning after the third Full Fiscal Year (i.e., commencing with the fourth and fifth Full Fiscal Years) (each such two-year period, a “Testing Period”) the Managed Facilities do not achieve seventy (70%) of forecasted Gross Operating Profits set forth in the Business Plan for each such Fiscal Year (collectively, the “Performance Test”). If the Performance Test is not achieved for any Testing Period, then Owner may exercise its right to terminate this Agreement by delivering a notice of termination to Manager given within sixty (60) days after receipt by Owner of the Annual Operating Statement for the third Fiscal Year in such Testing Period, specifying a termination date not less than sixty (60) nor more than ninety (90) days after the delivery of such notice.
(b) Notwithstanding the foregoing, Owner’s right of termination under this Section 16.4 shall not be exercisable if the Performance Test is failed due to: (i) an Extraordinary Event; (ii) a breach by Owner of its obligations under this Agreement (including a failure of Owner to provide sufficient funds as required under this Agreement or to maintain the Managed Facilities in accordance with the Standards); (iii) any major renovation of the Managed Facilities performed at Owner’s request and not included in the Business Plan (due to the timeliness of Owner’s request); (iv) a reduction in available room nights resulting from a capital improvement program performed at Owner’s request and not included in the Business Plan (due to the timeliness of Owner’s request); (v) a Casualty; (vi) a Condemnation; or, (vii) a lower inventory of Hotel Guest Rooms or lower quantity of Gaming Activities than the inventory or quantity projected in the applicable Business Plan if such reduction is caused by the action of any applicable Governmental Authority and not at Owner’s request. Owner expressly acknowledges that Manager’s failure to achieve the Performance Test itself shall not constitute an Event of Default or otherwise result in any liability to Manager or any Affiliate.
16.4.1 Cure Right. Notwithstanding anything to the contrary in Section 16.4, if Owner provides a notice of termination pursuant to the Performance Test, Manager shall have the right (the “Cure Right”), but not the obligation, to pay to Owner, but not more than three (3) times during the Initial Term or one (1) time during the Renewal Term, within sixty (60) days after receipt by Manager of such termination notice, an amount equal to the difference between (a) seventy (70%) of the forecasted Gross Operating Profits set forth in the Business Plan for the second of the two (2) consecutive Fiscal Years giving rise to Owner’s right to terminate; and, (b) the actual Gross Operating Profits for such Fiscal Year. If Manager elects to make such payment Owner’s notice of termination shall be deemed withdrawn and the next Testing Period shall commence with the next Fiscal Year and applied on an annual basis for each of the two (2) years of the next Testing Period following any cured period.

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16.5 Termination of Collaboration Agreement. In the Event Manager terminates the Collaboration Agreement prior to the Managed Facilities Opening Date, Manager shall have no right to terminate this Agreement without payment of the Termination Fee on the grounds that the Managed Facilities are not completed to the Manager’s reasonable satisfactions, the provisions of Section 5.3(b) hereof to the contrary notwithstanding.
16.6 Actions To Be Taken on Termination. The Parties shall take the following actions upon the expiration or termination of this Agreement:
16.6.1 Payment of Expenses for Termination. Owner shall be responsible for all expenses arising as a result of such expiration or termination, unless such termination was a result of (i) a Manager Event of Default; or, (ii) Owner’s exercise of its right to terminate pursuant to Sections 11.1 or 16.4. Manager shall be responsible for all expenses arising as a result of a termination to the extent Owner is not responsible therefore. The Party responsible for the payment of such expenses shall reimburse the other Party and its Affiliates within thirty (30) days of receipt of any invoice from the non-responsible Party or its Affiliates for any reasonable expenses incurred by the non-responsible Party or its Affiliates in the course of effecting the termination of this Agreement, including those arising in connection with severing the employment of any Personnel (with severance benefits calculated in accordance with Manager’s severance policies).
16.6.2 Payment of Amounts Due to Manager. All Management Fees, Personnel Costs and other amounts due Manager or its Affiliates under this Agreement through the effective date of expiration or termination shall be paid to Manager and its Affiliates in accordance with the payment provisions set forth in Section 4.3.1. Owner shall not have or exercise any rights of setoff, except to the extent of any outstanding and undisputed payments owed to Owner by Manager under this Agreement.
16.6.3 Assignment and Transfers to Owner. Manager shall assign and transfer to Owner: (a) all leases and contracts with respect to the Managed Facilities entered into by Manager or its Affiliates (if any) in connection with the Operation of the Managed Facilities in accordance with the terms of this Agreement, and Owner (or the successor manager) shall assume all liabilities and obligations in writing, in form and substance reasonably satisfactory to Manager; (b) all right, title and interest in and to all Approvals, including liquor licenses held by Manager or its Affiliates (if any) in connection with the Operation of the Managed Facilities, to the extent such assignment or transfer is permitted under Applicable Law; and, (c) all books and records of the Managed Facilities (but excluding any Manager Proprietary Rights); provided, however, that Owner shall retain all such books and records and

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make them available to Manager at the Managed Facilities at all reasonable times for inspection, audit, examination and photocopying, at Manager’s expense, for at least five (5) years after the date of such expiration or termination and transfer such accounts to Owner. Manager shall remove its signatories from the Bank Accounts as of the effective date of such expiration or termination. In addition, Manager may make and retain copies of all financial books and records pertaining to the Managed Facilities. Prior to transferring any Hardware or Software to Owner or any successor operator, Manager may, upon thirty (30) days notice to Owner, destroy historic and extraneous personally identifiable information, credit card information and other sensitive information in such Hardware or Software as specifically required under Applicable Laws regarding data privacy. Manager shall comply with any Applicable Laws of Vietnam prior to transferring any Hardware, Software or books and records to Owner or any successor operator.
16.6.4 Bank Accounts. Any amounts remaining in the Bank Accounts on the expiration or termination of this Agreement shall be disbursed to Owner; provided, however, that Manager may deduct and retain prior to such disbursement all amounts owed by Owner to Manager and its Affiliates under this Agreement that are not in dispute, unless this Agreement was terminated due to a Manager Event of Default.
16.6.5 Final Accounting. Within thirty (30) days following the expiration or termination of this Agreement, Manager shall render a full accounting to Owner (including all statements and reports in the forms herein required) for the final month ending on the date of expiration or termination. Within sixty (60) days following the expiration or termination of this Agreement, Manager shall cause to be prepared and delivered to Owner, as an Operating Expense, Annual Operating Statement for the final Fiscal Year, containing the reports and other items and prepared on the same basis as under Section 7.2. The final Annual Operating Statement delivered pursuant to this Section 16.6.5, and all information contained therein, shall be binding and conclusive on Owner and Manager unless, within one hundred and twenty (120) days following the delivery thereof, either Party shall deliver to the other Party written notice of its objection thereto setting forth in reasonable detail the nature of such objection. If Owner and Manager are unable thereafter to resolve any disputes between them with respect to the matters set forth in the final Annual Operating Statement within sixty (60) days after delivery by either Party of the aforesaid written notice, either Party shall have the right to cause such dispute to be resolved by an Arbitration Tribunal in accordance with the provisions of Section 17.1.
16.6.6 Orderly Transition. In connection with the expiration or termination of this Agreement, Owner and Manager shall meet and confer to prepare a mutually acceptable written transition plan and program that permits an orderly transition of the Operations of the Managed Facilities to the Owner (or the successor manager) and provides for compliance with all Applicable Law. Manager shall make all Senior Executive Personnel and Corporate Personnel available to Owner for a period of up to one hundred twenty (120) days at Owner’s expense (but at Manager’s actual expense without mark up or commissions) to ensure an orderly and uninterrupted transition of the management of the Managed Facilities.

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16.6.7 Survival. This Section 16.6 shall survive the expiration or termination of this Agreement and any dispute arising hereunder shall be submitted for resolution by the Operating Committee in accordance with Section 17.1 of this Agreement.
16.7 Notice of Termination to Employees. Owner acknowledges that Manager or its Affiliates may have an obligation under Applicable Law and/or employment agreements, collective bargaining agreements, or other similar agreements with Personnel or labor organizations that represent Personnel to give advance notice to Personnel of any termination of employment in connection with the expiration or termination of this Agreement, and that failure to comply with such notification obligation might give rise to certain liabilities under Applicable Law or such agreements. Accordingly, notwithstanding anything to the contrary in this Agreement, the effective date of termination shall be extended to permit Manager to comply with all time periods under Applicable Law and/or such agreements if any, unless Owner agrees in writing to defend, indemnify and hold harmless Manager and its Affiliates in accordance with Section 13.1 from and against all Third Party Claims (including lost compensation, fines, penalties and attorneys fees and expenses) incurred by Manager or its Affiliates, arising thereunder as a result of such termination.
ARTICLE 17
DISPUTE RESOLUTION
17.1 Operating Committee Review. Notwithstanding anything contained in this Agreement to the contrary, whenever (a) a provision of this Agreement expressly provides for submission of a dispute to the Operating Committee for determination; or (b) there is a dispute, claim or issue between the Owner and the Manager arising under this Agreement that is not subject to determination by an Expert under Section 6.1.3.1 or the arbitration provisions of Section 17.2 hereof, such dispute shall be resolved by the Operating Committee in accordance with this Section 17.1. All decisions of the Operating Committee involving a dispute in which the amount in controversy is less than TWO HUNDRED FIFTY THOUSAND DOLLARS (US$250,000.00), absent fraud, shall be final and binding on the Parties hereto without further appeal, review or recourse. Any other decision of the Operating Committee involving issues other than money or in which the amount of money in controversy exceeds TWO HUNDRED FIFTY THOUSAND (US$250,000.00) may be reviewed pursuant to the arbitration provisions of Section 17.2.
17.1.1 Notice of Dispute to Operating Committee. In the event of a dispute under this Agreement which requires resolution by an Operating Committee, the complaining Party shall give written notice to the other Party that a dispute exists. Such notice shall also indicate that the dispute requires resolution by Operating Committee under the terms of this Agreement.

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17.1.2 Operating Committee Resolution Process. Within ten (10) Business Days following delivery of the notice required by Section 17.1.1, the Parties shall meet and confer with the Operating Committee to review their respective positions regarding the dispute. Each Party shall be entitled to make written submissions to the Operating Committee. If a Party makes any submission to the Operating Committee, such Party shall also provide a copy of its submission to the other Party and the other Party shall have the right to respond in writing to such submission. The Parties shall make available to the Operating Committee all books and records relating to the issue in dispute and shall render to the Operating Committee any assistance requested of the Parties. The Operating Committee shall establish a timetable for the making of such submissions and replies.
17.1.3 Decision of Operating Committee. The Operating Committee shall notify the Parties in writing of its decision within twenty (20) Business Days from the date on which the Parties submitted a dispute to the Operating Committee, or such other period as the Parties and the Operating Committee may agree.
17.2 Arbitration.
17.2.1 Arbitration Required. Except for (i) those disputes wherein the resolution by an Operating Committee is final and, (ii) those matters set forth in Section 17.3.6 below, the Parties shall resolve all disputes that may arise in connection with this Agreement through final and binding arbitration (without appeal or review), administered by an independent arbitration tribunal comprised of three (3) Qualified Persons selected in accordance with Section 17.2.2 below (the “Arbitration Tribunal”).
17.2.2 Selection of Arbitration Tribunal. In the event of a dispute under this Agreement which requires resolution by arbitration, the complaining Party shall give written notice to the other Party that a Dispute exists. Such notice shall also indicate that the Dispute requires resolution by an Arbitration Tribunal under the terms of this Agreement. Within twenty (20) days following delivery of such notice, each Party shall have twenty (20) days to appoint a Qualified Person to act as an arbitrator. The two (2) arbitrators so selected by each Party shall then have twenty (20) days to jointly select a third Qualified Person to act as an arbitrator. The three (3) arbitrators shall comprise the Arbitration Tribunal, and the third jointly selected arbitrator shall be appointed as the chairperson of the Arbitration Tribunal. If either Party fails to make its respective selection of a Qualified Person to act as an arbitrator within the twenty (20) day period provided above (or if the two (2) selected arbitrators fail to jointly appoint a third Qualified Person to act as an arbitrator within the twenty (20) day period provided above), then either Party (or its selected arbitrator) shall apply to SIAC, or its successors, to appoint a Qualified Person or Qualified Persons from its qualified panel of arbitrators to act as the remaining arbitrators comprising the Arbitration Tribunal. Notwithstanding anything to the contrary contained herein, either Party, in its sole discretion, my waive any of the Qualified Person requirements and permit an Individual proposed by the other Party who does not meet some or all of the Qualified Person requirements to serve as an arbitrator under this Section 17.2.

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17.2.3 Arbitration Rules. To the extent not inconsistent with this Section 17.2, the Rules shall apply to any arbitration proceedings.
(a) In any arbitration proceeding, each Party shall submit or file any claim that would constitute a counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be released.
(b) The arbitration proceedings shall be conducted on an individual basis, and not on a multi-plaintiff, consolidated, collective or class-wide basis.
(c) If more than one issue shall be submitted to the same Arbitration Tribunal for resolution, to the extent possible, each such issue shall be deemed a separate arbitration for all purposes hereof, such issues to be identified separately by the Parties in their submission to arbitration, and each such issue shall to the extent possible, be subject to a separate decision by the Arbitration Tribunal.
(d) The Parties shall be entitled to limited discovery, including document exchanges as ordered by the Arbitration Tribunal. In addition, the Arbitration Tribunal may, but is not required to, allow depositions.
(e) The Parties acknowledge that the subpoena power of the Arbitration Tribunal is not subject to geographic limitations.
17.2.4 Decision of Arbitration Tribunal. The Arbitration Tribunal shall notify the Parties in writing of their decision within forty-five (45) days from the date on which the third arbitrator has been selected, or such other period as both of the Parties and the Arbitration Tribunal may all collectively agree in writing.
17.3 Miscellaneous.
17.3.1 Location. The location of any Operating Committee resolution proceedings shall be determined by the Operating Committee and arbitration proceedings shall be conducted in Singapore unless otherwise agreed by the Parties.
17.3.2 Language. The language used in any Operating Committee resolution or arbitration proceedings shall be English.

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17.3.3 Fees and Expenses. The prevailing Party in any arbitration, litigation or other legal action or proceeding arising out of or relating to this Agreement shall be entitled to recover from the losing Party all reasonable fees, costs and expenses for attorneys, experts and other third parties (including its share of the fees and costs of the Arbitration Tribunal) incurred by the prevailing Party in connection with such arbitration, litigation or other legal action or proceeding (including any appeals and actions to enforce any arbitration awards and court judgments). If a Party prevails on some, but not all, of its claims, such Party shall be entitled to recover an equitable amount of such fees, costs and expenses, as determined by the applicable Arbitration Tribunal or court.
17.3.4 Alternate Dispute Resolution Required. Subject to Section 17.3.6, the Parties agree for themselves, and each of their respective Equity Owners, Parent Companies and respective Affiliates, and each of the shareholders, trustees, beneficiaries, directors, officers, employees or agents of any of the foregoing, that all controversies, disputes, or claims between the Parties arising from or relating to this Agreement shall be subject to, and resolved in accordance with, this Article 17.
17.3.5 Time Period for Claim. Except as otherwise prohibited or limited by Applicable Law, any failure, neglect or delay of a Party to assert any breach or violation of any legal or equitable right arising from or in connection with this Agreement shall constitute a waiver of such right and shall preclude the exercise or enforcement of any legal or equitable remedy arising from such breach or violation, unless written notice specifying such breach or violation is provided to the other Party within twenty-four (24) months after the later of: (a) the date of such breach or violation; or (b) the date of discovery of the facts (or the date the facts could have been discovered, using commercially reasonable diligence) giving rise to such breach or violation. Such written notice shall not toll any applicable statute of limitations.
17.3.6 Legal Proceedings. Notwithstanding anything in this Article 17 to the contrary, the Parties shall have the right to commence litigation or other legal actions or proceedings with respect to any claims solely relating to: (i) preserving or protecting either Party or their respective Affiliates’ Intellectual Property Rights, (ii) emergency or injunctive relief, or (iii) enforcement of the dispute resolution provisions of this Agreement, or (iv) enforcement of the decision and/or award by any Expert, Operating Committee or Arbitration Tribunal hereunder. Each Party irrevocably submits to the jurisdiction of the Nevada courts in any such litigation or other legal action or proceeding with respect to clauses (i) through (iv), and each Party irrevocably agrees that all claims in respect of any such litigation or other legal action or proceeding must be brought and/or defended in the Nevada courts. Each Party agrees that service of process for purposes of any such litigation or legal action or proceeding need not be personally served, but may be served with the same effect as by certified mail or any other means permitted by Applicable Law addressed to such Party at its address set forth in Section 19.4. Nothing in this Section 17.3 shall affect Manager’s rights to pursue any litigation or other legal action or proceeding in any other appropriate jurisdiction, including any litigation, action or proceeding brought by Manager to enforce any judgment against Owner entered by a State or Federal court.

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17.3.7 Employment. Each Party agrees that they shall not employ or enter into a consulting agreement with any Individual utilized as an Expert or as an arbitrator under this Article 17 for a period of twenty-four (24) months following the completion of such Individual’s engagement as an Expert or an arbitrator, without the prior written consent of the other Party, which consent may be withheld in such Party’s sole and absolute discretion. The engagement contract with any such Individual shall contain an affirmative representation by such Individual that such Individual will not accept employment from either Party or its Affiliates for a period of twenty-four (24) months following the completion of such Individual’s engagement as an arbitrator hereunder.
17.4 Waivers.
17.4.1 JURISDICTION AND VENUE. OWNER AND MANAGER WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL DEFENSES BASED ON LACK OF JURISDICTION OR INCONVENIENT VENUE OR FORUM FOR ANY ARBITRATION, LITIGATION OR OTHER LEGAL ACTION OR PROCEEDING PURSUED BY MANAGER OR OWNER IN THE JURISDICTION AND VENUE SPECIFIED IN THIS ARTICLE 17.
17.4.2 TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY OF ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT.
17.4.3 PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, IN ANY ARBITRATION, LAWSUIT, LEGAL ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING FROM OR RELATING TO THIS AGREEMENT, THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM FOR THEMSELVES, AND EACH OF THEIR RESPECTIVE PARENT COMPANIES AND EQUITY OWNERS, AND EACH THEIR RESPECTIVE AFFILIATES, AND EACH OF THE SHAREHOLDERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF ANY OF THE FOREGOING, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ALL RIGHTS TO ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES (OTHER THAN PARTIES’ STATUTORY RIGHTS AND REMEDIES RELATING TO SUCH PARTIES’ (OR SUCH PARTIES AFFILIATES’) TRADEMARKS, COPYRIGHTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY) AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT, AND ALL OTHER RIGHTS AND REMEDIES AT LAW AND IN EQUITY, WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES MIGHT HAVE WITH RESPECT THERETO. NOTWITHSTANDING THE FOREGOING, WITH RESPECT TO ANY EVENT OF DEFAULT BY THE OTHER PARTY, THE NON-DEFAULTING PARTY MAY SEEK (BUT SHALL NOT BE AUTOMATICALLY ENTITLED TO) CONSEQUENTIAL DAMAGES FOR LOST PROFITS IN AN AMOUNT THAT SHALL NOT, IN ANY EVENT, EXCEED US$10,000,000.00

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17.5 Survival. This Article 17 shall survive the expiration or termination of this Agreement.
ARTICLE 18
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS
18.1 Manager’s Representations and Warranties. As of the Effective Date, Manager represents and warrants to Owner that:
18.1.1 Organization and Authority. Manager is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in the jurisdiction in which the Managed Facilities is located (to the extent required by Applicable Law), and has full power, authority, and legal right to execute and deliver this Agreement, and perform all of Manager’s covenants and obligations under this Agreement. Manager’s execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Manager.
18.1.2 Enforceability. This Agreement constitutes a valid and binding obligation of Manager and does not violate or conflict with the organizational and governing documents of Manager or, to the best of Manager’s knowledge, any Applicable Law to which Manager is subject or by which it or any substantial portion of its assets is bound or affected.
18.1.3 Third Party Approvals. No approval of any third party is required for Manager’s execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement. This Agreement and the performance of Manager’s obligations hereunder will not violate, conflict with or constitute a breach of or default under any agreement to which Manager or any of its Affiliates is a party, or any of their respective properties or assets is bound or affected.
18.1.4 Litigation. There is no litigation, proceeding or governmental investigation pending or, to the best of Manager’s knowledge, threatened against Manager or any Affiliate, Parent Company or Equity Owner of Manager that could adversely affect the validity of this Agreement or the ability of Manager to comply with its obligations under this Agreement.

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18.1.5 Gaming Laws and Sanction Laws. To the best of Manager’s knowledge, neither Manager, nor any Parent Company or Equity Owner, nor any of their respective Affiliates, (a) is in violation of any Gaming Laws or Sanction Laws, or otherwise have assets or interests that are subject to restrictions under any Gaming Laws or Sanction Laws, or (b) would cause Owner or any of its Affiliates to be in violation of any Gaming Laws or Sanction Laws, or subject any of its assets or interests to any fines, penalties, sanction, confiscation or similar liability or action under any Gaming Laws or Sanctions Laws.
18.1.6 Approvals. Manager holds (or will hold prior to the Opening Date), all Approvals required to be held by Manager that are necessary to permit the Operation of the Managed Facilities in accordance with the Standards, Applicable Law and the other terms and conditions of this Agreement.
18.1.7 Development Compliance. The development and construction of the Managed Facilities shall be in accordance with this Agreement and the Collaboration Agreement.
18.2 Owner’s Representations and Warranties
18.2.1. As of the Effective Date, Owner represents and warrants to Manager that:
18.2.2 Leasehold Interest. Owner has a leasehold interest in the Site.
18.2.3 Organization and Authority. Owner is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in the jurisdiction in which the Managed Facilities is located, and has full power, authority and legal right to execute and deliver this Agreement, and perform all of Owner’s covenants and obligations under this Agreement. Owner’s execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Owner.
18.2.4 Enforceability. This Agreement constitutes a valid and binding obligation of Owner and does not and will not violate or conflict with any of the organizational or governing documents of Owner or, to the best of Owner’s knowledge, any Applicable Law to which Owner is subject, or the Managed Facilities or any substantial portion of Owner’s assets is bound or affected, including, but not limited to the Law of Vietnam.

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18.2.5 Third Party Approvals and Contracts. No approval of any third party (including any Lender or ground lessor) is required for Owner’s execution of this Agreement that has not been obtained prior to the execution of this Agreement. Neither Owner nor any of its Affiliates is a party to any agreement for the development, construction, management, franchise or operation of the Managed Facilities or any portion thereof that would conflict with this Agreement. This Agreement and the performance of Owner’s obligations hereunder will not violate, conflict with or constitute a breach of or default under any agreement to which Owner or any of its Affiliates is a party, or by which the Managed Facilities, any of the properties or assets of Owner or its Affiliates is bound or affected. No Person holds any rights of claims against Owner, or arising from its relationship with Owner, that would make it a third party beneficiary under this Agreement.
18.2.6 Litigation. There is no litigation, proceeding or governmental investigation pending or, to the best of Owner’s knowledge, threatened against Owner that could adversely affect the validity of this Agreement or the ability of Owner to comply with its obligations under this Agreement.
18.2.7 Financial Statements. To the best of Owner’s knowledge, the financial statements and other documents submitted by Owner to Manager prior to the execution of this Agreement (a) are accurate and complete as of the Effective Date; and, (b) do not omit the statement of any material fact necessary to make them not misleading.
18.2.8 Ownership of Managed Facilities and Owner. As of the Effective Date the Owner is the sole lessee of the Site and the sole owner of the Managed Facilities.
18.2.9 Financing. Exhibit B lists all Mortgages and Security Interests and all debt financing as of the Effective Date, and Owner has provided Manager with true and complete copies of all Financing Documents in effect as of the Effective Date.
18.2.10 Gaming Laws and Sanction Laws. To the best of Owner’s knowledge, neither Owner, nor any Parent Company or Equity Owner, nor any of their respective Affiliates, (a) is in violation of any Gaming Laws or Sanction Laws, or otherwise have assets or interests that are subject to restrictions under any Gaming Laws or Sanction Laws, or (b) would cause Manager or any of its Affiliates to be in violation of any Gaming Laws or Sanction Laws, or subject any of its assets or interests to any fines, penalties, sanction, confiscation or similar liability or action under any Gaming Laws or Sanctions Laws.

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18.3 Owner’s Covenants.
18.3.1 Good Standing of Owner. Owner shall take all actions as may be necessary to ensure that Owner remains in good standing in the jurisdiction of its organization, and duly qualified to do business in the jurisdiction in which the Hotel is located.
18.3.2 Litigation. If Owner receives or becomes aware of any notice regarding any litigation, proceeding or governmental investigation pending or threatened against Owner or any Affiliate, Parent Company or Equity Owner of Owner that could adversely affect the validity of this Agreement or the ability of Owner to comply with Owner’s obligations hereunder, Owner shall promptly provide Manager with a copy of such notice if such notice is in writing, or shall promptly relate to Manager the full particulars of such notice if it is not in writing.
18.3.3 Compliance with Laws. Owner shall take all actions as may be reasonably necessary to ensure that the representations regarding Compliance with Laws, Gaming Laws and Sanctions Laws in Section 18.2 and through this Agreement remain true at all times during the Term. Without limiting the foregoing, Owner shall obtain and maintain at all times during the Term all licenses and governmental approvals necessary or required by any Governmental Authority to fulfill Owner’s duties and obligations under this Agreement.
18.3.4 Ownership of Managed Facilities. Except as provide in Section 11.2, at all times during the Term, Owner shall be, and shall take all actions as may be necessary to remain, the sole lessee of the Site and the sole owner of the Managed Facilities, free and clear of any encumbrance that would have a materially adverse effect on the ability of Manager to Operate the Managed Facilities in accordance with this Agreement.
18.3.5 Construction. If Owner receives or becomes aware of any notice regarding any defects in the construction, state of repair or state of completion of the Managed Facilities or ordering or directing that any alteration, repair, improvement or other work be done, or relating to non-compliance with any Approval or Applicable Law, or relating to any threatened or impending Condemnation from any Lender or Governmental Authority having jurisdiction over Owner, Owner shall promptly provide Manager with a copy of such notice if such notice is in writing, or shall promptly relate to Manager the full particulars of such notice if it is not in writing.
18.3.6 Approvals. Owner holds (or will hold prior to the Managed Facilities Opening Date) and shall maintain throughout the Operating Term all Approvals required to be held by Owner that are necessary to permit the ownership and Operation of the Managed Facilities in accordance with the Standards, Applicable Law and the other terms and conditions of this Agreement.

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18.3.7 Documentation. If necessary to carry out the intent of this Agreement, Owner agrees to execute and provide to Manager, on or after the date hereof, any and all instruments, documents and agreements necessary to make this Agreement fully and legally effective, binding and enforceable between the Parties hereto and as against third parties.
18.3.8 Communications. Owner shall provide Manager with copies of any communications directed to Owner or any Affiliate of Owner relating to any actual, alleged, suspected or threatened violation of any Applicable Laws, including Gaming Laws, that relate to the Casino, Gaming Activities the Hotel, the Casino Amenities, the Hotel Amenities or the Project, within five (5) days of receipt of such communication; provided, however, the provisions of this Section 18.3.8 do not apply to any communication between the Owner and its legal counsel that is subject to an applicable privilege.
18.3.9 Change in Gaming Allotment.
(a) In accordance with the current terms of the Investment Certificate or if due to a change in Applicable Laws or other change to Owner’s Investment Certificate, Owner is required to reduce the number of gaming tables, slots and/or other Gaming Activities below the currently proposed allotment, and if it is within Owner’s authority to do so, the reduction shall be made to the Managed Facilities and all Other Resorts on a pro-rata basis (after each of the Other Resorts has been allocated ninety (90) gaming tables and one thousand (1,000) electronic gaming machines).
(b) If due to a change in Applicable Laws or other change to Owner’s Investment Certificate, Owner is permitted to increase the number of gaming tables, slots and/or other Gaming Activities above the currently proposed allotment, and if it is within Owner’s authority to do so, then, after each of the Other Resorts has been allocated ninety (90) gaming tables and one thousand (1,000) electronic gaming machines, the increases shall be made to the Managed Facilities and all Other Resorts on a pro-rata basis (i.e., divided evenly between each of the five resorts); provided, however, that in no instance will such reallocation result in any reduction to the ninety (90) gaming tables and one thousand (1,000) electronic gaming machines at the Managed Facilities.

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18.3.10 Investment Certificate and Exhibits. Unless required by a Governmental Authority with competent jurisdiction over the Project, Owner shall not make or seek to make any material changes or amendments to the Investment Certificate or the Exhibits that will have a material adverse effect on the Managed Facilities; provided, however, Owner may amend the Investment Certificate in any manner that is not restricted by the preceding sentence, including, without limitation, seek approval rights for gaming tables and electronic games for Zones C, D and E in the Investment Certificate
18.3.11 Manager’s Priority to Project Facilities. Except as provided by any agreement entered prior into the Effective Date, Owner will not grant or allocate guest, customer and patron priority to use facilities or amenities of the Managed Facilities without the consent of the Manager, which consent will not be unreasonably withheld; provided, however, that such use priorities are allocated on a fair and equitable basis among the Managed Facilities and the Other Resorts.
18.3.12 Related Contracts. Owner shall advise Manager with respect to any agreements or contractual arrangements between Owner and any Person that relate to the Casino or Gaming Activities at the Casino (the “Related Contracts”). All Related Contracts shall be subject to review by Manager to determine potential licensing problems and shall include provisions reasonably necessary to protect Owner’s and Manager’s and their Affiliates’ respective officers’ and directors’ ability to obtain and maintain gaming licenses in any jurisdiction. Owner and Manager shall consult prior to execution of any Related Contracts entered into after the date hereof regarding any possible material impact the Related Contracts might have on the management and operation of the Casino and Manager shall have the right to approve or consent to any such Related Contracts. In the event Owner enters into any Related Contracts, Owner shall provide copies of such Related Contracts to Manager in a timely manner. Thereafter, Manager shall operate the Casino in compliance with the Related Contracts. In the event that Manager’s actions or failure to act shall cause a default under a Related Contract that has been expressly approved in advance in writing by Manager, such default shall not be an Event of Default under this Agreement until the cure period for such default provided in the Related Contract, if any, has expired.
18.3.13 Gaming Disclosure. Owner agrees to provide the information known to Owner as required by Nevada Revised Statute 463.710 regarding any changes in the Ownership Interests of Owner and its Parent Companies and their respective Equity Owners at least twenty (20) days before the end of each calendar quarter.
18.4 Manager’s Covenants.
18.4.1 Good Standing of Manager. Manager shall take all actions as may be necessary to ensure that Manager and its Affiliates remain in good standing in the jurisdiction of its organization, and duly qualified to do business in the jurisdiction in which the Managed Facilities are located.

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18.4.2 Compliance with Laws. Manager shall take all actions as may be reasonably necessary to ensure that the representations regarding Compliance with Laws, Gaming Laws and Sanctions Laws in Section 18.2 and through this Agreement remain true at all times during the Term. Without limiting the foregoing, Manager shall obtain and maintain at all times during the Term all licenses and governmental approvals necessary or required by any Governmental Authority to fulfill Manager’s duties and obligations under this Agreement.
18.4.3 Documentation. If necessary to carry out the intent of this Agreement, Manager agrees to execute and provide to Owner, on or after the date hereof, any and all instruments, documents and agreements necessary to make this Agreement fully and legally effective, binding and enforceable between the Parties hereto and as against third parties.
18.4.4 Communications. Manager shall provide Owner with copies of any communications directed to Manager or any Affiliate of Manager relating to any actual, alleged, suspected or threatened violation of any Applicable Laws, including Gaming Laws, that relate to the Casino, Gaming Activities the Hotel, the Casino Amenities, the Hotel Amenities or the Project, within five (5) Business Days of receipt of such communication.
18.4.5 Approvals. Manager holds (or will hold prior to the Managed Facilities Opening Date) and shall maintain throughout the Operating Term all Approvals required to be held by Manager that are necessary to permit the ownership and Operation of the Managed Facilities in accordance with the Standards, Applicable Law and the other terms and conditions of this Agreement.
18.4.6 Non-Interference. Except joint or concurrent marketing programs for hotels, casinos and resorts owned or operated by Manager or its Affiliates as permitted by an approved Business Plan, Manager shall not (i) direct, (ii) instruct, (iii) recommend or (iv) make any suggestions (either expressly or implicitly), to any Personnel (including, without limitation, Senior Executive Personnel) to act or omit to act in a manner that will benefit another hotel, resort or casino that is owned or operated by any other Affiliate of Manager.
18.4.7 Independent Operations and Best Efforts. Except joint or concurrent marketing programs for hotels, casinos and resorts owned or operated by Manager or its Affiliates as permitted by an approved Business Plan, Manager covenants that Manager shall not act in a manner that will benefit another hotel, resort or casino that is owned or operated by any other Affiliate of Manager.

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18.4.8 Casino Operation. Subject to Applicable Law, at all times during the Operating Term, Manager shall keep the Casino open for Gaming Activities on a twenty-four (24) hour-a-day, seven (7) day-a-week basis (including all holidays); provided, however, Manager shall not be required to do so (i) if in Manager’s reasonable judgment, it would not be commercially reasonable, or (ii) during an Extraordinary Event, renovation and/or construction activities that make the continuing Operation of the Gaming Activities impracticable or commercially unreasonable.
18.4.9 Gaming Disclosure. Manager agrees to provide the information provided to the Gaming Authorities having jurisdiction over Manager or its Affiliates regarding any changes in the Ownership Interests of Manager and its Parent Companies and their respective Equity Owners at least twenty (20) days before the end of each calendar quarter.
18.4.10 Guarantor’s Net Worth. Manager covenants that at any time Guarantor’s net worth shall be less than FIFTEEN MILLION DOLLARS (US$15,000,000.00) for a period exceeding ten (10) days, Manager shall deliver to Owner written notice of same and proof satisfactory to Owner that in connection with the guaranty provided by Section 20.3 hereof, Guarantor has established a letter of credit in favor of Owner or such other security reasonably satisfactory to Owner in the amount by which the Guarantor’s net worth is deficient under this representation and warranty.
18.5 Acknowledgements. OWNER AND MANAGER EACH ACKNOWLEDGE AND CONFIRM TO THE OTHER THAT:
18.5.1 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES. NEITHER PARTY HAS MADE ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND WHATSOEVER TO THE OTHER PARTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NO PERSON IS AUTHORIZED TO MAKE ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTIES ON BEHALF OF EITHER PARTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.
18.5.2 NO RELIANCE. NEITHER PARTY HAS RELIED UPON ANY STATEMENTS OR PROJECTIONS OF REVENUE, SALES, EXPENSES, INCOME, RATES, AVERAGE DAILY RATE, OCCUPANCY, REVENUE PER AVAILABLE ROOM, RESERVATION SYSTEM CONTRIBUTION, PROFITABILITY, VALUE OF THE MANAGED FACILITIES OR SIMILAR INFORMATION PROVIDED BY THE OTHER PARTY BUT HAS INDEPENDENTLY CONFIRMED THE ACCURACY AND RELIABILITY OF ANY SUCH INFORMATION AND IS SATISFIED WITH THE RESULTS OF SUCH INDEPENDENT CONFIRMATION.
18.5.3 IRREVOCABILITY OF CONTRACT. IN ORDER TO REALIZE THE FULL BENEFITS CONTEMPLATED BY THE PARTIES, THE PARTIES INTEND THAT THIS AGREEMENT SHALL BE NON-TERMINABLE, EXCEPT FOR AN EVENT OF DEFAULT AND THE SPECIFIC TERMINATION RIGHTS IN FAVOR OF A PARTY SET FORTH IN THIS AGREEMENT. ACCORDINGLY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO TERMINATE THIS AGREEMENT AT LAW OR IN EQUITY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

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ARTICLE 19
GENERAL PROVISIONS
19.1 Governing Law. This Agreement shall be construed under the laws of Nevada, without regard to any conflict of law principles and subject to the mandatory requirements of the Applicable Law of Vietnam, except that the interpretation and enforceability of Section 17.2 shall be governed by the Rules in effect at the time of applying for arbitration. In the event that any provision of this Agreement violates or is otherwise inconsistent with the Applicable Law of Vietnam, the Parties shall have a sixty (60) day period in which to negotiate in good faith to modify the terms, structure, domicile and/or jurisdiction of the Parties as may be necessary to comply with the Applicable Law of Vietnam. If the Parties are unable to agree on the foregoing modifications within such sixty (60) day period, then either Party shall have the right to terminate this Agreement prior to the expiration of such sixty (60) day period upon no less than sixty (60) day’s and no more than ninety (90) day’s notice to the other without the payment of any termination fees and no Party shall be entitled to exercise any other rights and remedies that may be available to a Party in law or in equity including, without limitation, the right to damages.
19.2 Construction of this Agreement. The following principles shall be applied in interpreting this Agreement:
19.2.1 Claims Limited to Contract. Neither Party shall assert against the other Party any contractual claim arising from this Agreement, unless the claim is based upon the express terms of this Agreement and does not seek to vary, and is not in conflict with, those express terms.
19.2.2 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction or any Arbitrator(s) for any reason, the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes.

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19.2.3 Headings. The table of contents, headings and captions in this Agreement are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement.
19.2.4 Entire Agreement. This Agreement (including the attached Exhibits), together with the Collaboration Agreement, constitutes the entire agreement between the Parties with respect to the subject matter contemplated herein and supersedes all prior agreements and understandings, whether written or oral.
19.2.5 Third Party Beneficiary. No third party shall be a beneficiary of Owner’s or Manager’s rights or benefits under this Agreement.
19.2.6 Time of the Essence. Time is of the essence for all purposes of this Agreement.
19.2.7 Remedies Cumulative. Except as otherwise expressly provided in this Agreement, the remedies provided in this Agreement are cumulative and not exclusive of the remedies provided by Applicable Law or under this Agreement, and a Party’s exercise of any one or more remedies for any default shall not preclude the Party from exercising any other remedies at any other time for the same default.
19.2.8 Amendments. Neither this Agreement nor any of its terms or provisions may be amended, modified, changed, waived or discharged, except in writing signed by the Party against whom the enforcement of the amendment, modification, change, waiver or discharge is sought.
19.2.9 Survival. The expiration or termination of this Agreement shall not terminate or otherwise affect any rights or obligations of a Party that either expressly or by their nature survive the expiration or termination of this Agreement.
19.2.10 Waiver of Liability Regarding Capital Improvements. Each Party irrevocably waives any claim, cause of action, right or remedy against the other Party for any loss or damage incurred by either Party Manager as a result of any Capital Improvement to the Managed Facilities completed in accordance with this Agreement.
19.3 Waivers. Subject to Section 17.3.5, no failure or delay by a Party to insist upon the strict performance of any term or provision of this Agreement, or to exercise any right or remedy available to a Party for a breach, shall constitute a waiver of such breach or any subsequent breach of such term or provision. No waiver of any default shall affect or alter this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach. No provision in this Agreement, and no breach thereof, shall be waived, altered or modified except by written instrument.

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19.4 Notices. All notices, consents, determinations, requests, approvals, demands, reports, objections, directions and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by (a) personal delivery, (b) overnight DHL, FedEx, UPS or other similar courier service addressed to the recipient Party at the addresses specified below, or at such other address as a Party may designate in accordance with this Section 19.4, and shall be deemed to have been received by the Party to whom such notice or other communication is sent upon (i) delivery to the address of the recipient Party, provided, that, such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a business day, otherwise the following business day, or (ii) the attempted delivery of such Notice if such recipient Party refuses delivery, or such recipient Party is no longer at such address number, and failed to provide the sending Party with its current address in accordance with this Section 19.4.

Owner’s Notice Address		With a copy to:

Ho Tram Project Company Limited		Heenan Blaikie LLP
666 Burrard Street — Suite 2348		#2200 — 1055 West Hastings Street
Vancouver, British Columbia		Vancouver, British Columbia
Canada V6C 2X8		Canada V6E 2E9

Attn:	General Director	Attn:	John Legge

Manager’s Notice Address		With a copy to:

PNK (VN), Inc.		PNK Development 18, LLC
c/o Reid Services Limited		8918 Spanish Ridge Avenue
Clifton House		Las Vegas, Nevada 89148
75 Fort Street
PO Box 1350
Grand Cayman KY1-1108
Cayman Islands

Attn:	Corporate Secretary	Attn:	John A. Godfrey
Executive Vice President & General Counsel

19.5 Further Assurances. The Parties shall do and cause to be done all such acts, matters and things and shall execute and deliver all such documents and instruments as shall be required to enable the Parties to perform their respective obligations under, and to give effect to the transactions contemplated by, this Agreement.

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19.6 Relationship of the Parties. The Parties acknowledge and agree that (a) the relationship between them shall be that of principal (in the case of Owner) and contractor (in the case of Manager); (b) they are not joint venturers, partners or joint owners with respect to the Managed Facilities; and (c) nothing in this Agreement or the Collaboration Agreement shall be construed as creating (i) a partnership, joint venture or similar relationship between the Parties; or (ii) fiduciary duties between the Manager to the Owner. Nothing in this Agreement or the Collaboration Agreement shall be interpreted to eliminate, waive, disclaim or vary any fiduciary duties that exist between Affiliates of the Manager and the Owner pursuant to the Shareholder Agreement or any other agreements between such Affiliates.
WITHOUT MODIFYING OR AFFECTING THE EXTENT OF FIDUCIARY DUTIES THAT EXIST AS A RESULT OF THE RELATIONSHIP OF THE PARTIES OR THEIR AFFILIATES UNDER ANY OTHER AGREEMENT OR ARRANGEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THEIR RELATIONSHIP UNDER THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH GENERAL PRINCIPLES OF CONTRACT INTERPRETATION WITHOUT REGARD TO THE COMMON LAW PRINCIPLES OF AGENCY (OTHER THAN THE DUTY OF GOOD FAITH AND FAIR DEALING IMPLIED UNDER GENERAL CONTRACT PRINCIPLES, INDEPENDENT OF THE COMMON LAW PRINCIPLES OF AGENCY) AND THIS AGREEMENT WILL NOT HAVE THE EFFECT OF EXPANDING, MODIFYING, LIMITING OR RESTRICTING ANY OF THE TERMS OF THIS AGREEMENT, AND ANY LIABILITY OF THE PARTIES SHALL BE BASED SOLELY ON PRINCIPLES OF CONTRACT LAW AND THE EXPRESS TERMS OF THIS AGREEMENT. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ANY FIDUCIARY OR OTHER SIMILAR COMMON LAW RIGHTS THAT ARE NOT EXPRESSLY IDENTIFIED, DESCRIBED AND SET FORTH IN THIS AGREEMENT, AND THUS UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ANY RIGHT TO RECOVER OR OBTAIN ANY MONETARY, EQUITABLE OR OTHER RELIEF OR REMEDIES FOR ANY ALLEGED BREACH OR VIOLATION OF ANY ALLEGED FIDUCIARY OR OTHER SIMILAR COMMON LAW RIGHT OR OBLIGATIONS. OWNER ACKNOWLEDGES AND AGREES THAT ITS CONSENT TO THE TRANSACTIONS AND CONDUCT BY MANAGER DESCRIBED IN THIS AGREEMENT AND ITS WAIVER OF ANY FIDUCIARY OR OTHER SIMILAR COMMON LAW RIGHTS OTHERWISE OWED BY MANAGER: (I) HAS BEEN OBTAINED BY MANAGER IN GOOD FAITH; (II) IS MADE KNOWINGLY BY OWNER BASED ON ITS ADEQUATE INFORMED JUDGMENT AS A SOPHISTICATED PARTY AFTER SEEKING THE ADVICE OF COMPETENT AND INFORMED COUNSEL; AND (III) ARISES FROM OWNER’S KNOWLEDGE AND UNDERSTANDING OF THE SPECIFIC TRANSACTIONS AND ACTIONS OR INACTIONS OF OPERATORS THAT ARE NORMAL, CUSTOMARY, AND REASONABLY EXPECTED IN THE HOTEL, HOSPITALITY AND GAMING INDUSTRIES GENERALLY FOR THE WORLD-CLASS INTERNATIONAL/ LUXURY SEGMENT OF SUCH INDUSTRIES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY; MANAGER AGREES TO CONDUCT ITS OBLIGATIONS UNDER THIS AGREEMENT WITH COMMERCIAL PRUDENCE AND IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

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19.7 Extraordinary Event. In the event of an Extraordinary Event, the obligations of the Parties and the time period for the performance of such obligations (other than an obligation to pay any amount hereunder) shall be extended for each day that such Party is prevented, hindered or delayed in such performance during the period of such Extraordinary Event, except as expressly provided otherwise in this Agreement. Upon the occurrence of an Extraordinary Event, the affected Party shall give prompt notice of such Extraordinary Event to the other Party. If Manager is unable to perform its obligations under this Agreement due to an Extraordinary Event, or Manager deems it necessary to close and cease the Operation of all or any portion of the Managed Facilities due to an Extraordinary Event in order to protect the Managed Facilities or the health, safety or welfare of its guests, patrons, customers or Personnel, then Manager may close or cease Operation of all or a portion of the Managed Facilities for such time and in such manner as Manager reasonably deems necessary as a result of such Extraordinary Event, and Manager shall reopen or recommence the Operation of the Managed Facilities when Owner and Manager reasonably believe that Manager again is able to perform its obligations under this Agreement, and determines that there is no unreasonable risk to the Managed Facilities for health, safety or welfare of its guests, patrons, customers or any Personnel.
19.8 Confidentiality Covenant. Except as required by Applicable Law, each of the Parties hereby covenants and agrees that it shall not, without the consent of the other, directly or indirectly, communicate or disclose to any Person, or use for any purpose other than the furtherance of the business or the purposes and objectives of this Agreement by such Party, any Confidential Information acquired by such Party, nor shall it utilize or make available any such Confidential Information, directly or indirectly, in connection with the subject matter or performance under this Agreement. Nothing in this Agreement shall prevent disclosure of Confidential Information to a Party’s directors, officers, employees or agents or its financial, legal, accounting or other advisors provided such advisors are informed in advance as to the confidential nature of the communication and agree to keep such information confidential.
19.8.1 Other Permitted Disclosure
(a) Each of the Owner and Manager may also disclose Confidential Information to any potential purchaser of its or its Affiliates Securities any relevant information, except for trade secrets, with respect to the Owner and its Subsidiaries, in order to allow such a potential purchaser to determine whether to acquire such Securities, provided that said shareholder shall first obtain from any Person to whom information is to be disclosed, a confidentiality agreement as to such information.
(b) The Parties and their Affiliates may make disclosures to third Persons (including, but not limited to, disclosures to security analysts or made during earnings calls) regarding Confidential Information or such other information about the Enterprise so long as the disclosure of any such information is mutually agreed to in writing from time to time by the Parties. As a result of such pre-approval with respect to such information, the disclosing Party and its Affiliates shall not be required to seek the approval of the other Party to each subsequent disclosure of such pre-approved information.

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(c) Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge that the other Party and its Affiliates shall be entitled to make such disclosures regarding a Party and its Affiliates and their affairs (including, without limitation, financial information) as they deem necessary or appropriate in connection with (a) a Party’s and its Affiliates’ reporting or disclosure obligations under United States securities laws, rules and regulations and rules and regulations of stock exchanges and stock markets where their securities are listed or traded, whether in connection with documents filed with or information supplied to the SEC, stock exchanges or other stock markets on which its securities may be listed or traded (which for purposes hereof shall include earnings releases filed by the Parties or any of their Affiliates with the SEC), (b) disclosures to Governmental Authorities (including, without limitation, Gaming Authorities), and (c) corporate transactions, including without limitation public or private securities transactions, loans and other financing transactions, proxy solicitations and merger and acquisition transactions, including, without limitation, merger and acquisition transactions involving the disclosing Party or any of its Affiliates.
19.8.2 Remedies. Each of the Parties agrees that the restrictions contained in this Agreement are necessary and fundamental to the protection of the Owner’s and Manager’s business and that all such restrictions are reasonable and valid and all defenses to the strict enforcement thereof are hereby waived. Each of the Parties acknowledges that a breach or threatened breach of any provision of this Article 19.8 will result in the Owner and Manager suffering irreparable harm not compensated by damages alone. Accordingly, the Parties agree that the Owner and Manager shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which such Person may be entitled under Applicable Law.
19.8.3 Public Statements. Except as provided for in Article 19.8.1 Owner and Manager shall consult with each other on all press releases and other public statements relating to the Managed Facilities and neither Party shall issue any press release or other public statement relating to the Managed Facilities except as provided in Sections 19.8 and 19.8.1 without the prior written approval of the other Party, except for any public statement required under Applicable Law (including reporting requirements applicable to public companies).

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19.9 Privileged Licenses. The Parties hereby (a) acknowledges that the other Party or its Affiliates hold or will hold one or more licenses under Gaming Laws; (b) agrees to use commercially reasonable efforts to take, or to refrain from taking, any actions that are necessary to prevent, or that would be reasonably likely to cause, the gaming license of the other Party or its Affiliates to expire, terminate or not be renewed; and, (c) agrees to cooperate with the other Party, as reasonably requested on a confidential basis, and at no out-of-pocket cost or expense to the cooperating Party, to provide information reasonably necessary to enable the other Party and its Affiliates to respond to any requests for information in connection with preservation of such gaming licenses and compliance with any gaming regulations applicable to the other Party or its Affiliates and the other Party’s internal compliance policies of general applicability relating thereto (including information required in connection with any necessary background checks or other investigations regarding credit standing, character and personal qualifications).
19.10 Foreign Corrupt Practices Act. Neither Party nor any Person for or on behalf of such Party, shall make, and each Party acknowledges that the other Party will not make any expenditure in violation of any Applicable Law including, without limitation, the Foreign Corrupt Practices Act (to the extent that it is applicable), and Vietnamese anti-corruption legislation, as amended from time to time, in the performance of its obligations under this Agreement and in connection with its activities in relation thereto. The Parties agree to comply with the legal compliance requirements set forth in Exhibit C to this Agreement.
19.11 Expenses for Assistance Regarding Certain Instruments. Each Party, to the extent requested by the other Party or its Lender, agree to pay to the other Party at its own expense and not as an Operating Expense for all its costs and expenses (including reasonable and customary attorney’s fees and any necessary document translations) exceeding TWO THOUSAND FIVE HUNDRED DOLLARS (US$2,500.00) annually, except as may be otherwise expressly provided in this Agreement, incurred by such Party in connection with the negotiation, preparation, execution, delivery and administration of documents, such as any estopple certificate, subordination and non-disturbance agreements, or similar instruments for the other Party.
19.12 Execution of Agreement. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile or electronic mail (via portable data format (pdf)) which, upon transmission to the other Party, shall have the same force and effect as delivery of the original signed counterpart.
19.13 Language. Owner and Manager acknowledge and agree that this Agreement has been negotiated, concluded, and executed in the English language. In the event a translation is prepared of this Agreement in whole or in part at any time for any purpose, Owner and Manager agree that the English language version shall control and be determinative as to the purpose and intent of any provision of this Agreement.

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19.14 Approvals. Unless inconsistent with the express terms of this Agreement, in any case under this Agreement where:
(i) One Party has requested in writing the consent or approval of the other Party in accordance with this Agreement, such consent or approval shall be deemed to have been given if not expressly refused in writing within thirty (30) days after the date of its request.
(ii) The consent or approval of Owner or Manager is required, unless otherwise specifically provided herein, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
(iii) Once any document, proposed action or other matter is approved, no change or amendment thereof may be effected without the prior written consent of both Parties.
19.15 Limitation of Liability. If Owner shall fail to perform any covenant, term or condition of this Agreement upon Owner’s part to be performed and, as a consequence of such failure and after the expiration of all applicable grace, notice and cure periods, Manager shall recover a money judgment against Owner, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Owner in the Managed Facilities and out of other income from the Managed Facilities receivable by Owner or out of the consideration received by Owner from the sale or other disposition of all or any part of Owner’s right, title and interest in the Managed Facilities. Neither Owner nor any of the partners, beneficiaries, officers, directors, venturers, shareholders or Affiliates of Owner shall be personally liable for any deficiency.
ARTICLE 20
CONFLICTS OF INTEREST: TRADE AREA RESTRICTION
20.1 Conflicts of Interest. Owner acknowledges that in certain respects all casinos and hotels compete on an international, national, regional and local basis with other casinos and hotels and that conflicts may, from time to time, arise between the Managed Facilities and other casinos and hotels owned or operated by Manager and its Affiliates. Owner consents to the operation by Manager (or its Affiliates) of casinos and hotels and/or any other lodging product and to the addition by Manager (or its Affiliates) of other casinos and hotels and/or any other lodging product wherever located (including the operation or addition of other casinos and hotels and/or any other lodging product that may otherwise be deemed competitive with the Managed Facilities), except as otherwise provided in Sections 18.4.6, 18.4.7 and 20.2 of this Agreement and as provided in the Brand Agreement.
20.2 Trade Area Restriction. Neither Manager nor any of its Affiliates shall open for business or operate a hotel, resort or Gaming Operation anywhere within Vietnam or within twenty (20) kilometers of the common borders of Vietnam and Cambodia, Laos, or within the city of Phnom Pinh, Cambodia without the prior written consent of the Owner. Notwithstanding any provision of this Agreement to the contrary, the restrictions under this Section 20.2 shall terminate if this Agreement expires or terminates for any reason, other than a Manager Event of Default, in which case, the restrictions shall continue until the second anniversary of such Manager Event of Default.

107

20.3 Guaranty of Manager. Guarantor hereby irrevocably and unconditionally guarantees to Owner and its successors and assigns that Guarantor will ensure that Manager has the financial capitalization such that Manager can perform or retain a third party to perform any and all obligations, performances, indemnities, liabilities and undertakings as and when the same shall be required to be performed, discharged or become due or payable by or on behalf of Manager or any Affiliate of Manager in accordance with the terms of this Agreement. Guarantor and Owner acknowledge and agree that this guaranty constitutes a material and continuing inducement of Owner to enter in this Agreement and such guaranty shall continue so long as the Manager or any Affiliate of Manager are an Affiliate of Guarantor. In addition, this guaranty may be assigned by Manager upon the sale, assignment, transfer or other disposition of Manager pursuant to Section 11.1; provided, however, that, such assignee has sufficient assets to fulfill its obligations under this Agreement in its capacity as Guarantor.
20.4 Guaranty of Owner. To the extent that the Investment Certificate is amended and Owner elects to Transfer its interest in the Managed Facilities to an Affiliate of Owner (in accordance with the terms of this Agreement) as a condition to such Transfer, ACDL or any successor to such entity under the Investment Certificate, shall execute a guaranty, in a form reasonably acceptable to Manager, which guaranty shall provide that the guarantor irrevocably and unconditionally guarantees to Manager the performance of any and all obligations, performances, indemnities, liabilities and undertakings as and when the same shall be required to be performed, discharged or become due or payable by or on behalf of Owner in accordance with the terms of this Agreement.
ARTICLE 21
OTHER SITE COMPONENTS AND OTHER RESORTS
21.1 Other Site Components and Other Resorts. Owner covenants and agrees that the design and development of the Other Site Components and the Other Resorts shall comply with the Investment Certificate and Standards. In addition, Owner shall not enter into agreements with the owners or operators of the Other Site Components and Other Resorts which agreements materially and adversely affect the Managed Facilities or permit others to use the Managed Facilities.
21.2 Junket Procedures. Owner shall use good faith efforts to obtain consensus from Manager, Owner and operators of the Other Resorts for a uniform policy and minimum criteria and procedures for junkets and junket operators throughout the Project including the maximum commission to be paid to junket operators (the “Junket Procedures”). If Owner is unable to obtain such consensus after good faith negotiations, then Owner shall determine the Junket Standards and (i) Manager and Owner shall abide by the Junket Standards and (ii) Owner shall include a provision in its agreements with the operators of the Other Resorts to cause such parties to abide by the Junket Standards.

108

21.3 Project Advertising. Owner and Manager shall use their best efforts to design and implement a program to advertise the Project and secure the cooperation and support of the operators of the Other Resorts for such program.
21.4 Restrictions on Development of Other Site Components. The Owner shall not (i) except as provided for in Section 21.5, develop on the Site outside of the Managed Facilities Lands either a Gaming Operation or a nonresidential transient lodging facility; and, (ii) unreasonably disrupt Manager’s Operation of the Managed Facilities in connection with otherwise developing the Site outside the Managed Facilities Lands; provided, however, any dispute between the Parties regarding a claimed Site development-related disruption under this paragraph (ii), shall be resolved by the Operating Committee in accordance with Section 17.1 and all decisions of the Operating Committee related to such dispute, absent fraud, shall be final and binding on the Parties hereto without further appeal, review or recourse.
21.5 Other Site Components. Owner shall have the right to develop within the Site outside of the Managed Facilities Lands, either alone or in conjunction with other third parties:
(a) A nonresidential transient lodging facility provided such facility: (i) shall not commence construction before the eighth (8th) anniversary of the Managed Facilities Opening Date; (ii) shall consists of no more that 400 rooms; (iii) shall only include a Gaming Operation if such operation is managed by Manager pursuant to this Agreement (but which will not result in such facility being deemed part of the Managed Facilities or within the Managed facilities Lands); (iv) is designed, developed, constructed and maintained at or above the Standard for the Hotel within the Managed Facilities; and (v) is part of a comprehensive development plan determined in accordance with the Collaboration Agreement; and,
(b) Other Site Components that may include ancillary Gaming Activities that are incidental to primary business or commercial purpose of such Other Site Components; provided, however, such Gaming Activities shall be managed by Manager pursuant to this Agreement (but will not result in such Other Site Components being deemed part of the Managed Facilities or within the Managed facilities Lands).
[Signatures on the following page.]

109

Resort Management Agreement - Execution Page
IN WITNESS WHEREOF, the Parties hereto have duly executed this Management Agreement as of the Effective Date.

OWNER:

HO TRAM PROJECT COMPANY LIMITED

	By:	/s/ Colin Michael Pine

	Name:	Colin Michael Pine
	Title:	General Director

August 8, 2011	[Attest:]

(date signed by Owner)

MANAGER:

PNK (VN), INC.

	By:	/s/ Scott Aiken

	Name:	Scott Aiken
	Title:	Executive Vice President

August 8, 2011	[Attest:]

(date signed by Manager, constituting the “Effective Date”)

GUARANTOR:

PNK DEVELOPMENT 18, LLC

	By:	/s/ Anthony M. Sanfilippo

	Name:	Anthony M. Sanfilippo
	Title:	Chairman of the Board and CEO

August 8, 2011	[Attest:]	William L. Buffalo

(date signed by Guarantor, constituting the “Effective Date”)

EXHIBIT A
INVESTMENT CERTIFICATE
-See attached

[Unofficial English translation]
THE PEOPLE’S COMMITTEE OF
BA RIA — VUNG TAU PROVINCE

NUMBER
DATE OF ISSUANCE

[Unofficial English translation]

THE PEOPLE’S COMMITTEE OF	SOCIALIST REPUBLIC OF VIETNAM
BA RIA — VUNG TAU PROVINCE	Independence — Freedom — Happiness
INVESTMENT CERTIFICATE
No.: 491043000085
First Certification: 12 March 2008
Pursuant to the Law on the Organization of the People’s Councils and the People’s Committees, dated 26 November 2003;
Pursuant to the Investment Law dated 29 November 2005;
Pursuant to the Enterprise Law dated 29 November 2005;
Pursuant to Decree No. 108/2006/ND-CP, dated 22 September 2006, of the Government, Setting Forth Detailed Regulations and Guidance for Implementing a Number of Articles of the Investment Law;
Pursuant to Decision No. 32/2003/QD-TTg dated 27 February 2003, of the Prime Minister of the Government, Promulgating the Regulations on the Conducting Business Operations in Prized Electronic Games Reserved for Foreigners;
Pursuant to the opinions of the Prime Minister of the Government as set forth in Official Letter No. 956/VPCP-QHQT, dated 15 February 2008, of the Office of the Government, Regarding the Policy for Considering Investment Projects Proposed by ADCL Group (Canada);
Pursuant to Official Letter No. 1126/BKH-TM&DV, dated 22 February 2008, Regarding the Policy for Investment in Ho Tram Ecological and Entertainment Tourist Complex in Xuyen Moc District, Ba Ria — Vung Tau Province, and Official Letter No. 1566/BKH-TM&DV, dated 11 March 2008, of the Ministry of Planning and Investment;
On the basis of the Request seeking the issuance of an Investment License and the dossiers attached thereto as submitted by Asian Coast Development (Canada) Ltd. on 15 January 2007; and the supplemental explanatory dossiers of Asian Coast Development (Canada) Ltd., as filed on 1 March 2007 and subsequently on 25 May 2007 and 3 March 2008;
Having reviewed Submission No. 565/TTr-SKHDT, dated 11 March 2008, of the Department of Planning and Investment;

1

[Unofficial English translation]
THE PEOPLE’S COMMITTEE OF BA RIA — VUNG TAU PROVINCE,
Hereby certifies that:
ASIAN COAST DEVELOPMENT (CANADA) LTD.

Holding Business Registration No. 659975-3 issued by Industry Canada on 18 July 2006
Having its head office at: 70 York Street, suite 1103, Toronto, Ontario M5J 1S9, Canada
Telephone: (416) 306-9832           Fax: (416) 306-0768
Represented by: Mr. David Subotic
Nationality: Canadian
Date of birth: 22 February 1975
Passport number: JK594266, issued on 8 June 2004 in Toronto, Canada
Place of registered permanent household: 1 Palace Pier Court, Suite 2801, Toronto, Ontario, Canada M8V 3W9
Has registered to establish an enterprise and implement an investment project with the following particulars:
Article 1: Particulars of Business Registration
1.	Name of the Enterprise: CÔNG TY TRÁCH NHIỆM HỮU HẠN DỰ ÁN HỒ TRÀM

Business name in English:	HO TRAM PROJECT COMPANY LIMITED
Abbreviated name:	HTP
The Enterprise has the status of a juridical person, has its own chop, and must open an account at a Bank in accordance with the provisions of the laws of Vietnam.
2.	Form of enterprise: A Single Member Limited Liability Company.
3.	Address of the head office: Phuoc Thuan Village, Xuyen Moc District, Ba Ria — Vung Tau Province.
4.	Lines of business:
Construct and do business in Ho Tram resort, entertainment tourism and international conference center complex in Phuoc Thuan Village, Xuyen Moc District, Ba Ria — Vung Tau Province, consisting of 5 zones, and the primary facilities in which include the following: five-star hotels providing 9,000 rooms in total, commercial and service area, performance and play theatre area, international conference center, entertainment and amusement facilities, luxurious apartments and villas for lease, golf course, prized entertainment and amusement area reserved for foreigners, and other related service facilities.
5.	The Enterprise’s capital:
a.	The Enterprise’s registered investment capital:
•	The Enterprise’s total registered investment capital is US$4,230,000,000 (four billion and two hundred thirty million United States dollars).
b.	The Enterprise’s charter capital:
•	The Enterprise’s charter capital is US$795,000,000 (seven hundred ninety five million United States dollars).

2

[Unofficial English translation]
6.	The Enterprise’s representative at law:
•	Mr. David Subotic
•	Nationality: Canadian
•	Date of birth: 22 February 1975
•	Passport number: JK594266, issued on 8 June 2004 in Toronto, Canada
•	Position: General Director
•	Place of registered permanent household: 1 Palace Pier Court, Suite 2801, Toronto, Ontario, Canada M8V 3W9
•	Current place of stay: 1 Palace Pier Court, Suite 2801, Toronto, Ontario, Canada M8V 3W9
Article 2: Particulars of the Investment Project:
1.	Name of the investment project: HO TRAM PROJECT

2.	Objectives and scale of the project:
Construct and do business in Ho Tram resort, entertainment tourism and international conference center complex in Phuoc Thuan Village, Xuyen Moc District, Ba Ria — Vung Tau Province, consisting of 5 zones:
2.1	Zone A contains the following facilities:
a.	A five-star hotel having 1,100 rooms;

b.	An international conference area;

c.	A system of apartments;

d.	A golf course;

e.	A commercial and service area;

f.	Facilities to service tourism, sports, gaming, amusement and entertainment services such as: ocean park, tennis-match area, swimming pool, spa, restaurant and gym;

g.	A bus terminal to transfer guests to and from the areas of the project;

h.	An area of luxurious villas for lease;

i.	A resting, training and residential housing area for the employees;

j.	A performance and musical theatre area;

k.
A prized game and entertainment area reserved for foreigners, providing games played by means of prized electronic machines and games in the form of playing cards at serviced tables reserved for foreigners.

2.2	Zone B contains the following facilities:
a.	A five-star hotel with 1,200 rooms;

b.	An international conference center area;

c.	A central square;

d.	A system of apartments;

e.	A commercial and service area;

f.	A performance and musical theatre area;

g.	Eight cinema theatres;

h.	A system of amusement, entertainment, sports, and tourist service facilities;

i.	An area of luxurious villas for lease;

j.	A resting, training and residential housing area for the employees;

k.	A helicopter landing area (in accordance with the regulations of the Ministry of Defense);

l.
A prized game and entertainment area reserved for foreigners, providing games played by means of prized electronic machines and games in the form of playing cards at serviced tables reserved for foreigners.

3

[Unofficial English translation]
2.3	Zone C contains the following facilities:
a.	A five-star hotel with 1,200 rooms;

b.	An international conference center;

c.	A system of apartments;

d.	A commercial and service center;

e.	A system of amusement, entertainment, sports, and tourist service facilities;

f.	A performance and musical theatre area;

g.	An area of luxurious villas for lease;

h.	A resting, training and residential housing area for the employees.
2.4	Zone D contains the following facilities:
a.	A five-star hotel having 2,500 rooms;

b.	An international conference area;

c.	A system of apartments;

d.	A commercial and service area;

e.	A area for exhibition and performance of artistic and cultural activities;

f.	A performance and musical theatre area;

g.	Spaces for organizing indoor and outdoor sport matches;

h.	A system of amusement, entertainment, sports and tourism services facilities;

i.	A resting, training and residential housing area for the employees.
2.5	Zone E contains the following facilities:
a.	A five-star hotel having 3,000 rooms;

b.	An international conference area;

c.	A system of apartments;

d.	A area for exhibition and performance of artistic and cultural activities;

e.	A commercial and service area;

f.	A performance and musical theatre area;

g.	A system of amusement, entertainment, sports and tourism services facilities;

h.	A resting, training and residential housing area for the employees.

4

[Unofficial English translation]
3.	Location where the project is implemented: Phuoc Thuan Village, Xuyen Moc District, Ba Ria — Vung Tau Province. The land use area is approximately 157 hectares.
4.	Total investment capital: US$4,230,000,000 (four billion and two hundred thirty million United States dollars).
Of which, the capital to be contributed for implementing the project is US$795,000,000 (seven hundred ninety five million United States dollars) to cover for five (5) zones, and the specific capital contribution schedule for implementing the project is as follows:
•	Zone A: US$100,000,000 (one hundred million United States dollars)
•	US$30,000,000 (thirty million United States dollars), within 30 days from the date of establishment;
•	US$70,000,000 (seventy million United States dollars), in December 2008.
•	Zone B: US$105,000,000 (one hundred and five million United States dollars)
•	US$32,000,000 (thirty two million United States dollars), in August 2009;
•	US$73,000,000 (seventy three million United States dollars), in April 2010.
•	Zone C: US$135,000,000 (one hundred and thirty five million United States dollars)
•	US$40,000,000 (forty million United States dollars), in August 2011;
•	US$95,000,000 (ninety five million United States dollars), in April 2012.
•	Zone D: US$180,000,000 (one hundred and eighty million United States dollars)
•	US$55,000,000 (fifty five million United States dollars), in February 2010;
•	US$125,000,000 (one hundred and twenty five million United States dollars), in October 2011.
•	Zone E: US$275,000,000 (two hundred and seventy five million United States dollars)
•	US$82,000,000 (eighty two million United States dollars), in April 2012;
•	US$193,000,000 (one hundred and ninety three million United States dollars), in December 2012.
5.	The term of operation of the project is 50 (fifty) years as from the date of issuance of the Investment Certificate.
6.	Project implementation schedule:
The project implementation schedule is divided for five zones:
•	Zone A:
+ Commencement of construction: September 2008;
+ Completion: December 2010;
•	Zone B:
+ Commencement of construction: September 2009;
+ Completion: December 2011;

5

[Unofficial English translation]
•	Zone C:
+ Commencement of construction: September 2011;
+ Completion: December 2014;
•	Zone D:
+ Commencement of construction: March 2010;
+ Completion: December 2013;
•	Zone E:
+ Commencement of construction: June 2012;
+ Completion: December 2014.
7.	Preferential treatment for the project:
HO TRAM PROJECT COMPANY LIMITED is entitled to receive preferential treatment with respect to “HO TRAM PROJECT” investment project as follows:
a.	Annual enterprise income tax rate equal to twenty per cent (20%) for ten (10) years as from when the investment project commences the business activities.
The project is granted a tax exemption for two (2) years starting from when [it] has taxable income, and reduction of fifty per cent (50%) of the payable tax amount for the three (3) subsequent years.
The above preferential treatment is only applicable to a business establishment that has implemented properly the accounting, invoicing and documenting regimes, and has registered for tax payment as declared. A business establishment shall identify, by itself, the conditions for entitlement of preferential tax treatment, amount of tax exemption, and amount of losses deductible against taxable income, and submit written notification to the tax authority at the time of filing the declaration of annual enterprise income tax payment.
The financial obligations with respect to business activities in prized electronic games reserved for foreigners and serviced card-playing tables reserved for foreigners will follow Decision No. 91/2005/QD-BTC, dated 8 December 2005, of the Ministry of Finance, Promulgating the Regulations on Administration of Finances With Respect to Business Activities in Prized Games.
Other taxes under the regulations in force at the time of annual payment of tax.
b.
The Enterprise is exempt from import duty with respect to goods that are imported in accordance with the provisions of Article 16 of the Law on Import and Export Duties, dated 14 June 2005, and Article 16 Decree No. 149/2005/ND-CP, dated 6 December 2005, of the Government, Setting Forth Detailed Regulations for Implementing the Law on Import and Export Duties.

Equipment, machinery and means of transportation imported by the Enterprise must be new products.

6

[Unofficial English translation]
8.	Other provisions:
a.
During the course of operation, the Enterprise must comply with the laws of Vietnam, the stipulations of the Investment Certificate, the terms of the Enterprise’s Charter and supplemental explanations set forth in the documents dated 1 March 2007, 25 May 2007 and 3 March 2008.

All provisions of the Charter of the Enterprise that are inconsistent with the contents of this Investment Certificate and the laws of Vietnam must be construed in accordance with the stipulations of the Investment Certificate and the laws of Vietnam.
b.
During the course of implementation of the project, the Enterprise must carry out properly the requirements of the authority in charge of zoning and architectural administration without causing any affect to the national defense deployment master plan already approved by the Prime Minister of the Minister under Decision No. 107/2002/QD-TTg dated 12 August 2002. The Enterprise must coordinate closely with the national defense authorities in order to resolve matters relating to national defense and security within the project development areas.

c.
The Enterprise will only be handed over the land at the actual site after the detailed plan for the overall project site has been completed and approved by the People’s Committee of Ba Ria — Vung Tau Province.

The Enterprise must develop the project and make contributions to the charter capital in strict accordance with the committed schedule stated in the supplemental explanatory dossiers dated 1 March 2007, 25 May 2007 and 3 March 2008, and complete the investments in all items of work of the project by 2014, as committed in the Dossier Applying for the Issuance of a Investment Certificate. Land areas that have been handed over at the actual site but have not been used within a period of twelve (12) consecutive months, or where the land use schedule is delayed for more than twenty-four (24) months as compared with the committed schedule, will be taken back in accordance with the provisions of the laws concerning land.
d.
During the course of implementation of the project, the Enterprise must comply with the currently effective regulations concerning land, construction and environment, Vietnam’s WTO commitments, and the provisions of other relevant laws, and is subject to supervision and inspection by Vietnamese competent authorities.

e.
The Enterprise may only implement its business activities in the Prized Game Area reserved for foreigners in Zone A, at the scale of 1,000 prized electronic gaming machines, in accordance with Decision No. 32/2003/QD-TTg dated 27 February 2003, of the Prime Minister of the Government and Decision No. 91/2005/QD-BTC dated 8 December 2005, of the Ministry of Finance Promulgating the Regulations on Administration of Finances With Respect to Prized Gaming Activities, and 90 card-playing serviced tables reserved for foreigners after having completed the construction of the 5-star hotel in this area and commissioned it into stable business operation. When the Enterprise has completed the construction of a 5-star hotel and other constructed facilities and commissioned them into business operation in Zone B, the Enterprise will be entitled to bring in for use an additional quantity of 1,000 prized electronic gaming machines in Zone B and 90 card-playing serviced tables reserved for foreigners.

During December 2014, the Investment Certificate issuing authority will check into the implementation of the project schedule. If, at that point in time, the number of hotel rooms already constructed and commissioned into operation is in reality less than 9,000 rooms, then the number of card-playing tables will be reduced accordingly in accordance with the proportion of not exceeding 2 tables per 100 hotel rooms.

7

[Unofficial English translation]
The Enterprise must formulate the Operating Regulations for the Prized Game and Entertainment Area reserved for foreigners and to submit such Regulations to the competent Sate authority for approval prior to commissioning the Game and Entertainment Area into business operation.
f.	The Enterprise must comply with the currently effective regulations of the State of Vietnam concerning foreign exchange control.
g.
The Enterprise must make an Environmental Impact Assessment Report and submit it to the environmental protection State authority for consideration and approval in accordance with the provisions of law, and carry out all measures for waste treatment, environmental and ecological protection, fire and explosion prevention and fighting, and labor safety in accordance with the regulations of the State of Vietnam.

h.
With respect to the objective of doing business in the musical theatres, cinema theatres and artistic performance operations, the Enterprise may only invest in the construction of physical facilities such as stages, halls, fittings and equipment for lease by domestic and foreign enterprises, or for cooperation with Vietnamese enterprises that are entitled to do business lawfully in the specialized industries in Vietnam for joint business operations.

The organization of the activities relating to medical, cultural and educational fields within the perimeters of the areas of the Project must comply with the provisions of the laws of Vietnam and must have the approvals from the competent authorities administering these fields.
i.
If, after one (1) year from the dated of issuance of this Investment Certificate, the investor fails to contribute capital for developing the project or fails to implement properly the stipulations set forth in the Investment Certificate [or] other provisions of the laws of Vietnam, the competent State authority of Vietnam will consider a revocation of this Investment Certificate.

Article 3: This Investment Certificate is made into two (2) original copies, one is issued to the Enterprise and the other one is filed at the People’s Committee of Ba Ria — Vung Tau Province.

P.P. THE PEOPLE’S COMMITTEE OF BA RIA — VUNG TAU PROVINCE CHAIRMAN [Signed and sealed by] Mr. Tran Minh Sanh

8

CNDT 491043000085/1	[Unofficial English translation]

THE PEOPLE’S COMMITTEE OF	SOCIALIST REPUBLIC OF VIETNAM
BA RIA — VUNG TAU PROVINCE	Independence — Freedom — Happiness
AMENDED INVESTMENT CERTIFICATE
No.: 491043000085
First Certification: 12 March 2008
First Amendment Certification: 14 November 2008
Pursuant to the Law on the Organization of the People’s Councils and the People’s Committees, dated 26 November 2003;
Pursuant to the Investment Law dated 29 November 2005;
Pursuant to the Enterprise Law dated 29 November 2005;
Pursuant to Decree No. 108/2006/ND-CP, dated 22 September 2006, of the Government, Setting Forth Detailed Regulations and Guidance for Implementing a Number of Articles of the Investment Law;
Pursuant to Investment Certificate No. 491043000085 dated 12 March 2008 issued by the People’s Committee of Ba Ria — Vung Tau province;
Upon reviewing the Application for Amendment of Investment Certificate and enclosures of Ho Tram Project Company Limited which were submitted on 25 September 2008;
Upon reviewing the Statement No. 2752/TTr-SKHDT dated 2 October 2008 of the Department of Planning and Investment,
THE PEOPLE’S COMMITTEE OF BA RIA — VUNG TAU PROVINCE
Hereby certifies that:
ASIAN COAST DEVELOPMENT (CANADA) LTD.
[Holding] Business Registration No. 659975-3 issued by Industry Canada on 18 July 2006.
[Having its] head office located at: 70 York Street, Suite 1102, Toronto, Ontario M5J 1S9, Canada
Telephone: (416) 3069832          Fax: (416) 3060768
Represented by: Mr. David Subotic
Nationality: Canadian
Date of birth: 22 February 1975
Passport No.: WP016868; Date of issue: 25 September 2007; Place of issue: Toronto, Canada

CNDT 491043000085/2	[Unofficial English translation]
Place of registered permanent household: 1 Palace Pier Court, Suite 2801, Toronto, Ontario, Canada M8V 3W9
Has amended its Investment Certificate No. 491043000085 which was first certified on 12 March 2008 by the People’s Committee of Ho Chi Minh City, with the following contents:
Article 1: The following provisions of Investment Certificate No. 491043000085 which was first certified on 12 March 2008 are amended as follows:
Article 1: Particulars of Business Registration:
3. Address of the head office: Phuoc Thuan Village, Xuyen Moc District, Ba Ria — Vung Tau Province.
Representative office: 34 Le Duan Street, District 1, Ho Chi Minh City (Diamond Plaza Building).
6. The Enterprise’s representative at law:
• Mr. David Subotic
• Nationality: Canadian
• Date of birth: 22 February 1975
• Passport No.: WP016868; Date of issue: 25 September 2007; Place of issue: Toronto, Canada
• Position: General Director
• Place of registered permanent household: 1 Palace Pier Court, Suite 2801, Toronto, Ontario, Canada M8V 3W9.
• Current residence: Number 2, Street Number 57, Thao Dien Ward, District 2, Ho Chi Minh City.
Article 2: All other provisions of Investment Certificate No. 491043000085 which was first certified on 12 March 2008 remain valid.
Article 3: This amended Investment Certificate is made into 02 (two) originals; one is issued to the Enterprise and one is filed at the People’s Committee of Ba Ria — Vung Tau province.
PP. THE PEOPLE’S COMMITTEE
CHAIRMAN
[Signed and sealed]
Tran Minh Sanh

CNDT 491043000085/1	[Unofficial English translation]

THE PEOPLE’S COMMITTEE OF	SOCIALIST REPUBLIC OF VIETNAM
BA RIA — VUNG TAU PROVINCE	Independence — Freedom — Happiness
AMENDED INVESTMENT CERTIFICATE
No.: 491043000085
First Certification: 12 March 2008
First Amendment Certification: 14 November 2008
Second Amendment Certification: 9 September 2010
Pursuant to the Law on the Organization of the People’s Councils and the People’s Committees dated 26 November 2003;
Pursuant to the Investment Law dated 29 November 2005;
Pursuant to the Enterprise Law dated 29 November 2005;
Pursuant to Decree No. 108/2006/ND-CP, dated 22 September 2006, of the Government, Setting Forth Detailed Regulations and Guidance for Implementing a Number of Articles of the Investment Law;
Pursuant to Investment Certificate No. 491043000085 which was first certified on 12 March 2008 and certified for the first amendment on 14 November 2008 by the People’s Committee of Ba Ria — Vung Tau province;
Upon reviewing the Application for Amendment to Investment Certificate and enclosures of Ho Tram Project Company Limited which were submitted on 11 August 2010;
Upon reviewing the Statement No. 1579/TTr-SKHDT, dated 31 August 2010, of the Department of Planning and Investment,
THE PEOPLE’S COMMITTEE OF BA RIA — VUNG TAU PROVINCE
Hereby certifies that:
ASIAN COAST DEVELOPMENT (CANADA) LTD.
[Holding] Business Registration No. 659975-3 issued by Industry Canada on 18 July 2006.
[Having its] head office located at: 70 York Street, Suite 1102, Toronto, Ontario M5J 1S9, Canada
Telephone: (416) 3069832           Fax: (416) 3060768
Represented by: Mr. Lloyd Charles Nathan
Date of birth: 25 April 1965
Nationality: British

CNDT 491043000085/2	[Unofficial English translation]
Passport No.: 761273674; Date of issue: 28 May 2009; Place of issue: United Kingdom of Great Britain and Northern Ireland
Permanent residence address: 19 Belsize Square, London NW3 4HT, England.
Current address: 41 Greene Street, Sixth Floor, New York, NY 10013, USA
Has amended its Investment Certificate No. 491043000085 which was first certified on 12 March 2008 and certified for the first amendment on 14 November 2008 by the People’s Committee of Ba Ria — Vung Tau province, with the following contents:
Article 1: The following provisions of Investment Certificate No. 491043000085 which was first certified on 12 March 2008 and certified for the first amendment on 14 November 2008 are amended as follows:
Article 1: Particulars of Business Registration:
6. The Enterprise’s representative at law:
• Mr. Johannes Eksteen Forrer
• Date of birth: 26 June 1950
• Nationality: South African
• Passport No.: M00001902; Date of issue: 8 June 2009; Place of issue: Department of Home Affairs of the Republic of South Africa
• Position: General Director
• Place of registered permanent household: 41 Esmaralda Cresent, Randburg 2194, South Africa.
• Current residence: Villa 37 Orchid, An Phu Compound, 36 Thao Dien Street, Thao Dien Ward, District 2, Ho Chi Minh City, Vietnam.
Article 2: All other provisions of Investment Certificate No. 491043000085 which was first certified on 12 March 2008 and certified for the first amendment on 14 November 2008 by the People’s Committee of Ba Ria — Vung Tau province remain valid.
Article 3: This amended Investment Certificate is made into 02 (two) originals; one is issued to the Enterprise and one is filed at the People’s Committee of Ba Ria — Vung Tau province.
PP. THE PEOPLE’S COMMITTEE
CHAIRMAN
[Signed and sealed]
Tran Minh Sanh

CNDT 491043000085/1	[Unofficial English translation]

THE PEOPLE’S COMMITTEE OF	SOCIALIST REPUBLIC OF VIETNAM
BA RIA — VUNG TAU PROVINCE	Independence — Freedom — Happiness
AMENDED INVESTMENT CERTIFICATE
No.: 491043000085
First Certification: 12 March 2008
First Change Certification: 14 November 2008
Second Change Certification: 9 September 2010
Third Change Certification: 10 December 2010
Pursuant to the Law on the Organization of the People’s Councils and the People’s Committees dated 26 November 2003;
Pursuant to the Investment Law dated 29 November 2005;
Pursuant to the Enterprise Law dated 29 November 2005;
Pursuant to Decree No. 108/2006/ND-CP, dated 22 September 2006, of the Government, Setting Forth Detailed Regulations and Guidance for Implementing a Number of Articles of the Investment Law;
Pursuant to Investment Certificate No. 491043000085, and the first certification dated 12 March 2008, the first change certification dated 14 November 2008 and the second change certification dated 9 September 2010, of the People’s Committee of Ba Ria — Vung Tau province;
Considering the Registration Dossier for the Investment Certificate Amendment submitted by Ho Tram Project Company Limited on 23 November  2010;
Considering Presentation No. 117/TTr-SKHDT, dated 30 November 2010, of the Department of Planning and Investment,
THE PEOPLE’S COMMITTEE OF BA RIA — VUNG TAU PROVINCE
Hereby certifies that:
ASIAN COAST DEVELOPMENT (CANADA) LTD.
Business Registration No. 659975-3, issued by Industry Canada on 18 July 2006.
Head office located at: 666 Burrard St., Unit 2348, Vancouver, BC, Canada, V6C 2X8
Telephone: (1-604) 669-2499 Fax: (1-778) 329-0439
Represented by: Mr. Lloyd Charles Nathan
Date of birth: 25 April 1965

CNDT 491043000085/2	[Unofficial English translation]
Nationality: British
Passport No.: 761273674; Date of issue: 28 May 2009;
Place of issue: United Kingdom of Great Britain and Northern Ireland
Permanent residence address: 19 Belsize Square, London NW3 4HT, England.
Current place of stay: 41 Greene Street, Sixth Floor, New York, NY 10013, USA
Has amended its Investment Certificate No. 491043000085, and the first certification dated 12 March 2008, the first change certification dated 14 November 2008, and the second change certification dated 9 September 2010, of the People’s Committee of Ba Ria — Vung Tau province, with the following particulars:
Article 1: The following provisions of Investment Certificate No. 491043000085, and the first certification dated 12 March 2008, the first change certification dated 14 November 2008, and the second change certification dated 9 September 2010, are amended as follows:
Article 1: Particulars of Business Registration:
6. The Enterprise’s representative at law:
• Mr. Colin Michael Pine
• Date of birth: 20 March 1975
• Nationality: American
• Passport No.: 712144060; Date of issue: 24 February 2005; Place of issue: The American Embassy in Hanoi
• Position: General Director
• Place of registered permanent household: 45702 Purcell Drive, Plymouth, MI 48170-3639, USA
• Current place of stay: Suite 1303, Unit 3, 15-17 Ngoc Khanh, Ba Dinh District, Hanoi City, Vietnam.
Article 2: The legal validity of other provisions of Investment Certificate No. 491043000085, and the first certification dated 12 March 2008, the first change certification dated 14 November 2008, and the second change certification dated 9 September 2010, of the People’s Committee of Ba Ria — Vung Tau Province, remains unchanged.
Article 3: This Investment Certificate replaces Investment Certificate No. 491043000085 as amended for the second time on 9 September 2010 by the People’s Committee of Ba Ria — Vung Tau Province.
Article 4: This amended Investment Certificate is made into 02 (two) originals; one is issued to the Enterprise and one is filed at the People’s Committee of Ba Ria — Vung Tau province.
PP. THE PEOPLE’S COMMITTEE
CHAIRMAN
[Signed and sealed by]
Tran Minh Sanh

[Unofficial English Translation]

THE PEOPLE’S COMMITTEE OF	SOCIALIST REPUBLIC OF VIETNAM
HO CHI MINH CITY	Independence — Freedom — Happiness
CERTIFICATE OF REGISTRATION OF
OPERATION OF A REPRESENTATIVE OFFICE
No.: 4124000027
First Registration: 5 August 2008
Registration of the Second Change: 5 July 2011
1. Name of the Representative Office: VĂN PHÒNG ÐẠI DIỆN CÔNG TY TNHH DỰ ÁN HỒ TRÀM TẠI THÀNH PHỐ HỒ CHÍ MINH.
2. Address of the Representative Office: No. 39, Le Duan Street, District 1, Ho Chi Minh City (Kumho Asiana Plaza Building).
3. Particulars and scope of operation of the Representative Office: transacting and marketing.
4. Full name of the head of the Representative Office: Mr. COLIN MICHAEL PINE; nationality: American; date of birth: 20 March 1975; passport number: 712144060 issued on 24 February 2005 by the American Embassy in Hanoi; permanent residence address: 45702 Purcell Drive, Plymouth, MI 48170-3639, U.S.A.; current place of stay: Suite 1303, Unit 3, 15-17 Ngoc Khanh, Ba Dinh District, Hanoi City.
5. To operate under the authorization of the [following] enterprise:
Name of the enterprise: CÔNG TY TNHH DỰ ÁN HỒ TRÀM.
Investment Certificate number: 491043000085 issue by the People’s Committee of Ba Ria — Vung Tau Province on 12 March 2008 with the Third Change dated 10 December 2010.
Address of the head office: Phuoc Thuan Village, Xuyen Moc District, Ba Ria — Vung Tau Province.
The Representative Office of CÔNG TY TNHH DỰ ÀN HỒ TRÀM in Ho Chi Minh City has its own chop, and has the obligations to follow strictly the Certificate of Registration of Operation of a Representative Office and comply with the provisions of law in force and the regulations of the People’s Committee of Ho Chi Minh City and competent State administration authorities.
The Representative Office of CÔNG TY TNHH DỰ ÀN HỒ TRÀM in Ho Chi Minh City must have a plan to arrange and deploy a reasonable parking lot for its employees and for guests coming to it for business purposes, and must not appropriate the road and its pavements causing a traffic jam in its operating location; and has the responsibility of complying with the provisions of the Overland Transportation Law concerning the assurance of overland transportation safety, and the relevant statutory instruments concerning the assurance of overland transportation safety.

[Unofficial English Translation]
This Certificate of Registration of Operation takes effect from the date it is signed and replace Certificate of Representative Office Operation Registration No. 4124000027 issued by the People’s Committee of Ho Chi Minh on 9 December 2010 (First Change) and Official Letter No. 9385/SKHDT-DKDT issued by the People’s Committee of Ho Chi Minh City on 17 December 2010.
This Certificate of Registration of Operation is made into three (3) original copies; one of which is issued to CÔNG TY TNHH DỰ ÁN HỒ TRÀM , one is registered at the People’s Committee of Ho Chi Minh City, and one is forwarded to the Department of Planning and Investment of Ho Chi Minh City.

cc: • PP of BR-VT Province; • Tax Department of HCM City; • Statistical Department of HCM City; • Police Department of HCM City; • PP of District 1.	ON BEHALF OF THE PEOPLE’S COMMITTEE P.P. THE CHAIRMAN COMMISSIONER [Signed and sealed by] Thai Van Re

EXHIBIT B
FINANCINGS
-Credit Agreement dated March 22, 2011 among Ho Tram Project Company Limited, as Borrower, Bank for Investment and Development of Vietnam — Nam Ky Khoi Nghia Branch, as Lead Arranger, Facility Agent, Security Agent and Bank, and Housing Development Commercial Joint Stock Bank — Hanoi Branch, as Bank, and related Security Documents (as defined therein) as follows:
(i)	the Mortgage Agreement for Equity Interests;

(ii)	the Mortgage Agreement for Land Use Right and Immovable Assets;

(iii)	the Mortgage Agreement for Movable Assets and Property Rights; and

(iv)	the Mortgage Supplements.

EXHIBIT C
SECTION 19.10 LEGAL COMPLIANCE REQUIREMENTS
(a)
The Parties and each of their Subsidiaries: (i) are familiar with, have fully complied at all times with and are currently in full compliance with the U.S. Foreign Corrupt Practices Act, as amended, and the Canadian Corruption of Foreign Public Officials Act, and (ii) have complied and are currently in compliance in all material respects with all other applicable domestic and foreign anti-bribery or anti-corruption laws and other Applicable Laws that prohibit payments to improperly influence foreign or domestic government officials;

(b)
neither Party nor any of their Subsidiaries, nor, to the knowledge of the Parties or any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of the Parties or their Subsidiaries, has taken any action, either directly or indirectly, that would result in a violation of the Anti -Corruption Laws, including, without limitation, making, offering, authorizing, or promising any payment, contribution, gift, entertainment, bribe, rebate, kickback, or any other thing of value, regardless of form or amount, to any (i) foreign or domestic government official or employee, (ii) employee of a foreign or domestic government-owned entity, (iii) foreign or domestic political party, political official, or candidate for political office, or (iv) any officer or employee of a public international organization, to obtain a competitive advantage, or to receive favorable treatment in obtaining or retaining business;

(c)
neither Party nor any of their Subsidiaries, nor, to the knowledge of the Parties or any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of either or their Subsidiaries, is, or has been, under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit (other than a routine contract audit) in connection with alleged or possible violations of the Anti Corruption Laws;

(d)
neither Party nor any of their Subsidiaries, nor, to the knowledge of either or any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of ACDL or its Subsidiaries, has received notice from, or made a voluntary disclosure to, the U.S. Department of Justice or the U.S. Securities and Exchange Commission regarding alleged or possible violations of the Anti-Corruption Laws;

(e)
The Parties, their Subsidiaries, and, to the knowledge of each and any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of either of the Parties or their Subsidiaries have at all times fully complied with, and are currently in full compliance with, the Export Control and Economic Sanctions Laws;

(f)
neither Party nor any of their Subsidiaries, nor, to the knowledge of either Party or any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, other person acting on behalf of either of the Parties or their Subsidiaries, or customer of either Party or their Subsidiaries, is (1) listed on (i) the List of Specially Designated Nationals and Blocked Persons (“SDNs”) maintained by OFAC or any other list of known or suspected terrorists, terrorist organizations, or other prohibited persons provided to either Party or any of their Subsidiaries by any agency of the government of the United States or any jurisdiction in which either Party or any of their Subsidiaries are doing business; (ii) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List,” “Entity List,” or “Unverified List”; (iii) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; or (iv) any lists of restricted persons or entities maintained by any other U.S. government authority in relation to compliance with the Export Control and Economic Sanctions laws (collectively, “Government Lists”); or (2) a person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order 13224, 66 Fed. Reg. 49,079 (Sep. 25, 2001) (Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism), Executive Order 13382, 70 Fed. Reg. 38,567 (Jul. 1, 2005) (Executive Order Blocking Property of Weapons of Mass Destruction Proliferators and Their Supporters), or any other similar prohibitions contained in the laws administered by, and regulations of, OFAC or in any enabling legislation or other Executive Orders in respect thereof;

(g)
neither Party nor any of their Subsidiaries, nor, to the knowledge of either or any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of ACDL or its Subsidiaries has made a voluntary disclosure to governmental regulatory authorities reporting violations of laws or regulations relating to the export or re-export of products, technology, software, services or other information from the United States or any other jurisdiction;

(h)
neither of the Parties nor any of their Subsidiaries, nor, to the knowledge of either or any of their Subsidiaries, any director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of either or their Subsidiaries, has participated or are currently participating in, or have cooperated or are currently cooperating with, an unsanctioned international boycott within the meaning of Section 999 of the Internal Revenue Code of 1986, as amended;

(i)
neither of the Parties nor any of their Subsidiaries, nor, to the knowledge of either or any of their Subsidiaries, any owner, director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of either or their Subsidiaries, has engaged in, or is currently engaged in, a transaction, investment, undertaking, or activity in violation of the Anti-Money Laundering Laws and all such persons have complied and are in compliance with the Anti-Money Laundering Laws;

(j)
except for the BIDV Credit Agreement, no debt or equity interest or other security of ACDL or any of its Subsidiaries is held, directly or indirectly, beneficially or otherwise by: (i) an executive, official, employee or agent of a governmental department, agency or instrumentality; (ii) a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business; (iii) a political party or official thereof, or candidate for political office; or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank);

neither Party nor any of its Subsidiaries, nor, to the knowledge of ACDL or any of their Subsidiaries, any owner, director, officer, employee, agent, distributor, consultant, Affiliate, or other person acting on behalf of ACDL or its Subsidiaries, (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering or any crimes which in the United States would be predicate crimes or specified unlawful activities to money laundering under the U.S. Anti-Money Laundering Laws and would be punishable by a sentence of more than one year in prison, or any violation of any of the Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any of the Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any of the Anti-Money Laundering Laws or other criminal or civil forfeiture laws.